Exhibit 99

WELLS FARGO & COMPANY
401(k) PLAN

(As Amended and Restated Effective January 1, 2026)

ARTICLE I

GENERAL

Sec. 1.1 Name of Plan. The name of this plan is "Wells Fargo & Company 401(k) Plan" and is referred to in this document as the "Plan." For information regarding the former name of the Plan, see Section 1.1 of the Prior Plan Document.

Sec. 1.2 Purpose. The Plan has been established for the purpose of encouraging employees to adopt a regular savings strategy, and providing employees with an opportunity to acquire an ownership interest in the Company.

Sec. 1.3 History of Plan. The Plan was originally adopted by Northwest Bancorporation and certain affiliated corporations effective for the year 1953. For a complete history of the Plan, see Section 1.3 of the Prior Plan Document.

Sec. 1.4 Construction and Applicable Law. The Plan is intended to meet the requirements for qualification under Code section 401(a), the requirements for a qualified cash or deferred arrangement under Code section 401(k), and in the case of the portion of the Plan invested in Company Stock, the requirements for a stock bonus plan under Code section 401(a) and for the Wells Fargo ESOP Fund, the requirements for an employee stock ownership plan under Code section 4975(e)(7), which is designed to invest primarily in qualifying employer securities meeting the requirements of Code sections 4975(e)(8) and 409(l). The Plan shall be administered and construed consistent with said intent. It shall also be construed and administered according to the laws of the State of Minnesota to the extent that such laws are not preempted by the laws of the United States of America. All controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the District of Minnesota, except as otherwise provided in the Trust Agreement.

Sec. 1.5 Benefits Determined Under Provisions in Effect at Termination of Employment. Except as may be specifically provided herein to the contrary, with respect to a Participant or former Participant whose Termination of Employment has occurred, benefits under the Plan attributable to service prior to the Termination of Employment shall be determined and paid in accordance with the provisions of the Plan as in effect on the date the Termination of Employment occurred unless he or she again becomes an Active Participant after said date and such active participation causes a contrary result under the provisions hereof. For the sake of clarity, however, notwithstanding the preceding, with respect to certain operational, investment and administrative matters, including, without limitation, claims procedures, investment choices, management of funds and plan administration, the current provisions of the Plan shall apply with respect to a Participant or former Participant whose Termination of Employment has occurred. Notwithstanding anything herein to the contrary, the distribution options available to a Participant or former Participant whose Termination of Employment has occurred shall be determined on the date the benefit distribution is made or commences, but without any impermissible cutback under Code section 411(d)(6) and related guidance with respect to distribution options that were available under the Plan as of the date on which the Termination of Employment occurred.

Sec. 1.6 Effective Date of Document. Unless a different date is specified for some purpose in this document, the provisions of this amended and restated Plan document are generally effective as of January 1, 2026. However, any provision necessary to comply with a requirement of federal legislation or a Treasury regulation, which requirement has an earlier effective date, shall be effective retroactively to the date required by the applicable law or regulation. In addition, any provision of this Plan or of an amendment of this Plan, which is necessary to bring a plan that has been merged into this Plan into compliance with a requirement of federal legislation or a Treasury regulation, and which has an effective date prior to the date such other plan was merged into this Plan, shall be applicable to the merged plan as of the required effective date as if the merged plan had been specifically amended to include the required provision.

ARTICLE II

MISCELLANEOUS DEFINITIONS

Sec. 2.1 Account. "Account" means a Participant's, Beneficiary's or Alternate Payee's interest in the Trust Fund of any of the "Sub-Accounts" described in Sec. 7.1. Where more than one Sub-Account of any type has been established for a Participant, Beneficiary or Alternate Payee, references to "Account" shall include each Sub-Account established for such Participant, Beneficiary or Alternate Payee. It is possible for an individual to have more than one Account due to their status as a Participant, Beneficiary, or Alternate Payee.

Sec. 2.2 Active Participant. An employee is an "Active Participant" only while the employee is both a "Participant" and a "Qualified Employee".

Sec. 2.3 Affiliate. "Affiliate" means any trade or business entity under Common Control with a Participating Employer or under Common Control with a Predecessor Employer while it is such.

Sec. 2.4 After-Tax Contributions. "After-Tax Contributions" are Salary Deferral Contributions made by a Participant that are includible in the gross income of the Participant for federal income tax purposes at the time of deferral.

Sec. 2.5 Alternate Payee. "Alternate Payee" means a Participant's Spouse, former Spouse, child or other dependent who is recognized by a QDRO as having a right to receive all or a portion of the benefits payable under the Plan with respect to such Participant.

Sec. 2.6 Base Contributions. "Base Contributions" are nondiscretionary, noncontributory employer contributions made pursuant to Section 5.2.

Sec. 2.7 Before-Tax Contributions. "Before-Tax Contributions" are Salary Deferral Contributions made by a Participant that are excludable from gross income of the Participant for federal income tax purposes at the time of deferral in accordance with Code section 402(e)(3).

Sec. 2.8 Beneficiary. A "Beneficiary" is one or more individuals, trusts, estates or charitable organizations designated by a Participant to receive any benefit payable under the Plan in the event of the Participant's death. Subject to Section 2.8(b) below, a Participant who has designated a Beneficiary may, without the consent of such Beneficiary, alter or revoke such designation. To be effective, any such designation, alteration, or revocation shall be in such form as the Plan Administrator may prescribe, and shall be filed with the Plan Administrator or its agent prior to the Participant's death.

(a) If, at the time of a Participant's death, the Plan Administrator or its designated agent is not in possession of a fully effective designation of the Participant's Beneficiary, or if the designated Beneficiary does not survive the Participant, the Participant's Beneficiary shall be the person or persons surviving in the first of the following classes in which there is a survivor, share and share alike:

(1) The Participant's Spouse or Domestic Partner.

(2) The Participant's biological and adopted children, except that if any of his or her children predecease the Participant but leave descendants surviving the Participant, such descendants shall take by right of representation the share their parent would have taken if living.

(3) The Participant's parents.

(4) The Participant's brothers and sisters.

(5) The Participant's estate.

(b) Notwithstanding the foregoing, if a Participant is married at the time of his or her death, the Beneficiary shall be the Participant's Spouse unless the Spouse has consented in writing to the designation of a different Beneficiary; the Spouse's consent acknowledges the effect of such designation; and the Spouse's consent is witnessed by a representative of the Plan or a notary public. The previous sentence shall not apply if it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as may be prescribed by federal regulations.

(1) Any such consent shall be valid only with respect to the Spouse who signed the consent, or in the case of a deemed consent, the designated Spouse. The Participant may revoke a prior election at any time with the consent of the Spouse. The number of such revocations shall not be limited. Any consent by a Spouse cannot be revoked by the Spouse.

(2) Any designation of a Beneficiary or a form of benefits, which has received spousal consent, may not be changed without spousal consent.

(c) Determination of the identity of the Beneficiary in each case shall be made by the Plan Administrator.

(d) Notwithstanding anything in the Participant's Beneficiary designation to the contrary, if (i) the Participant has a Sub-Account which is subject to the qualified joint and survivor and preretirement survivor annuity requirements of Code sections 401(a)(11) and 417, (ii) the Participant's Spouse has consented to a different primary Beneficiary, (iii) such consent was given both prior to the first day of the Plan Year in which the Participant would reach age 35 and prior to the Participant's Termination of Employment, and (iv) the Participant is married on the first day of the Plan Year in which the Participant reaches age 35, then the Participant's Spouse shall be the sole primary Beneficiary with respect to the Participant's entire Account commencing on the first day of the Plan Year in which the Participant reaches age 35, unless the Participant files a new Beneficiary designation form that complies with the spousal consent requirements of this section on or after the first day of said Plan Year (or after the Participant's Termination of Employment, if earlier).

(e) Disclaimers. A Beneficiary entitled to all or a portion of a deceased Participant's Accounts may disclaim his or her interest therein, subject to the following:

(1) To be eligible to disclaim, the Beneficiary must not have received a distribution of all or any portion of the Participant's Account and must have attained at least age 21 at the time such disclaimer is signed and delivered. A disclaimer shall state that the Beneficiary's entire interest in the Participant's Account is disclaimed or shall specify what portion thereof is disclaimed. The Plan Administrator shall be the sole judge of the content, interpretation and validity of a purported disclaimer.

(2) Any disclaimer must be in writing and must be signed by the Beneficiary making the disclaimer and acknowledged by a notary public. To be effective, an original signed copy of the disclaimer must be actually delivered to the Plan Administrator after the date of the Participant's death but not later than nine months after the date of the Participant's death. A disclaimer shall be irrevocable when delivered to the Plan Administrator. A disclaimer shall be considered to be delivered to the Plan Administrator only when actually received by the Plan Administrator.

(3) Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer shall not be considered to be a transfer of an interest in violation of the provisions of Sec. 10.13, and shall not be considered to be an assignment or alienation of benefits in violation of any federal law prohibiting the assignment or alienation of benefits under this Plan.

(4) No form of attempted disclaimer that does not meet the requirements of this subsection will be recognized by the Plan Administrator.

(f) An Alternate Payee or a Beneficiary, who is entitled to a benefit under the Plan, may designate a beneficiary to receive such benefit or portion of such benefit, in the event of his or her death, subject to the terms of this Sec. 2.8 (but substituting the Alternate Payee or Beneficiary, as applicable, for each reference to the Participant), but without regard to subsections (a), (b) and (d). If the Alternate Payee or a Beneficiary does not have a valid beneficiary designation on file at the time of Alternate Payee's or Beneficiary's death, the remaining benefit shall be paid to the Alternate Payee's or Beneficiary's estate in accordance with the terms of the Plan.

Sec. 2.9 **<u>Board</u>.** The "Board" is the board of directors of the Company, and includes any executive committee thereof authorized to act for such body.

Sec. 2.10 **<u>Catch-up Contributions</u>.** "Catch-up Contributions" are deferrals made by a Participant in accordance with Code section 414(v) pursuant to Sec. 4.3(h).

Sec. 2.11 **<u>Certified Compensation</u>.** "Certified Compensation" of a Participant for a particular Plan Year or other specified period shall include all of the items of compensation described in subsection (a) that are paid to the Participant by a Participating Employer during that period for services as an Active Participant and shall not include any of the items of compensation described in subsection (b).

(a) Included items of compensation:

(1) The Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company and its Affiliates to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b)). Certified Compensation shall include, but is not limited to, commissions, compensation for services on the basis of a percentage of profits, and bonuses.

(2) The value of a nonstatutory stock option (i.e., a stock option not described in Treasury Regulation §1.421-1(b)) granted to the Participant by the Company or an Affiliate, but

only to the extent that the value of the stock option is includible in the gross income of the Participant for the taxable year in which granted.

(3) The amount includible in the gross income of a Participant upon making the election described in Code section 83(b).

(4) Amounts that are includible in the gross income of a Participant under the rules of Code section 409A or section 457(f)(1)(A) or because the amounts are constructively received by the Participant.

(b) Excluded items of compensation:

(1) Contributions (other than elective contributions described in Code sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) made by the Company or an Affiliate to a plan of deferred compensation (including a simplified employee pension described in Code section 408(k) or a simple retirement account described in Code section 408(p), and whether or not qualified) to the extent that the contributions are not includible in the Participant's gross income for the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered Certified Compensation, regardless of whether such amounts are includible in the Participant's gross income when distributed.

(2) Amounts realized from the exercise of a nonstatutory option or when restricted stock or other property held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (as described in Code section 83 and the regulations promulgated thereunder).

(3) Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Treasury Regulation §1.421-1(b)).

(4) Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the Participant's gross income and are not salary reduction amounts that are described in Code section 125).

(5) Other items of remuneration that are similar to any of the items listed in paragraphs (1) through (4) above.

(6) All of the following items (even if includible in the Participant's gross income): reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits.

(7) Retention and recruiting bonuses with loan agreements, as specified in administrative procedures adopted by the Plan Administrator pursuant to subsection (e).

(c) Effective for the Plan Year beginning on the Effective Date, Certified Compensation of a Participant for a Plan Year shall not exceed $360,000, and as thereafter adjusted for each Plan Year to take into account any increase provided for that year in accordance with the Code and regulations prescribed by the Secretary of the Treasury.

(d) The following additional rules shall apply in determining Certified Compensation:

(1) Certified Compensation does not include any compensation paid to the Participant following the pay date for the bi-weekly pay period in which (a) the Participant incurs a Termination of Employment, provided that Certified Compensation shall include items of regular compensation described under Section (a)(1) above if such items were earned for services performed prior to the Participant's Termination of Employment and would have been paid to such Participant if the Participant had continued in employment and provided further that such amounts are paid to such Participant no later than sixty days following such Participant's Termination of Employment or (b) the Participant ceases to be a Qualified Employee pursuant to Sec. 2.42.

(2) For purposes of making Salary Deferral Contributions under Article IV, Certified Compensation includes only compensation within the meaning of this section that is paid on or after the Entry Date or other date specified in Sec. 4.1 on which the individual becomes an Active Participant eligible to make such contributions, subject to the following:

(A) Certified Compensation includes any such compensation related to service performed during the entire pay period containing the date on which the individual became an Active Participant.

(B) Any such compensation related to service performed during a pay period that ended prior to the date on which the individual became an Active Participant that is paid on the bi-weekly pay date for that pay period will not be treated as Certified Compensation for this purpose, even if the compensation for that pay period is paid on or after the date the individual became an Active Participant.

(3) For purposes of determining contributions under Sections 5.1 and 5.2, Certified Compensation recognized for a particular Plan Year includes only compensation within the meaning of this section that is paid on or after the first day of the month following one year of Vesting Service. However, if a former Active Participant becomes an Active Participant again during a Plan Year, any compensation that is excluded from Certified Compensation under paragraph (2), above, will also be disregarded in determining the contributions under Sections 5.1 and 5.2.

(4) The Certified Compensation of an Active Participant who is at any time simultaneously in the employ of more than one Participating Employer shall be the sum of such earnings received by the Active Participant from all such Participating Employers. Reference herein to Certified Compensation with respect to any period of time shall mean the total Certified Compensation, as defined in the preceding paragraphs, of an Active Participant for such period.

(e) The Plan Administrator may take such actions as it determines to be appropriate and administratively practicable for purposes of applying the provisions of this section. If the Plan Administrator has notice from the Company that any amounts previously paid to or reported as includible in the income of a Participant should not have been paid or reported as includible in income, the Plan Administrator shall make such adjustments as it deems appropriate.

Sec. 2.12 Code. "Code" means the Internal Revenue Code of 1986, as from time to time amended.

Sec. 2.13 Common Control. A trade or business entity (whether corporation, partnership, sole proprietorship or otherwise) is under "Common Control" with another trade or business entity (i) if both entities are corporations that are members of a controlled group of corporations as defined in Code section 414(b), (ii) if both entities are trades or businesses (whether or not incorporated) that are under common control, as defined in Code section 414(c), (iii) if both entities are members of an "affiliated service group," as defined in Code section 414(m), or (iv) if both entities are required to be aggregated pursuant to regulations under Code section 414(o). Service for all entities under Common Control shall be treated as service for a single employer to the extent required by the Code, provided, however, that an individual shall not be a Qualified Employee by reason of this section. In applying the preceding sentence for purposes of Sec. 6.4, the provisions of subsections (b) and (c) of Code section 414 are deemed to be modified, as provided in Code section 415(h).

Sec. 2.14 Company. The "Company" is Wells Fargo & Company, a Delaware corporation, and any Successor Employer thereof.

Sec. 2.15 Company Representative. The "Company Representative" means the Company's Head of Human Resources (or the functional equivalent title of the Company's most senior position in Human Resources), the Total Rewards Senior Executive, and the Company's Head of Total Rewards (or the functional equivalent titles of the Company's most senior position in Human Resources over compensation and benefit plans or programs other than the Head of Human Resources), each of whom may act individually or jointly in performing actions that are authorized under the Plan for them to perform on behalf of the Company, or its or their authorized delegate.

Sec. 2.16 Company Stock. "Company Stock" means common stock of the Company. The provisions of this Plan shall be applied separately to different types or classes of Company Stock, or to shares acquired on different dates or pursuant to different Exempt Loans, to the extent the Plan Administrator determines that such treatment is appropriate.

Sec. 2.17 Disabled or Disability. A Participant will be considered "Disabled" or has incurred a "Disability" for purposes of this Plan if the Participant is determined to be eligible for Social Security disability benefits and/or is eligible to receive long-term disability benefits under a long-term disability plan sponsored by the Company, (unless the Participant is actively working a partial schedule while receiving long-term disability benefits).

Sec. 2.18 Discretionary Contributions. "Discretionary Contributions" are discretionary, noncontributory employer contributions made under the Plan for Plan Years ending on or before December 31, 2018.

Sec. 2.19 Domestic Partner. "Domestic Partner" means a person who is not the Spouse of the Participant, but who at the relevant time is the Participant's significant other (together referred to as "partners") with whom the Participant lives and shares financial responsibility. A Domestic Partner may be the same gender as the Participant or of opposite gender. A person will be considered a Domestic Partner of the Participant if the person and the Participant are joined in a civil union (or other similar formal relationship) that is recognized as creating some or all of the rights of marriage under the laws of the state or country in which the union was created, but which is not denominated or recognized as marriage under the laws of that state or country. A person will be considered a Domestic Partner of the Participant if the Participant or other person can provide a domestic partnership certificate to the Plan Administrator from a city, county, state or country that offers the ability to register a domestic partnership. A person who is not joined in civil union (or similar formal relationship) and is not registered

in a domestic partnership with the Participant will not be considered a Domestic Partner unless the Participant and/or Domestic Partner provides sufficient evidence to the Plan Administrator that all of the following requirements are satisfied:

(1) The partners share a single, intimate, committed relationship of mutual caring and intend to remain in the relationship indefinitely.

(2) The partners reside together in the same residence and live in a spouse-like relationship.

(3) The partners are not related by blood or a degree of closeness, which would prohibit marriage under the law of the state in which they reside.

(4) Neither partner is married to another person under either federal, state, or common law, and neither has another Domestic Partner or is a member of another domestic partnership.

(5) Each partner is mentally competent to consent or contract.

(6) Both partners are at least 18 years of age.

(7) The partners are financially interdependent, are jointly responsible for each other's basic living expenses, and, if requested, are able to provide documents proving at least three of the following situations to demonstrate such financial interdependence:

(A) Joint ownership of real property or a common leasehold interest in real property.

(B) Common ownership of an automobile.

(C) Joint bank or credit accounts.

(D) A will that designates the other as primary beneficiary.

(E) A beneficiary designation form for a retirement plan or life insurance policy signed and completed to the effect that one partner is a beneficiary of the other.

(F) Designation of one partner as holding power of attorney for health care decisions for the other.

Sec. 2.20 Effective Date. The effective date of this amendment and restatement of the Plan is January 1, 2026.

Sec. 2.21 Employee Benefit Review Committee. The "Employee Benefit Review Committee" is the committee designated under the Plan to exercise authority with respect to the assets of the Plan and to perform certain other responsibilities specified in the Plan.

Sec. 2.22 Employment Commencement Date. "Employment Commencement Date" is defined in Sec. 3.1.

Sec. 2.23 Entry Date. "Entry Date" means the first day of each calendar month and such other dates, as may be established by the Plan Administrator in connection with acquisitions by the Company, a Participating Employer or an Affiliate.

Sec. 2.24 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

Sec. 2.25 Excess Deferrals. "Excess Deferrals" are those amounts described in Sec. 6.3(a).

Sec. 2.26 Exempt Loan. An "Exempt Loan" is a loan described in Sec. 16.1.

Sec. 2.27 Highly Compensated Employee. "Highly Compensated Employee" for any calendar year means an individual described as such in Code section 414(q).

(a) Unless otherwise provided in Code section 414(q), each employee who meets one of the following requirements is a Highly Compensated Employee:

(1) The employee at any time during the current or prior year was a more than 5-percent owner, as defined in Code section 414(q)(2).

(2) The employee received compensation from the employer in excess of $160,000 for the prior year (such dollar amount shall be adjusted for subsequent calendar years in accordance with the Code or Treasury regulations).

(b) The dollar amount specified in paragraph (2) of subsection (a) shall be indexed for cost of living adjustments for each calendar year after 2010, as provided in the applicable Treasury regulations.

(c) For purposes of this section, "employer" includes all Participating Employers and all Affiliates, and "employee" includes Leased Employees.

(d) For purposes of this section, "compensation" means the amount defined as such under Sec. 6.4(d)(2).

Sec. 2.28 Hours of Service. The term "Hours of Service" is defined in Sec 3.2.

Sec. 2.29 Investment Fund. "Investment Fund" means a separate investment fund maintained pursuant to the terms of the Plan (as in the case of the Wells Fargo ESOP Fund) or at the direction of the Employee Benefit Review Committee.

Sec. 2.30 Leased Employee. "Leased Employee" means any person defined as such by Code section 414(n). In general, a Leased Employee is any person who is not otherwise an employee of a Participating Employer or an Affiliate (referred to collectively as the "recipient") and who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code section 414(n)(6)) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the recipient. For purposes of the requirements listed in Code section 414(n)(3), any Leased Employee shall be treated as an employee of the recipient, and contributions or benefits provided by the leasing organization, which are attributable to services performed for the recipient, shall be treated as provided by the recipient. However, if Leased Employees constitute less than 20% of the Participating Employers' non-highly compensated work force within the meaning of Code section 414(n)(5)(C)(ii), those Leased Employees covered by a plan described in Code section 414(n)(5) shall be disregarded. Notwithstanding the foregoing, no Leased Employee shall be a Qualified Employee or a Participant in this Plan unless specifically provided to the contrary herein.

Sec. 2.31 Matching Contributions. "Matching Contributions" are nondiscretionary, contributory employer contributions made pursuant to Sec. 5.1.

Sec. 2.32 Named Fiduciary. The following are "Named Fiduciaries" of the Plan within the meaning of Section 402 of ERISA: (1) the Plan Administrator, which shall have authority to control or manage the operation and administration of the Plan, and (2) the Employee Benefit Review Committee, which shall have authority to control or manage the assets of the Plan. The Plan Administrator may from time to time designate a Named Fiduciary to act in connection with the employee stock ownership provisions described in Article XVI and in connection with the voting, tender, or exchange of shares of Company Stock.

Sec. 2.33 Non-Highly Compensated Employee. "Non-Highly Compensated Employee" means an employee of the Participating Employer who is not a Highly Compensated Employee.

Sec. 2.34 Normal Retirement Age. "Normal Retirement Age" is age 65.

Sec. 2.35 Participant. A "Participant" is an individual described as such in Article IV.

Sec. 2.36 Participating Employer. The Company is a Participating Employer in the Plan. Any entity that is under Common Control with the Company shall become a Participating Employer in the Plan upon being designated as such by the Company, by written action of a Company Representative or its delegate. The Participating Employer's participation in the Plan shall be effective as of the date specified in such written action. With the consent of the Company, by action of the Board, any employer, which is not under Common Control with the Company, may also become a Participating Employer in the Plan effective as of a date specified by it in its adoption of the Plan. The Plan Administrator shall maintain the official list of the Participating Employers currently covered by the Plan and the effective date of each such employer's participation and shall update that list annually during December of each year and at such other times as may be appropriate.

Sec. 2.37 Plan Administrator. The "Plan Administrator" of the Plan for purposes of ERISA §3(16)(A) is the Company's: Head of Human Resources (or the functional equivalent title of the most senior position in Human Resources), the Head of Total Rewards (or the functional equivalent title of the most senior position in Human Resources over compensation and benefit plans or programs other than the Head of Human Resources), and the Head of Benefits (or the functional equivalent title of the most senior position in Human Resources benefit plans and programs other than the Head of Human Resources and the Head of Total Rewards), each of whom may act individually or jointly as the Plan Administrator, or its or their authorized delegate.

Sec. 2.38 Plan Year. A "Plan Year" is a calendar year.

Sec. 2.39 Predecessor Employer. Any corporation, partnership, firm, or individual (referred to in this section as an "entity") is a "Predecessor Employer" if assets and/or employees of the entity are acquired by a Participating Employer, an Affiliate, or another Predecessor Employer and if the entity is so designated by written action of a Company Representative. Such action may have been contained in a historical Appendix as discussed in Section 14.10. However, an entity may be named as a Predecessor Employer only if all of its employees, who become employees of the acquiring employer at the time of the acquisition, are treated uniformly and the use of service with it does not produce discrimination in favor of officers, shareholders, or highly compensated employees. Service with such a Predecessor Employer shall be recognized to the extent provided in other provisions of the Plan that are applicable to rehired employees and that are required by applicable law or regulation to recognize service with a Predecessor Employer. Any other employer shall be a Predecessor Employer, if so required by regulations prescribed by the Secretary of the Treasury.

Sec. 2.40 <u>Prior Plan Document</u>. The "Prior Plan Document" is the Plan document, as amended and restated as of January 1, 2025.

Sec. 2.41 <u>QDRO</u>. A "QDRO" is a qualified domestic relations order within the meaning of Section 206(d)(3) of ERISA and Code section 414(p).

Sec. 2.42 <u>Qualified Employee</u>. "Qualified Employee" generally means any employee of a Participating Employer, who is classified as a regular employee, fixed term employee, flexible employee, or an intern, whether on a full-time or part-time basis. An employee shall be deemed to be a Qualified Employee during a period of absence from active service that does not result from a Termination of Employment, provided the employee is a Qualified Employee at the commencement of such period of absence. Notwithstanding anything herein to the contrary, a person shall not be considered a Qualified Employee in the following circumstances:

(a) An employee is not a Qualified Employee prior to the date as of which his or her employer becomes a Participating Employer.

(b) A nonresident alien is not a Qualified Employee either (i) while not receiving earned income (within the meaning of Code section 911(d)(2)) from a Participating Employer, which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)), or (ii) if his or her services are performed outside the continental United States (including Alaska) or Hawaii, and the principal base of operations to which the employee frequently returns is outside the continental United States (including Alaska) or Hawaii, provided, however, that such an individual shall be a Qualified Employee if the Plan Administrator designates in writing that nonresident aliens employed by the individual's Participating Employer are eligible for this Plan commencing as of the date specified in such written action and subject to any limitations contained in such written action regarding the location of the employment, the citizenship of the individuals to be covered, the covered job classifications, or the type or amount of compensation paid to such an individual that will be recognized as Certified Compensation.

(c) A United States citizen or resident alien is not a Qualified Employee unless his or her services are performed within the continental United States (including Alaska) or Hawaii, or the principal base of operations to which the employee frequently returns is within the continental United States (including Alaska) or Hawaii, provided, however, that such an individual employed outside the United States shall be a Qualified Employee if the Plan Administrator designates in writing that such persons employed by the individual's Participating Employer are eligible for this Plan commencing as of the date specified in such written action and subject to any limitations contained in such written action regarding the location of the employment, the covered job classifications, or the type or amount of compensation paid to such an individual that will be recognized as Certified Compensation.

(d) Eligibility of employees in a collective bargaining unit to participate in the Plan shall be subject to negotiations with the representative of that unit. During any period in which an employee is covered by the provisions of a collective bargaining agreement between a Participating Employer and such representative, the employee shall not be considered a Qualified Employee for purposes of this Plan unless such agreement expressly so provides.

(e) An employee who was classified by a Participating Employer as a flexible employee was not a Qualified Employee prior to January 1, 2024. A "flexible employee" is an employee who may work any number of hours on given projects, may fill in when needed regardless of

hours, is on call, may work only certain times of the month or year, or works regularly in a flexible schedule, and is not classified as a regular or fixed-term employee by a Participating Employer.

(f) An individual who was classified by a Participating Employer as an intern was not a Qualified Employee prior to 2024.

(g) Notwithstanding anything herein to the contrary, an individual is not a Qualified Employee during any period during which the individual is classified by a Participating Employer as an independent contractor or as any other status in which the person is not treated as a common law employee of a Participating Employer for purposes of withholding of taxes, or is treated as an employee of another entity who is leased to a Participating Employer, regardless of the correct legal status of the individual. The previous sentence applies to all periods of such service of an individual, who is subsequently reclassified as an employee of a Participating Employer, whether the reclassification is retroactive or prospective.

Sec. 2.43 Qualified Nonelective Contributions. "Qualified Nonelective Contributions" are discretionary employer contributions made in accordance with Section 5.3.

Sec. 2.44 Rollover Contributions. "Rollover Contributions" are the amounts described in Sec. 7.3(d).

Sec. 2.45 Roth Catch-up Contributions. "Roth Catch-up Contributions" are Catch-up Contributions that are included in gross income of the Participant for federal income tax purposes at the time of deferral in accordance with Code section 402A.

Sec. 2.46 Roth Contributions. "Roth Contributions" are Salary Deferral Contributions made by a Participant that are included in gross income of the Participant for federal income tax purposes at the time of deferral in accordance with Code section 402A.

Sec. 2.47 Salary Deferral Contributions. "Salary Deferral Contributions" are described in Sec. 4.1 and 4.3 of the Plan and are contributions to the Plan made by the Employer on the Participant's behalf in an amount deferred from salary, as elected by each Participant, either as Before-Tax Contributions, Roth Contributions, or After-Tax Contributions as described in Sec. 4.3(i) and 4.3(j), or a combination thereof. Such contributions are held in the Participant's Before Tax Sub-Account, Roth Sub-Account, or After Tax Sub-Account as applicable.

Sec. 2.48 Spouse. "Spouse" means a person to whom the Participant is legally married at the relevant time under the law of any U.S. or foreign jurisdiction having the legal authority to sanction marriages, including the common law spouse of a Participant in a legally recognized common law marriage. The term "Spouse" does not include an individual who has entered into a registered domestic partnership, civil union or other similar formal relationship with a Participant recognized under the law of any U.S. or foreign jurisdiction that is not denominated as a marriage under the laws of that U.S. or foreign jurisdiction. Notwithstanding any provision of this Plan to the contrary, this provision shall be construed in accordance with Federal law.

Sec. 2.49 Successor Employer. A "Successor Employer" is any entity that succeeds to the business of a Participating Employer through merger, consolidation, acquisition of all or substantially all of its assets, or any other means, and which elects before or within a reasonable time after such succession, by appropriate action evidenced in writing, to continue the Plan, provided, however, that in the case of such succession with respect to any Participating Employer other than the Company, the

acquiring entity shall be a Successor Employer only if consent thereto is granted by the Company, by action of the Board.

Sec. 2.50 <u>Termination of Employment</u>. The "Termination of Employment" of an employee for purposes of the Plan shall be deemed to occur upon resignation, discharge, retirement, death, failure to return to active work at the end of an authorized leave of absence, or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of a Participating Employer, Affiliate, or Predecessor Employer, as in effect from time to time, results in the termination of the employer-employee relationship, provided, however, that a Termination of Employment shall not be deemed to occur upon a transfer between any combination of Participating Employers, Affiliates, and Predecessor Employers. The date of an employee's Termination of Employment shall be the date recorded in the payroll system of the Participating Employer, Affiliate or Predecessor Employer, as applicable.

(a) A Participant who has had a "severance from employment" for purposes of Code section 401(k)(2)(B)(i)(I) shall be deemed to have had a Termination of Employment for purposes of entitlement to distribution of benefits from this Plan, unless the Participant's Accounts have been transferred to a separate plan pursuant to Sec. 13.2 or Sec. 13.7.

Sec. 2.51 <u>Trust Agreement</u>. "Trust Agreement" means the agreement referred to in Sec. 11.2 between the Company and the Trustee as in effect from time to time.

Sec. 2.52 <u>Trust Fund</u>. The "Trust Fund" is the fund or funds provided for in Sec. 11.1.

Sec. 2.53 <u>Trustee</u>. The "Trustee" means the person or party appointed by a Company Representative, as described in Article XI, and any duly appointed successor trustee.

Sec. 2.54 <u>Unallocated Reserve</u>. An "Unallocated Reserve" consists of amounts held pursuant to Sec. 16.2. Separate Unallocated Reserves may be maintained for each Exempt Loan.

Sec. 2.55 <u>Valuation Date</u>. "Valuation Date" means the date on which the Investment Funds and Accounts are valued, as provided in Article VII. Each business day on which the New York Stock Exchange is open for trading is a Valuation Date.

Sec. 2.56 <u>Vesting Service</u>. "Vesting Service" is defined in Sec. 3.3.

Sec. 2.57 <u>Wells Fargo ESOP Fund</u>. "Wells Fargo ESOP Fund" is the fund described in Sec. 8.1 and Article XVI.

ARTICLE III

SERVICE DEFINITIONS

Sec. 3.1 Employment Commencement Date. "Employment Commencement Date" means the date on which an employee first performs an Hour of Service for a Participating Employer (whether before or after the Participating Employer becomes such), an Affiliate, or a Predecessor Employer.

Sec. 3.2 Hours of Service. "Hours of Service" are determined according to the following subsections with respect to each applicable computation period. The Plan Administrator may round up the number of Hours of Service at the end of each computation period or more frequently as long as a uniform practice is followed with respect to all employees, who the Plan Administrator determines are in the same, or a similar, job classification, reasonably defined.

(a) Hours of Service are computed only with respect to service with Participating Employers (for service both before and after the Participating Employer becomes such), Affiliates, and Predecessor Employers and are aggregated for service with all such employers.

(b) For any portion of a computation period during which a record of hours is maintained for an employee, Hours of Service shall be credited as follows:

(1) Each hour for which the employee is paid or entitled to payment, for the performance of duties for his or her employer during the applicable computation period is an Hour of Service.

(2) Each hour for which the employee is paid, or entitled to payment, by his or her employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, is an Hour of Service. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours of Service shall not be credited under this paragraph with respect to payments under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws or with respect to a payment that solely reimburses the individual for medical or medically related expenses incurred by the employee.

(3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer is an Hour of Service. Such Hours of Service shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement, or payment is made. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (2) shall be subject to the limitations set forth therein.

(4) Hours under this subsection shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference.

(5) The Plan Administrator may use any records to determine Hours of Service that it considers an accurate reflection of the actual facts.

(c) For any portion of a computation period during which an employee is within a classification for which a record of hours for the performance of duties is not maintained, the employee shall be credited with 190 Hours of Service for each month for which the employee would otherwise be credited with at least one Hour of Service under subsection (b).

(d) Nothing in this section shall be construed as denying an employee credit for an Hour of Service if credit is required by any federal law other than ERISA. The nature and extent of such credit shall be determined under such other law.

(e) In no event shall duplicate credit as an Hour of Service be given for the same hour.

Sec. 3.3 Vesting Service. An individual's "Vesting Service" is equal to the aggregate time elapsed between his or her Employment Commencement Date and most recent Termination of Employment or any other date as of which a determination of Vesting Service is to be made, expressed in years and days (with 365 days constituting one year), subject to the following:

(a) If the individual has a Termination of Employment and then is reemployed by a Participating Employer, an Affiliate or a Predecessor Employer within 12 months, the period of severance is required to be taken into account as Vesting Service. If the individual has a Termination of Employment and was not reemployed by a Participating Employer, an Affiliate or a Predecessor Employer within 12 months, the period of time from the Termination of Employment until the date he or she next performs an Hour of Service shall be subtracted from the individual's Vesting Service. If an individual remains absent from service without pay for a period of one year or more for any reason other than quit, retirement, discharge or death (such as sickness, disability, leave of absence or layoff), the Termination of Employment for purposes of this subsection (a) shall be deemed to occur not later than the first anniversary of the first day of the period of absence, notwithstanding the definition of Termination of Employment in Sec. 2.50 hereof as it relates to Participants who are Disabled. The previous sentence does not apply to a leave of absence that is classified by the Participant's Participating Employer as a salary continuation leave of absence.

(b) An individual's service with a Predecessor Employer shall be taken into account for purposes of determining Vesting Service. In the case of acquisitions occurring prior to January 1, 2001, any service prior to the earlier of (i) the year in which the individual's Participating Employer first maintained the Plan or a predecessor plan, or (ii) the earliest year in which any trade or business entity at that time under Common Control with the Participating Employer first maintained the Plan or a predecessor plan, shall be disregarded for purposes of determining Vesting Service.

(c) For purposes of determining Vesting Service, service before January 1, 1976 shall be disregarded if such service would have been disregarded under the provisions of the Plan with regard to breaks in service, as in effect from time to time prior to said date, whether or not such provisions were expressly designated as relating to "breaks in service".

(d) If the Participant has had a break in service of at least 12 months duration ending prior to January 1, 1985, or a break in service of at least 60 months duration ending on or after that date, for purposes of determining the vested percentage of his or her Employer Contribution

Sub-Accounts attributable to employer contributions that accrued before such break, any Vesting Service after the break in service shall not be taken into account.

(1) For purposes of this subsection (d), a "break in service" is a period beginning on the earlier of (i) the Participant's Termination of Employment, or (ii) the first anniversary of the first day of a period of absence from service without pay for any reason other than quit, retirement, discharge or death (such as sickness, disability, leave of absence or layoff), and ending on the date on which the individual next performs an Hour of Service.

(2) If an individual is absent for maternity or paternity reasons, a break in service under paragraph (1) shall not commence until the first anniversary of the first day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence that began on or after January 1, 1985 (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Sec. 3.4 Service With Wells Fargo Financial. If an employee of Wells Fargo Financial, Inc. (formerly named Norwest Financial, Inc., and before that named Dial Corporation) was transferred to employment with a Participating Employer as a Qualified Employee prior to July 1, 2006, and if the employee's service with Wells Fargo Financial included a period of service before Dial Corporation became an Affiliate hereunder, the employee shall be credited with service as a Qualified Employee, as if Dial Corporation had been an Affiliate during that period.

Sec. 3.5 Periods of Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

ARTICLE IV

SALARY DEFERRALS AND OTHER EMPLOYEE CONTRIBUTIONS

Sec. 4.1 Eligibility for Participation in Salary Deferral Contributions.

(a) An employee of a Participating Employer shall become a Participant in the Plan eligible to have Salary Deferral Contributions made on his or her behalf on the earliest Entry Date following the latest of (i) completion of one full calendar month of service, (ii) attainment of age 18, and (iii) the effective date of the Plan with respect to the employee's Participating Employer, provided that the employee is a Qualified Employee on that Entry Date.

(b) An Active Participant shall be eligible to have Salary Deferral Contributions made on his or her behalf commencing on the Entry Date on which the individual becomes an Active Participant or on any subsequent Entry Date, provided that the individual has properly enrolled prior to the Entry Date pursuant to procedures established by the Plan Administrator.

(c) Rehired and transferred employees shall enter or reenter the Plan as follows:

(1) If a former Participant is rehired as a Qualified Employee, he or she shall become an Active Participant again on the date of reemployment, and shall be eligible to make Salary Deferral Contributions again, as soon as administratively feasible, following the entry of reemployment information in the records of the Plan and the employee making an election for Salary Deferral Contributions pursuant to procedures established by the Plan Administrator.

(2) If a former employee who was not previously a Participant is rehired as a Qualified Employee and would have met the requirements of this Article on a prior Entry Date but for the fact that the employee was not a Qualified Employee on such Entry Date, he or she shall become a Participant for purposes of this section on the date of rehire, and shall be eligible to make Salary Deferral Contributions, as soon as administratively feasible, following the entry of reemployment information in the records of the Plan and the employee making an election for Salary Deferral Contributions pursuant to procedures established by the Plan Administrator.

(3) If an employee of a Participating Employer or Affiliate who is neither a Participant nor a Qualified Employee is transferred to a position in which he or she is a Qualified Employee, and if the employee would have met the eligibility requirements of this Article on the Entry Date preceding the transfer had he or she been a Qualified Employee on that Entry Date, the employee shall become a Participant for purposes of this section on the date of the transfer and shall be eligible to make Salary Deferral Contributions on the first Entry Date following the entry of transfer information in the records of the Plan and the employee making an election for Salary Deferral Contributions pursuant to procedures established by the Plan Administrator, or as soon as administratively feasible thereafter.

(4) If a rehired employee of a Participating Employer did not become a Participant in accordance with subsection (a) before his or her Termination of Employment, upon his or her rehire the employee must meet the requirements of subsection (a) to become

a Participant and any service performed before his or her date of rehire shall not be taken into account in determining whether the conditions of subsection (a) have been satisfied.

(d) If an employee becomes or resumes being an Active Participant eligible to make Salary Deferral Contributions under this Section 4.1, Salary Deferral Contributions will be made from the Certified Compensation earned during the entire pay period containing the date on which the employee's election to make Salary Deferral Contributions is effective.

(e) A Participant who ceases to be an Active Participant because he or she ceases to be a Qualified Employee is no longer eligible to make Salary Deferral Contributions. The Salary Deferral Contributions for such a Participant will terminate at the commencement of the next pay period following the pay period in which the Participant ceases to be an Active Participant; however, in the case of a Participant who ceases to be an Active Participant effective as of the first day of a pay period, his or her Salary Deferral Contributions will cease on that date. A Participant who again becomes a Qualified Employee shall be eligible to make Salary Deferral Contributions again, as soon as administratively feasible, following the entry of the individual's change of classification information in the records of the Plan and the Participant making an election for Salary Deferral Contributions pursuant to procedures established by the Plan Administrator.

Sec. 4.2 Duration of Participation. A Participant shall continue to be such until the later of (i) his or her Termination of Employment, or (ii) the date all benefits, if any, to which the Participant is entitled hereunder have been distributed from the Trust Fund.

Sec. 4.3 Amount of Salary Deferral Contributions. Each Active Participant who meets the requirements of Sec. 4.1 may elect to have his or her Certified Compensation reduced by any whole percentage from 1% to 75%. However, the Plan Administrator may from time to time, in its sole discretion, limit or reduce the maximum reduction percentage for the year for those Participants who are Highly Compensated Employees with respect to that year (or for a specified subset of such Participants) to a percent that is less than the maximum percent permitted under the previous sentence. The Plan Administrator may also reduce the Participant's Salary Deferral Contributions if there is not sufficient Certified Compensation to satisfy their election. The Participant's Participating Employer shall make a Salary Deferral Contribution to the Plan equal to the amount by which the Participant's Certified Compensation is reduced.

(a) The salary reduction election shall be made in any form that complies with procedures established by the Plan Administrator, and shall apply only to Certified Compensation that is payable after the election becomes effective. The agreement shall irrevocably designate whether the contributions will be Before-Tax Contributions, Roth Contributions, or After-Tax Contributions. In the absence of an affirmative designation by a Participant, the Participant's contributions will be treated irrevocably as Before-Tax Contributions.

(b) An Active Participant may elect to increase or decrease the rate of Salary Deferral Contributions made on his or her behalf to any rate permitted by this Sec. 4.3 and/or to change future contributions from Before-Tax to Roth or After-Tax or any combination thereof, or may elect to discontinue such contributions at any time. An Active Participant may (subject to administrative procedures established by the Plan Administrator) submit an election that shall become effective on a specified future effective date and/or submit an election effective only with regard to one specific payroll date. A change described in this

subsection (b) will be effective as of a payroll date that is as soon as administratively feasible following the later of (i) the receipt of the Participant's election or (ii) the effective date indicated at the time of the election, if specified.

(1) An Active Participant who has elected to contribute less than 75% of Certified Compensation as Before-Tax Contributions may elect to have the contribution percent automatically increased by a whole percentage rate of 1% or more annually with regard to Before-Tax Contributions, and an Active Participant who has elected to contribute less than 75% of Certified Compensation as Roth Contributions may elect to have the contribution percent automatically increased by a whole percentage rate of 1% or more annually with regard to Roth Contributions, and an Active participant who has elected to contribute less than 75% of Certified Compensation as After-Tax Contributions may elect to have the contribution percent automatically increased by a whole percentage rate of 1% or more annually with regard to After-Tax Contributions, provided that the combination of Before-Tax Contributions, Roth Contributions, and After-Tax Contributions cannot exceed 75% in the calendar year.

(2) In the case of an automatic increase election under (1) above, the increase shall generally occur as of the date specified by the Participant when electing such automatic increase, or as soon as administratively feasible following that date, and if no such date is selected, upon the anniversary of the Participant's election of such automatic increase. Such automatic increases shall continue until the Participant's contribution percent reaches the percentage of Certified Compensation specified by the Active Participant as Before-Tax Contributions, Roth Contributions, or After-Tax Contributions (not to exceed 75% of all combined, if so elected).

(3) For Active Participants with 1% automatic increase elections in effect as of December 31, 2020 (that is, Active Participants who had this election in place prior to the Plan's recordkeeper conversion to Empower), notwithstanding paragraphs (1) and (2) above, the Participant's Before-Tax Contributions and Roth Contributions will automatically increase to a maximum of 25% of Certified Compensation as Before-Tax Contributions and 25% of Certified Compensation as Roth Contributions, respectively, in lieu of the 12% maximum contribution limits in place before January 1, 2021, unless the Participant files a new election discontinuing such increases or specifies an alternative maximum percentage of Certified Compensation to be contributed as Before-Tax and/or Roth Contributions (subject to the 75% limit applicable to the combination of the Participant's Before-Tax Contributions Roth Contributions, and After-Tax Contributions).

(c) To be effective, an election to begin, change or discontinue Salary Deferral Contributions must be made in the form and according to the procedures prescribed by the Plan Administrator and must be submitted to the Plan Administrator or its agent prior to the payroll cut-off date established by the Plan Administrator for the Participant's Participating Employer.

(d) If the Participant ceases to be a Qualified Employee, all Salary Deferral Contributions shall automatically be discontinued, as provided in Section 4.1(e). If a Participant who ceased to be a Qualified Employee again becomes an Active Participant, no Salary Deferral Contributions

shall be made until the Participant makes a new salary deferral election in accord with Section 4.1(d) and the procedures of this Section.

(e) Effective with the calendar year beginning on the Effective Date, the sum of Before-Tax Contributions and Roth Contributions by a Participant for any calendar year may not exceed $24,500 as adjusted for any calendar years to take into account any increase provided for that year in accordance with Section 402(g) of the Code or regulations issued by the Secretary of the Treasury. In the case of a Participant who is age 50 or older by the end of a calendar year, the dollar limitation described in the preceding sentence shall be increased by the amount of the annual limit in effect for such year under Code section 414(v)(2) or applicable Treasury regulations thereunder.

(f) After-Tax Contributions are not subject to the limits described under 4.3(e) but may not exceed $10,000 in a Plan Year.

(g) Salary Deferral Contributions shall be paid to the Trustee not later than the 15th business day of the month following the month containing the payroll date to which they relate. Salary Deferral Contributions for a calendar year shall be allocated to a Before Tax Sub-Account Roth Sub-Account, or After Tax Sub-Account, in accordance with subsection (h) of this section, not later than as of the last day of such calendar year and shall be reflected in such Sub-Accounts, as provided in Article VII within a reasonable period of time, as determined by the Plan Administrator, following the payroll date to which they relate. However, Salary Deferral Contributions that are deposited with the Trustee after the end of the calendar year to which they relate may instead be treated by the Plan Administrator as being Salary Deferral Contributions for the year in which they are deposited to the extent necessary to satisfy the requirements of Sec. 6.1 or 6.2.

(h) Each Participant who (i) is eligible to make Salary Deferral Contributions under this section during a calendar year, and (ii) will have attained age 50 on or before the last day of that year, may make Catch-up Contributions in accordance with and subject to the limitations of Code section 414(v) and any applicable Treasury regulations or IRS Notices or Announcements. "Catch-up Contributions" shall mean Salary Deferral Contributions (including elective deferrals made by the Participant under an arrangement under Code section 401(k) or Code section 403(b) in which the Participant participates or participated during the calendar year) that exceed the Code section 402(g) limit (without regard to the increase provided for in the last sentence of Section 4.3(e)) for the calendar year. A Participant who is eligible to make Catch-up Contributions under this section is not required to make a separate election in order to make Catch-up Contributions; instead, the Participant will be deemed to have elected to make Catch-up Contributions by electing to make Salary Deferral Contributions that exceed the Code section 402(g) limit (without regard to the increase provided for in the last sentence of Section 4.3(e)) for the calendar year. Catch-up Contributions by a Participant shall be limited to the annual limit as in effect from time to time under Code section 414(v)(2) or applicable Treasury regulations thereunder, as adjusted for subsequent calendar years in accordance with the Code or Treasury regulations.

   (1) All such Catch-up Contributions made by a Participant shall be disregarded for purposes of determining the Matching Contributions for the Participant under Sec. 5.1.

   (2) Such Catch-up Contributions shall be disregarded for purposes of the limitations under Code sections 401(a)(30) and 415(c), and for purposes of applying Sections 4.3(e), 6.1, and 6.3 of this Plan. The Plan shall not be treated as failing to satisfy the requirements

of Code sections 401(a)(4), 401(k)(3), 410(b) or 416, Sec. 6.1 or 6.2, or Article XV of this Plan, or any other provision of this Plan implementing said Code provisions, by reason of the making of such Catch-up Contributions.

(3) Catch-up Contributions shall be made pursuant to such rules and procedures as the Plan Administrator may establish from time to time, which shall be consistent with the Code and any applicable regulations. Except as otherwise specifically provided in this subsection (h), Catch-up Contributions shall be treated the same as Salary Deferral Contributions for purposes of applying the provisions of this Plan. Catch-up Contributions will be treated as before-tax Catch-up Contributions, Roth Catch-up Contributions, or a combination of both, in accordance with the Participant's election pertaining to Salary Deferral Contributions, except as otherwise provided in subsection (4) below.

(4) Notwithstanding anything to the contrary, effective January 1, 2026, all Catch-up Contributions will comply with Code Section 414(v)(7) or applicable Treasury regulations thereunder.

(i) Each Participant who is eligible to make Salary Deferral Contributions under this section may elect to make all or a portion of those contributions as Roth Contributions in accordance with, and subject to the limitations of, Code section 402A and any applicable Treasury regulations or IRS guidance. Part or all of any Catch-up Contributions under subsection (h) may also be designated as Roth Contributions in accordance with the Participant's election pertaining to Salary Deferral Contributions. Roth Contributions are Salary Deferral Contributions that are included in gross income of the Participant for federal income tax purposes at the time of deferral in accordance with Code section 402A. Roth Contributions pursuant to this subsection (i) will be allocated to a separate Sub-Account maintained for such deferrals, called a Roth Sub-Account. All other contributions pursuant to this Sec. 4.3 will be allocated to a separate Sub-Account maintained for such deferrals that are not otherwise designated as Roth Contributions will be designated (or otherwise deemed) Before-Tax Contributions, excludable from income in accordance with Code section 402(e)(3), and will be allocated to a separate Sub-Account maintained for such deferrals, called a Before Tax Sub-Account.

(j) Each Participant who is eligible to make Salary Deferral Contributions under this section may elect to make all or a portion of those contributions as After-Tax Contributions. After-Tax Contributions pursuant to this subsection (j) will be allocated to a separate Sub-Account maintained for such deferrals, called an After Tax Sub-Account.

Sec. 4.4 <u>In-Plan Roth Conversions</u>.

(a) Effective January 1, 2026, a Participant may elect to transfer all or a portion of his or her After Tax, After Tax-Frozen, or After Tax Rollover Sub-Accounts to an In Plan Roth After Tax, an In-Plan Roth After Tax-Frozen, or an In Plan Roth After Tax Rollover Sub-Account under the Plan (an "In Plan Roth Conversion"), subject to the procedures established by the Plan Administrator and the provisions of this Section 4.44. The sub-account to which the amounts are transferred shall remain subject to any distribution restrictions generally applicable to the Account from which the funds were converted, except as otherwise provided in this Section or Code §402A(c)(4)(E) or guidance thereunder. In Plan Roth Conversion transfers may only be made from the After Tax Sub-Account, the After Tax-Frozen Sub-Account, or the After Tax Rollover

Sub-Account. In Plan Roth Conversions cannot be reversed or recharacterized once completed.

(b) The Plan will transfer the Participant's investments to the In Plan Roth After Tax Sub-Account (or In Plan Roth After Tax-Frozen Sub-Account, or In Plan Roth After Tax Rollover Sub-Account, as necessary) pursuant to the In Plan Roth Conversion in accordance with the Plan's administrative procedures. A Participant loan that is transferred in connection with the In-Plan Roth Conversion without changing the repayment schedule is not treated as a new loan. A married Participant is not required to obtain spousal consent for an In Plan Roth Conversion.

(c) Spousal Beneficiaries and Alternate Payees. An In-Plan Roth Conversion may be elected by a Beneficiary who is the Participant's surviving spouse or a former spouse who is an alternate payee under a QDRO. A non-spouse Beneficiary may not elect an In-Plan Roth Conversion unless otherwise expressly permitted by guidance issued under Code §402A.

(d) Taxation of Conversion. An In Plan Roth Conversion is not a distribution from the Plan, but the taxable amount of the In Plan Roth Conversion (the fair market value of the amount converted, reduced by any basis the Participant has in the Participant's After Tax Sub-Account, After Tax-Frozen Sub-Account, or After Tax Rollover Sub-Account) will be included in the Participant's (or if applicable, the spouse's or alternate payee's) gross income in the year of transfer. No withholding under Code §3405(c) is required or permitted in connection with an In Plan Roth Conversion. In Plan Roth Conversions are not subject to the 10% additional tax on early distributions; however, a Participant (or if applicable, the spouse or alternative payee) who receives a distribution of the converted amount within the five-year period beginning January 1 of the Plan Year in which the conversion occurs may be subject to the 10% early distribution tax. For purposes of the preceding sentence, a new five-year holding period applies to each successive In Plan Roth Conversion.

(e) Accounting and Other Limitations. The In Plan Roth Conversion amounts will be separately maintained within the Participant's Account and may be subdivided into subaccounts by year of conversion or other classification. The Plan Administrator or its delegate shall maintain records sufficient to apply the terms of this Section 4.4. This Section shall be construed and administered in accordance with Code §402A and related guidance. The Plan Administrator may adopt uniformly applicable policies for administering the In Plan Roth Conversion and may revise such rules from time to time to comply with ERISA, the Code, and applicable regulations thereunder.

ARTICLE V

EMPLOYER CONTRIBUTIONS

Sec. 5.1 **Matching Contributions.** Effective for each Plan Year beginning on and after January 1, 2021, Before-Tax Contributions and Roth Contributions shall be matched as follows (for the avoidance of doubt, After-Tax Contributions will not be matched):

(a) Matching Contributions shall be allocated to the Matching Contribution Sub-Accounts of Participants who meet the requirements of this Sec. 5.1 to receive Matching Contributions for the Plan Year ("Matching Contribution Eligible Participant"). Matching Contributions shall be made in cash, provided that prior to January 1, 2024, Matching Contributions were made in the form of Company Stock available under Sec. 16.5. The amount so allocated to a particular Matching Contribution Eligible Participant's Matching Contribution Sub-Account shall have a value equal to 100% of the Participant's Before-Tax Contributions and Roth Contributions that are contributed with respect to the Plan Year, disregarding (i) the sum of any Before-Tax Contributions and Roth Contributions to the extent they exceed 6% of the Matching Contribution Eligible Participant's Certified Compensation for the Plan Year, and (ii) any Catch-up Contributions under Sec. 4.3(h). Additional matching allocations of Company Stock to the Participant's Matching Contribution Sub-Account may occur to the extent as provided in Sec. 16.5(e). Matching Contributions made for periods before January 1, 2021 were allocated to the Non-Safe Harbor Match Sub-Account or the Safe Harbor Match Sub-Account.

(b) In order to be eligible to receive the Matching Contribution under Section 5.1(a) for a Plan Year, a Matching Contribution Eligible Participant must (1) be an Active Participant on December 15th of that year, unless during that calendar year the Matching Contribution Eligible Participant experienced a Termination of Employment: (A) upon or after attaining Normal Retirement Age, (B) after having become Disabled, or (C) on account of the Matching Contribution Eligible Participant's death, without regard to whether the Participant was on a leave of absence when any one of these events occurred (such as a salary continuation leave); and (2) be credited with at least one year of Vesting Service prior to the first day of the calendar year or becomes credited with at least one year of Vesting Service during the calendar year. A Matching Contribution Eligible Participant who is not credited with at least one year of Vesting Service prior to January 1st of a calendar year but who completes one year of Vesting Service during such year shall receive Matching Contributions for the calendar year, provided that the Matching Contribution shall be based only on the Participant's Certified Compensation and Salary Deferral Contributions for the period commencing the first day of the calendar month that follows the date on which the Participant completed one year of service, through December 31st of that year.

(c) No Matching Contribution shall be made with respect to any amount by which the Participant's Salary Deferral Contributions must be reduced pursuant to Sec. 6.1, Sec. 6.2 or Sec. 6.3.

(d) The Participating Employers shall pay Matching Contributions to the Trustee as soon as practicable on or following the last business day of the Plan Year, but not later than the due date for the Company's federal income tax return (including extensions) for the Plan Year to which the contributions relate, subject to the provisions of Sec. 6.4 and Article XVI. The

amount paid shall be sufficient to make all payments and allocations provided under Article XVI, after taking into account credits under Sec. 6.5 and Sec. 7.2(i), if any.

Sec. 5.2 **Base Contributions**. Effective for Plan Years beginning on and after January 1, 2021, a Base Contribution shall be made as follows:

(a) In the case of a Participant for whom the sum of his or her (i) annual Certified Compensation, (ii) retention and recruiting bonuses with loan agreements, and (iii) elective deferrals to the Wells Fargo & Company Deferred Compensation Plan for the entire Plan Year (including any portion of the Plan Year prior to when the Participant first meets the requirements of this Section 5.2) is less than $75,000 (a "Base Contribution Eligible Participant"), such Base Contribution Eligible Participant shall be eligible to receive a Base Contribution for the Plan Year allocated to his or her Base Contribution Sub-Account if he or she meets the requirements of this Sec. 5.2 for the Plan Year. The amount so allocated to a Base Contribution Eligible Participant's Base Contribution Sub-Account shall have a value equal to one percent (1%) of the Participant's Certified Compensation with respect to the Plan Year (or, for a Base Contribution Eligible Participant who meets the requirements of this Sec. 5.2 during the Plan Year, with respect to the period commencing on the first day of the calendar month following the date on which such requirements are met, through December 31st of that year).

(b) In order to be eligible to receive the Employer Base Contribution under Sec. 5.2(a) for a Plan Year, a Base Contribution Eligible Participant must (1) be an Active Participant on December 15th of that year, unless during that calendar year the Base Contribution Eligible Participant experienced a Termination of Employment: (A) upon or after attaining Normal Retirement Age, (B) after having become Disabled, or (C) on account of the Base Contribution Eligible Participant's death, without regard to whether the Base Contribution Eligible Participant was on a leave of absence when any one of these events occurred (such as a salary continuation leave), and (2) be credited with at least one year of Vesting Service prior to the first day of the calendar year or becomes credited with at least one year of Vesting Service during the calendar year. A Base Contribution Eligible Participant who is not credited with at least one year of Vesting Service prior to January 1st of a calendar year for which a Base Contribution is made but who completes one year of Vesting Service during such year shall receive a Base Contribution for the calendar year, provided that the Base Contribution shall be based only on the Participant's Certified Compensation for the period commencing the first day of the calendar month that follows the date on which the Participant completed one year of service, through December 31st of that year.

(c) The Participating Employers shall pay Base Contributions to the Trustee as soon as practicable on or following the last business day of the Plan Year, but not later than the due date for the Company's federal income tax return (including extensions) for the Plan Year to which the contributions relate, subject to the provisions of Sec. 6.4. Base Contributions will be invested in accordance with Sec. 8.4 and Sec. 8.5.

Sec. 5.3 **Qualified Nonelective Contributions.** The Company may in its sole discretion determine that the Participating Employers will make Qualified Nonelective Contributions to the Plan for a particular Plan Year in order to enable the Plan to satisfy the requirements of Sec. 6.1 or 6.2 and avoid refunds, or reduce the amounts to be refunded, to Participants under Sec. 6.1(d) or 6.2 for that Plan Year. If Qualified Nonelective Contributions are to be made for a Plan Year, the Company will determine in its sole discretion the amount of such contributions to be made.

(a) Any Qualified Nonelective Contributions that are allocated to a Participant for a Plan Year will be included in Sec. 6.1(a)(1) and 6.2 for purposes of calculating the Participant's deferral percentage for the Plan Year, except to the extent the Plan Administrator elects instead to include part or all of such contributions for a Plan Year in Sec. 6.4(a)(1) for purposes of calculating the Participant's contribution percentage for the Plan Year. For Plan Years commencing on or after January 1, 2006, such contributions will be included in Sec. 6.1(a)(1) only to the extent they comply with the requirements of Treasury Regulation § 1.401(k)-2(a)(6). Any such contributions will be credited to a separate Employer QNEC Sub-Account for the Participant. Any Qualified Nonelective Contributions must be contributed to the Plan within 12 months following the end of the Plan Year to which they relate.

(b) The Qualified Nonelective Contribution for a Plan Year will be allocated among those Participants (i) who are Active Participants included in the testing under Sec. 6.1 or 6.2 for the Plan Year (whether or not the individual remains an Active Participant at the time the contribution is allocated), (ii) who are Non-Highly Compensated Employees for the Plan Year, and (iii) who are Qualified Employees on December 31 of the Plan Year. The allocation to each such Participant for a Plan Year will be in the proportion that the Certified Compensation of such Participant for the Plan Year bears to the total Certified Compensation of all Participants who meet the requirements of the previous sentence for that Plan Year.

(c) If Sec. 6.1 or 6.2 is being applied for the Plan Year by disaggregating the Plan into separate plans pursuant to Sec. 6.1(g) or 6.2, the Company will determine the amount of Qualified Nonelective Contributions (if any) to be made for each disaggregated plan, and the allocations under subsection (b) will be done separately for purposes of each disaggregated plan.

(d) Except for withdrawals pursuant to Sec. 10.5(f) and Sec. 10.9, any Employer QNEC Sub-Account established for a Participant pursuant to this section shall be treated the same as the Participant's Before Tax Sub-Account for all purposes under the Plan. All Employer QNEC Sub-Accounts are 100% vested and nonforfeitable at all times.

(e) In addition to the reasons described above, the Company may make other Qualified Nonelective Contributions for any other reason determined by the Plan Administrator. Such Qualified Nonelective Contributions (i) shall be allocated to the Employer QNEC Sub-Accounts of those Participants identified by the Company, (ii) shall be in an amount determined by the Company, (iii) shall be 100% vested and nonforfeitable at all times and (iv) shall be subject to the distribution restrictions described in Sec. 10.9(b).

ARTICLE VI

CONTRIBUTION ADJUSTMENTS AND LIMITATIONS

Historical Note: Prior to January 1, 2021, the Plan satisfied applicable nondiscrimination requirements through safe harbor contributions, and this Article VI previously only applied to Early Participants (as applicable), as defined under the terms of the Plan in effect prior to January 1, 2021.

Sec. 6.1 Adjustment of Before-Tax Contributions and Roth Contributions. If necessary to satisfy the requirements of Code section 401(k) and the regulations thereunder with respect to Participants, for Plan Years beginning on and after January 1, 2021, Before-Tax Contributions and Roth Contributions of Participants shall be adjusted in accordance with the following.

(a) Each calendar year, the "deferral percentage" will be calculated for each Participant. Each Participant's deferral percentage is calculated by dividing the amount referred to in paragraph (1) by the amount referred to in paragraph (2):

(1) The total Before-Tax Contributions and Roth Contributions (including Excess Deferrals of Highly Compensated Employees distributed under Sec. 6.3, but excluding Excess Deferrals of Non-Highly Compensated Employees that arise solely from contributions made under plans of the Participating Employers or Affiliates, and also excluding any Catch-up Contributions under Sec. 4.3(h)), if any, allocated to the Participant's Account with respect to the year. The amount under this paragraph (1) also includes any Qualified Nonelective Contributions allocated to the Participant's Employer QNEC Sub-Account pursuant to Sec. 5.3 with respect to the year, but only to the extent that such amount was contributed in order to pass the nondiscrimination testing requirements of this Sec. 6.1 and complies with the requirements of Treasury Regulation § 1.401(k)-2(a)(6).

(2) The Participant's compensation with respect to the calendar year. For purposes of this section, a Participant's "compensation" for the year means compensation determined according to a definition selected by the Plan Administrator for that year, which satisfies the requirements of Code section 414(s). The same definition of compensation shall be used for all Participants for a particular year, but different definitions may be used for different years. The Plan Administrator shall also determine whether compensation includes or does not include the Before-Tax Contributions and Roth Contributions to this Plan and any contributions made pursuant to a salary reduction agreement by or on behalf of the Participant to any other plan, which meets the requirements of Code sections 125, 132(f)(4), 401(k), 402(h)(1)(B), or 403(b), and whether or not it includes amounts paid prior to the date an individual became a Participant. Compensation shall be subject to the limit provided under Sec. 2.11(c).

(b) Each calendar year, the average deferral percentage for Participants, who are Highly Compensated Employees, and the average deferral percentage for Participants who are Non-Highly Compensated Employees, will be calculated. A separate average deferral percentage shall be calculated for Participants in all collective bargaining units who are required to be disaggregated pursuant to Treasury Regulation §§ 1.401(k)-1(b)(4)(iv) and 1.410(b)-7(c). Such Participants shall be disregarded in calculating the average deferral percentage for Participants who are not in such collective bargaining units.

(1) In each case, the average is the average of the percentages calculated under subsection (a) for each of the employees in the particular group. The deferral percentage for each Participant and the average deferral percentage for a particular group of employees shall be calculated to the nearest one-hundredth of one percent.

(2) The average deferral percentage for Participants, who are Non-Highly Compensated Employees that is used in applying this section for a particular calendar year shall be the percentage determined for the current year.

(c) If the requirements of either paragraph (1) or (2) are satisfied, then no further action is needed under this section:

(1) The average deferral percentage for Participants who are Highly Compensated Employees, is not more than 1.25 times the average deferral percentage for Participants who are Non-Highly Compensated Employees.

(2) The excess of the average deferral percentage for Participants who are Highly Compensated Employees, over the average deferral percentage for Participants who are Non-Highly Compensated Employees, is not more than two percentage points, and the average deferral percentage for such Highly Compensated Employees is not more than two times the average deferral percentage for such Non-Highly Compensated Employees.

The requirements of this subsection (c) shall be applied separately with respect to Participants in collective bargaining units who are required to be disaggregated pursuant to Treasury Regulation §§ 1.401(k)-1(b)(4)(iv) and 1.410(b)-7(c).

(d) If neither of the requirements of subsection (c) is satisfied, then the Before-Tax Contributions and Roth Contributions with respect to Participants who are Highly Compensated Employees, shall be reduced under the method set forth below.

(1) Determine the Total Reduction Amount, which, for purposes of this subsection, shall mean, with respect to any calendar year, the excess of the aggregate amount of Before-Tax Contributions and Roth Contributions actually taken into account in computing the deferral percentages of such Highly Compensated Employees for such year, over the maximum amount of such contributions permitted under subsection (c) (determined by hypothetically reducing the Before-Tax Contributions and Roth Contributions made on behalf of such Highly Compensated Employees in order of the deferral percentages, beginning with the highest of such percentages).

(2) Reduce the Before-Tax Contributions and Roth Contributions of such Highly Compensated Employee(s) with the greatest dollar amount of the Before-Tax Contributions and Roth Contributions to the dollar amount of such Highly Compensated Employee(s) with the next greatest dollar amount of the Before-Tax Contributions and Roth Contributions, unless a lesser reduction will be sufficient to equal the remaining Total Reduction Amount.

(3) Repeat paragraph (2) until the Before-Tax Contributions and Roth Contributions of the Participants who are Highly Compensated Employees, have been reduced by an amount equal to the Total Reduction Amount.

For purposes of this subsection, the "greatest dollar amount" is determined after distribution of any Excess Deferrals under Sec. 6.3.

(e) At any time during the calendar year, the Plan Administrator may make an estimate of the amount of Before-Tax Contributions and Roth Contributions by Participants, who are Highly Compensated Employees, that will be permitted under this section for the year and may reduce the percent specified in Sec. 4.3 for such Participants, or for a specified subset of such Participants, to the extent the Plan Administrator determines in its sole discretion to be necessary to satisfy at least one of the requirements in subsection (c).

(f) If the Before-Tax Contributions and Roth Contributions with respect to a Participant who is a Highly Compensated Employee are reduced pursuant to subsection (d), the excess Before-Tax Contributions and Roth Contributions shall be distributed subject to the following:

(1) For purposes of this subsection, "excess Before-Tax Contributions and Roth Contributions" mean the amount by which Before-Tax Contributions and Roth Contributions for Participants who are Highly Compensated Employees have been reduced under subsection (d).

(2) Excess Before-Tax Contributions and Roth Contributions (adjusted for income or losses allocable thereto as specified in paragraph (3), if any) shall be distributed to Participants on whose behalf such excess contributions were made for the calendar year no later than December 31st of the following year. Furthermore, the Plan Administrator shall attempt to distribute such amount by March 15th of the year following the year for which the excess contributions were made to avoid the imposition on the Participating Employers of an excise tax under Code section 4979.

(3) Income or losses allocable to excess Before-Tax Contributions and Roth Contributions shall be equal to the amount of income or loss allocable to such excess amount for the year for which such amount was contributed. The amount of such allocable income or loss shall be determined for all affected Participants for each year using a reasonable method selected by the Plan Administrator, which satisfies the requirements of Treasury Regulation § 1.401(k)-2(b)(2)(iv) and any other applicable regulations.

(4) The amount of excess Before-Tax Contributions and Roth Contributions and income or losses allocable thereto, which would otherwise be distributed pursuant to this subsection, shall be reduced, in accordance with regulations, by the amount of Excess Deferrals and income or losses allocable thereto previously distributed to the Participant pursuant to Sec. 6.3 for the calendar year.

(5) Notwithstanding the foregoing provisions of this subsection (f), if the Participant was eligible to make Catch-up Contributions pursuant to Sec. 4.3(h) for the calendar year for which the excess Before-Tax Contributions and Roth Contributions were made, but did not otherwise make the maximum Catch-up Contribution permitted for that year, the Participant's excess Before-Tax Contributions and Roth Contributions (or, if less, the portion of such excess equal to the amount by which the Participant's actual Catch-up Contributions for the year are below the maximum Catch-up Contribution allowed for the year) shall instead be treated as Catch-up Contributions for the year and retained in the Participant's Account. The portion of any income or losses that are allocable under paragraph (3) above, to the excess Before-Tax Contributions and Roth

Contributions that are treated as Catch-up Contributions, shall also be retained in the Participant's Account.

(6) Any Matching Contributions (and earnings thereon) made with respect to excess Before-Tax Contributions and Roth Contributions distributed pursuant to this subsection shall be forfeited.

(g) The deferral percentage for any Participant, who is a Highly Compensated Employee for the calendar year, and who is eligible to participate in two or more plans with cash or deferred arrangements described in Code section 401(k) to which any Participating Employer or Affiliate contributes, shall be determined pursuant to applicable Treasury regulations.

(h) If two or more plans, which include cash or deferred arrangements, are considered as one plan for purposes of Code section 401(a)(4) or Code section 410(b), the cash or deferred arrangements shall be treated as one for the purposes of applying the provisions of this section, unless mandatorily disaggregated pursuant to regulations under Code section 401(k).

(i) If the entire Account balance of a Participant, who is a Highly Compensated Employee, has been distributed during the calendar year in which an excess arose, the distribution shall be deemed to have been a corrective distribution of the excess, and income attributable thereto to the extent that a corrective distribution would otherwise have been required under subsection (f) of this section or Sec. 6.3.

(j) A corrective distribution of excess contributions under subsection (f) of this section or Excess Deferrals under Sec. 6.3 may be made without regard to any notice or Participant or spousal consent required under Article VIII or X.

(k) In the event of a complete termination of the Plan during the Plan Year in which an excess arose, any corrective distribution under subsection (f) of this section shall be made as soon as administratively feasible after the termination, but in no event later than 12 months after the date of termination.

Sec. 6.2 <u>Adjustment of Matching Contributions and After-Tax Contributions</u>. If necessary to satisfy the requirements of Code section 401(m) and the regulations thereunder with respect to Participants, for Plan Years beginning on and after January 1, 2021, Matching Contributions and After-Tax Contributions for Participants shall be adjusted in accordance with the following test (the "Actual Contribution Percentage Test"):

(a) For any Plan Year, the Actual Contribution Percentage for the eligible Employees who are Highly Compensated Employees shall not exceed the greater of (1) or (2) as follows:

(1) The Actual Contribution Percentage for the Non-highly Compensated Employees, times 1.25, or

(2) The Actual Contribution Percentage for the Non-highly Compensated Employees, times two; provided, however, that the Actual Contribution Percentage for the Highly Compensated Employees may not exceed the Actual Contribution Percentage for the Non-highly Compensated Employees by more than two percentage points; and further provided that the Actual Contribution Percentage for Highly Compensated Employees shall be further limited to the extent necessary to prevent the multiple use of the alternative limitation in Sec.

6.1(c)(2) and this paragraph (2).

The Actual Contribution Percentage for either specified group of eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each eligible Employee in such group) of the sum of (i) the amount of the Matching Contributions and After-Tax Contributions, if any, actually paid to the Plan on behalf of each such eligible Employee for such Plan Year, (ii) all other Matching Contributions and After-Tax Contributions made on behalf of such eligible Employee for such Plan Year under any other plan aggregated with this Plan for purposes of Code sections 401(a)(4) or Section 410(b), and (iii) in the case of a Highly Compensated Employee, all other After-Tax Contributions and Matching Contributions made on behalf of such eligible Employee for such Plan Year under any other plan subject to Code section 401(m) in which he or she is eligible (other than one which may not be aggregated with this Plan), to the eligible Employee's compensation, as described in Section 6.1(a)(2) above, for such Plan Year. In addition, all or a portion of the Before-Tax Contributions and Roth Contributions actually paid to the Plan on behalf of Non-highly Compensated Employees may be taken into account in determining the Actual Contribution Percentage for such group, provided that the Plan continues to satisfy the actual deferral percentage test under Sec. 6.1 without regard for such amount of Before-Tax Contributions and Roth Contributions taken into account hereunder. The Actual Contribution Percentage Test shall be calculated in accordance with Code section 401(m)(2) and Treasury Regulation 1.401(m)(2).

For purpose of performing the Actual Contribution Percentage Test under this Sec. 6.2(a), current year data with regard to Non-highly Compensated Employees shall be used. Also, for purposes of performing the Actual Contribution Percentage Test under this Sec. 6.2(a), the current year testing method shall be used.

(b) In the event that at the end of the Plan Year it is determined that the Plan would otherwise fail to satisfy the Actual Contribution Percentage Test for that Plan Year, or to prevent multiple use of the alternative limitation, the Plan Administrator may determine either (i) that an additional Qualified Nonelective Contribution shall be made pursuant to Sec. 5.3 or (ii) to reduce the amount of After-Tax Contributions and Matching Contributions allocated to the Employer QNEC Sub-Account of Highly Compensated Employees in a manner similar to that set forth in Sec. 6.1, and to have such amounts (together with any income allocable to such amounts for such Plan Year) paid to such Highly Compensated Employees in accordance with Code section 401(m) and Treasury Regulations thereunder, to the extent the Plan Administrator deems necessary so as to cause the Plan to satisfy the Actual Contribution Percentage Test, except that non-vested employer contributions shall not be paid but shall be forfeited and applied under Sec. 6.5. The earnings (or losses) allocable to excess contributions shall be determined in the same manner as under Sec 6.1(f). Any amounts to be distributed to a Highly Compensated Employee pursuant to this Sec. 6.2(b) shall be made within 12 months after the close of the Plan Year in which the Plan failed to satisfy the Actual Contribution Percentage Test.

(c) The Plan Administrator may determine a maximum permissible rate or amount After-Tax Contributions and Matching Contributions to the Plan that the Plan Administrator believes is likely to cause the Plan to satisfy the Actual Contribution Percentage Test. A determination by the Plan Administrator pursuant to this Sec. 6.2(c) shall be final and shall not be subject to question by any Participant.

Sec. 6.3 Distribution of Excess Deferrals. Notwithstanding any other provisions of the Plan, Excess Deferrals for a calendar year, and income or losses allocable thereto, shall be distributed no later than the following April 15 to Participants, who claim such Excess Deferrals, subject to the following:

(a) For purposes of this section, "Excess Deferrals" means the amount of Before-Tax Contributions and Roth Contributions for a calendar year that the Participant claims pursuant to the procedure set forth in subsection (b) because the total amount deferred for the calendar year exceeds the annual limit as in effect from time to time under Code section 402(g) or applicable Treasury regulations thereunder, as adjusted for subsequent calendar years in accordance with the Code or Treasury regulations, increased, if applicable, by the dollar limit on Catch-up Contributions under Code section 414(v).

(b) Excess Deferrals will be distributed to a Participant, only if the Participant makes a request to receive such a distribution, consistent with procedures established by the Plan Administrator. The Participant's request, specifying the amount of the Participant's Excess Deferral for any calendar year, must be submitted to the Plan Administrator no later than the April 1 following such calendar year. The request shall include the Participant's written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Code section 401(k), 403(b), or 408(k), exceed the limit imposed on the Participant by Code section 402(g) for the year in which the deferral occurred (increased, if applicable, by the dollar limit on Catch-up Contributions under Code section 414(v)). A Participant shall be deemed to have submitted such a request to the extent the Participant has Excess Deferrals for the calendar year taking into account only contributions under this Plan and any other plan maintained by a Participating Employer or an Affiliate.

(c) Excess Deferrals distributed to a Participant with respect to a calendar year shall be adjusted to include income or losses allocable thereto using the same method specified for excess Before-Tax Contributions and Roth Contributions under Sec. 6.1(f)(3).

(d) The amount of Excess Deferrals and income allocable thereto, which would otherwise be distributed pursuant to this section, shall be reduced, in accordance with applicable regulations, by the amount of excess Before -ax Contributions and Roth Contributions and income allocable thereto previously distributed to the Participant pursuant to Sec. 6.1 for the calendar year, and by the amount of any deferrals properly distributed as excess annual additions under Sec. 6.4.

(e) Any After-Tax Contributions exceeding the Plan's calendar year limit of $10,000 will also be distributed to the Participant. Such excess After-Tax Contributions distributed to a Participant with respect to a calendar year shall be adjusted to include income or losses allocable thereto using the same method specified for excess Before-Tax Contributions and Roth Contributions under Sec. 6.1(f).

Sec. 6.4 Limitation on Allocations. Notwithstanding the foregoing provisions of this Article V, allocations to Participants shall not exceed the limits provided under Code section 415. For purposes of the preceding sentence:

(a) The Annual Additions with respect to a Participant for any Plan Year shall not exceed the lesser of:

(1) The annual limit provided in Code section 415(c)(1) or applicable Treasury regulations thereunder, as adjusted for each subsequent Plan Year to reflect cost of living increases for that Plan Year provided under Code section 415(d) or published by the Secretary of the Treasury. However, for any year that the requirements of subsection (e) are met, the limitation in this paragraph shall be increased, as provided by Code section 415(c)(6).

(2) 100% of the Compensation of such Participant. This paragraph (2) shall not apply to any contribution for medical benefits after separation from service within the meaning of Code sections 401(h) or 419A(f)(2) which is otherwise treated as an Annual Addition.

(b) All defined contribution plans of the Company or of any trade or business entity under Common Control with the Company shall be treated as one defined contribution plan for purposes of applying the limitations of this section. If a limitation on the contributions to be allocated to a Participant's Account hereunder for a calendar year is required because of contributions or forfeitures under another such plan, the allocations under this Plan and each such other plan shall be reduced pro rata to the end that the limitation shall not be exceeded, except that reductions to the extent necessary shall be made in allocations under profit sharing and stock bonus plans before any reductions in allocations are made under money purchase pension plans.

(c) If for any calendar year the limitations described in subsection (a) would otherwise be exceeded with respect to any Participant, the Company shall correct the Participant's Annual Additions as permitted under the Internal Revenue Service's Employee Plan Compliance Resolution System (or any other applicable guidance issued by the Internal Revenue Service or the Treasury Department).

(d) The following definitions shall be applicable for purposes of this section:

(1) "Annual Additions" means the sum of the following amounts allocated to a Participant:

(A) Employer contributions, including Salary Deferral Contributions, made under this Plan. Excess Salary Deferral Contributions, and excess Matching Contributions, which are distributed under the provisions of this Article VI, are included in Annual Additions, but Excess Deferrals and excess After-Tax Contributions that are distributed under Sec. 6.3 are not included in Annual Additions.

(B) The portion of the Matching Contribution that is allocated to the Participant under Sec. 5.1.

(C) Principal payments made on an ESOP loan under Article XVI, to the extent such payments result in allocation of Company Stock to the Participant's Matching Contribution Sub-Account, Non-Safe Harbor Match Sub-Account or Safe Harbor Match Sub-Account.

(D) Employer contributions, employee contributions, and forfeitures, if any, under any other qualified defined contribution plan maintained by a Participating Employer.

(E) For any year that the requirements of subsection (e) are not met, interest on Exempt Loans shall be an Annual Addition.

(F) Amounts attributable to medical benefits, as described in Code sections 415(l)(2) and 419A(d)(2).

An Annual Addition with respect to a Participant's Account shall be deemed credited thereto with respect to a year if it is allocated to the Participant's Account under the terms of the Plan as of any date within that year. Annual Additions do not include any rollover contributions as defined in Code sections 402(c), 403(a)(4), 403(b)(8) or 457(e)(16), or in any other provision of the Code, which may allow rollover contributions to be made to this Plan from time to time. Any Catch-up Contributions under Code section 414(v) shall be disregarded in determining Annual Additions.

(2) "Compensation" means a Participant's earned income, wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Participating Employers or an Affiliate (including, but not limited to sales commissions, compensation for services on the basis of a percentage of profits, commissions on insurance premiums and bonuses) to the extent that the amounts are includible in gross income (or to the extent the amount would have been received and includible in gross income but for an election under Code sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)), subject to the following:

(A) "Compensation" for purposes of this section specifically includes, but is not limited to:

(i) Amounts paid after the Participant's Termination of Employment that constitute regular pay for services during the Participant's regular working hours, or pay for services outside the Participant's regular working hours, (such as overtime or shift differential), commissions, bonuses, or other similar payments, but only to the extent the payments would have been paid to the Participant if the Termination of Employment had not occurred. Such pay or amounts are Compensation only if paid by the later of (1) 2 ½ months after the Participant's Termination of Employment, or (2) the end of the Plan Year that includes the date of the Participant's Termination of Employment.

(ii) Amounts paid after the Participant's Termination of Employment that constitute payments of unused accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use the leave if employment had continued. Such pay or amounts are Compensation only if paid by the later of (i) 2 ½ months after the Participant's Termination of Employment, or (ii) the end of the Plan Year that includes the date of the Participant's Termination of Employment, and only if those amounts

would have been included in the definition of Compensation if they were paid prior to the Participant's Termination of Employment.

(iii) Amounts awarded by an administrative agency or court pursuant to a bona fide agreement by the Company or an Affiliate to compensate the Participant for lost wages, to the extent such payments represent wages, and such compensation that would otherwise be included in "Compensation," as defined under this section.

(B) Except as provided in subparagraph (A), "Compensation" for purposes of this section specifically excludes all other amounts paid after the Participant's Termination of Employment, such as severance pay, parachute payments within the meaning of Code section 280G, and post-severance payments under a nonqualified unfunded deferred compensation plan, unless the payments would have been paid at that time without regard to the Participant's Termination of Employment.

(C) "Compensation" for purposes of this section specifically excludes all of the following items:

(i) Contributions (other than elective contributions described in Code sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) made by the Company or an Affiliate to a plan of deferred compensation (including a simplified employee pension described in Code section 408(k) or a simple retirement account described in Code section 408(p), and whether or not qualified) to the extent that the contributions are not includible in the Participant's gross income for the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered Compensation, regardless of whether such amounts are includible in the Participant's gross income when distributed.

(ii) Amounts realized from the exercise of a nonstatutory option, or when restricted stock or other property held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (as described in Code section 83 and the regulations promulgated thereunder).

(iii) Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Treasury Regulation §1.421-1(b)).

(iv) Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the Participant's gross income and are not salary reduction amounts that are described in Code section 125).

(v) Other items of remuneration that are similar to any of the items listed in paragraphs (i) through (iv) above.

(D) Notwithstanding anything in this section to the contrary, "Compensation" for any Plan Year will not exceed the amount permitted to be taken into account for that Plan Year under Code section 401(a)(17).

(e) The requirements of this subsection (e) are met with respect to a particular year if no more than one third of the allocations to Matching Contribution Sub-Accounts under Sec. 16.5 for that year are allocated to Matching Contribution Sub-Accounts of Highly Compensated Employees.

Sec. 6.5 Forfeitures Credited Against Employer Contributions. Forfeitures arising during a calendar year under the provisions of Sec. 9.2(f), which have not previously been applied to reinstate Accounts pursuant to Sec. 9.2(g), shall be applied not later than the last business day of the year as a credit against the Base or Matching Contributions to be made for the current year by the Participating Employers, to pay expenses of the Plan or to make corrective adjustments to Accounts, each as determined by the Plan Administrator in its sole discretion (including the manner of allocating forfeitures as a credit among Participating Employers). Such forfeitures shall thereafter be treated hereunder as contributions by the Participating Employers.

ARTICLE VII

INDIVIDUAL ACCOUNTS

Sec. 7.1 Sub-Accounts for Participants. One or more than one of any of the Sub-Accounts identified below will be established for a Participant, as required by the Plan, or if considered advisable by the Plan Administrator, in the administration of the Plan. Each account of a Participant under any plan that has been merged into this Plan shall be held in the most comparable type of Sub-Account under this Plan. Except as expressly provided herein to the contrary, the Trust Fund shall be held and invested on a commingled basis; Sub-Accounts shall be for bookkeeping purposes only; and the establishment of Sub-Accounts shall not require any segregation of Trust Fund assets.

(a) A Before Tax Sub-Account and a Roth Sub-Account shall be maintained for each Participant who elects to have Before-Tax Contributions or Roth Contributions, as applicable, made on his or her behalf pursuant to Sec. 4.1 and Sec. 4.3, including Before-Tax Contributions or Roth Contributions made on or after January 1, 2020 in excess of the Code section 402(g) limit (without regard to the increase provided for in the last sentence of Section 4.3(e)) for Participants who will be age 50 or older by the end of the calendar year. Prior to January 1, 2020, a Catch-Up Contribution Sub-Account (Pre-2020 Catch-Up Sub-Account) and a Roth Catch-Up Sub-Account (Pre-2020 Roth Catch-Up Sub-Account) were maintained for each Participant, who elected to have Catch-up Contributions and Roth Catch-up Contributions, as applicable, made on his or her behalf pursuant to Sec. 4.1 and Sec 4.3; effective January 1, 2021, these Sub-Accounts were merged into the Before Tax and Roth Sub-Accounts, respectively.

(b) An After Tax Sub- Account shall be maintained for each Participant who elects to have After-Tax Contributions made on his or her behalf on or after January 1, 2026. A Frozen Sub-Account shall be maintained for each Participant who made such contributions under provisions of the Plan previously in effect prior to January 1, 2026.

(c) The following Sub-Accounts, collectively known as "Employer Contribution Sub-Accounts," shall be established for Participants:

(1) A Matching Contribution Sub-Account shall be maintained for each Participant who has any Matching Contributions made under Sec. 5.1. Matching Contributions received by a Participant on or after January 1, 2021 but prior to January 1, 2024 were required to be initially invested in the Wells Fargo ESOP Fund. Matching Contributions received by a Participant on account of Plan Years on or after January 1, 2010 and prior to January 1, 2021 are held in a Safe Harbor Match Sub-Account and before January 1, 2010 in a Non-Safe Harbor Match Sub-Account.

(2) Employer Discretionary Profit Sharing Contributions received by a Participant for Plan Year 2018 or prior are held in the Discretionary Profit Sharing Sub-Account.

(3) A Share Award Sub-Account shall be maintained for each Participant who received an allocation of Employer Discretionary Share Award Contributions, as described in Section 5.3 of the prior plan document dated as of 1/1/2010. No such contributions shall be made on or after January 1, 2013.

(4) A Base Contribution Sub-Account shall be maintained for each Participant who receives any allocation of Base Contributions under Sec. 5.2.

(5) A TAP Company Plus Sub-Account shall be maintained for a Participant from the Wells Fargo & Company Tax Advantage and Retirement Plan that merged into this Plan effective July 1, 1999 and who held amounts in the Company Plus Account in that Plan. No loan under Sec. 9.4 may be made from this Sub-Account.

(6) A Prior Employer Sub-Account is established for a Participant who was a participant in a plan of an employer listed in Sec. 14.10 that has been merged into this Plan that has no joint and survivor annuity requirements. No loans under Sec. 9.4 and no in-service withdrawals under Sec. 10.7, Sec. 10.8 or Sec. 10.9 shall ever be made from this Sub-Account.

(d) A Rollover Sub-Account, a Roth Rollover Sub-Account and/or an After Tax Rollover Sub-Account shall be established, as provided in Sec. 7.3, for any Participant who makes a Rollover Contribution, or as provided in Sec. 7.4, for any Participant, who makes certain types of transfers from other plans. A Rollover Sub-Account shall be established for any Participant who makes a Rollover Contribution of before-tax contributions. A Roth Rollover Sub-Account shall be established for any Participant who makes a Rollover Contribution of amounts described in Section 7.3(e). An After Tax Rollover Sub-Account shall be established for any Participant who makes a Rollover Contribution of after-tax contributions.

(e) A QJSA Prior Employer Sub-Account or a QJSA Non-Safe Harbor Match Sub-Account are Sub-Accounts of a Participant who was a participant in a plan of an employer listed in Sec. 10.1(n)(D) that has been merged into this Plan to hold any account under the merged plan subject to joint and survivor annuity requirements and will be identified with a special code applicable to such grandfathered benefit options. Prior to January 1, 2025, such Sub-Accounts were referred to as "Frozen Transferred Accounts." No loans under Sec. 9.4 and no in-service withdrawals under Sec. 10.7, Sec. 10.8 or Sec. 10.9 shall ever be made from the QJSA Prior Employer Sub-Account.

(f) A Loan Sub-Account will be established for any Participant who has elected to obtain a loan from the Plan in accordance with Sec. 9.4.

(g) An Employer QNEC Sub-Account shall be maintained for any Participant, who has any "qualified nonelective contributions," which were made under prior provisions of the Plan, or which were made under the plan of another employer listed in Sec. 14.10 that was merged into this Plan, or amounts contributed under Sec. 5.3.

(h) A Voluntary Contribution Sub-Account shall be maintained for any Participant, who has any qualified voluntary elective contributions, which were made under prior provisions of the Plan, or which were made under the plan of another employer listed in Sec. 14.10 that was merged into this Plan.

(i) A Pre-2021 Reinstatement of Funds Sub-Account shall be maintained for any amounts that were to be distributed to a Participant, Beneficiary or Alternate Payee from the Plan before 2021, but which were not in fact distributed for the reasons described in Sec. 10.20 (including pursuant to a rollover in accordance with Section 10.18, but not including amounts described in subsection (j) below).

(j) A Reinstatement of Roth Rollover Sub-Account shall be maintained for any amounts credited to a Roth Account, Pre-2020 Roth Catch-Up Sub-Account or Roth Rollover Sub-Account that were to be directly rolled over by a distributee (as defined in Sec. 10.18(b)(3)) in accordance with Sec. 10.18, but which were not in fact directly rolled over for the reasons described in Sec. 10.20.

(k) A Post 2020 Reinstatement of Funds Taxable Sub-Account shall be maintained for any amounts that are expected to be taxable upon distribution and earnings thereon and were to be distributed to a Participant, Beneficiary or Alternate Payee from the Plan on or after January 1, 2021, but which were not in fact distributed for the reasons described in Sec. 10.20 (including pursuant to a rollover in accordance with Section 10.18, but not including amounts described in subsection (j) above).

(l) A Post 2020 Reinstatement of Funds Non-Taxable Sub-Account shall be maintained for any amounts that are expected to not be taxable upon distribution and earnings thereon and were to be distributed to a Participant, Beneficiary or Alternate Payee from the Plan on or after January 1, 2021, but which were not in fact distributed for the reasons described in Sec. 10.20 (including pursuant to a rollover in accordance with Section 10.18, but not including amounts described in subsection (j) above).

(m) An In Plan Roth After Tax, an In Plan Roth After Tax-Frozen, or an In Plan Roth After Tax Rollover Sub-Account, as applicable, shall be maintained for any amounts transferred pursuant to Section 4.4.

Sec. 7.2 <u>Valuation of Sub-Accounts</u>. As of each Valuation Date, the value of each Sub-Account shall be adjusted to reflect the effect of distributions, transfers, withdrawals, income, realized and unrealized profits and losses, contributions, and all other transactions with respect to the Trust Fund since the next preceding Valuation Date, as follows:

(a) In accordance with a method consistently followed and uniformly applied, the Trustee shall determine the fair market value of each Investment Fund. The Trustee shall advise the Plan Administrator of the values. If fair market value of an asset is not available, the value of such asset shall be deemed to be its fair value as determined in good faith by the Trustee.

(b) From the value of each Sub-Account determined as of the next preceding Valuation Date, there shall be deducted the amount of all distributions and withdrawals, if any, made from the Sub-Account since the preceding Valuation Date.

(c) The fair market value of each Investment Fund determined as of the Valuation Date by the Trustee pursuant to subsection (a) shall be adjusted by adding the amount allocated to the Investment Fund from any contribution of a Participating Employer for a year that ended prior to the Valuation Date (which contribution has not been paid to the Trust as of the Valuation Date).

(d) The value of each Sub-Account as determined in subsection (b) above shall be adjusted pro rata so that the aggregate value of the Accounts invested in each Investment Fund equals the fair market value of the Investment Fund as adjusted in subsection (c) above.

(e) Following adjustment pursuant to subsection (d), there shall be added to the value of each Account (other than Matching Contribution Sub-Accounts but only with respect to Matching

Contributions made prior to January 1, 2024, Safe Harbor Match Sub-Accounts, Non-Safe Harbor Match Sub-Accounts and Discretionary Profit Sharing Sub-Accounts described in subsection (f) to the extent such Account has been allocated an amount pursuant to Sec. 16.5), the amount of any contributions made on the Participant's behalf, which were allocated to the Participant's Account during the period subsequent to the preceding Valuation Date and ending on the current Valuation Date.

(f) To Matching Contribution Sub-Accounts (only with respect to Matching Contributions made prior to January 1, 2024), Safe Harbor Match Contribution Sub-Accounts, Non-Safe Harbor Match Sub-Accounts and Discretionary Profit Sharing Sub-Accounts of each Participant employed by a Participating Employer that can participate in an employee stock ownership plan, there shall be added all amounts allocated thereto pursuant to Sec. 16.5.

(g) Any transfers between the various Investment Funds pursuant to Sec. 8.5 and Sec. 8.6 shall then be made, and Sub-Accounts shall be adjusted accordingly.

(h) If a Participant's Termination of Employment occurred at a time when the Participant was not 100% vested in one or more of his or her Employer Contribution Sub-Accounts, the unvested portion of the respective Sub-Account that is treated as a forfeiture pursuant to Sec. 9.2 shall continue to be allocated to the specific Sub-Account to which such amount was allocated immediately prior to the Participant's Termination of Employment, until it is forfeited pursuant to Sec. 9.2(f), at which point such amount will be applied pursuant to Sec. 6.5.

(i) In the event that amounts are accumulated in the Trust Fund, which are not allocable to the Sub-Accounts of particular Participants, Beneficiaries or Alternate Payees, such amounts (and any earnings on those amounts) may be applied by the Plan Administrator to restore Sub-Accounts to conform to Participant, Beneficiary or Alternate Payee investment designations, to make other restorative allocations, or to pay expenses chargeable to the Trust Fund. Any such amounts remaining in the Trust Fund, as of the last day of the Plan Year, which have not been so applied shall be allocated among the Investment Funds established under Sec. 8.1, as additional investment earnings in proportion to the balance of each Investment Fund, as soon as administratively feasible in the following Plan Year.

Sec. 7.3 Rollover Contributions. With the consent of the Plan Administrator, which shall be granted in its sole discretion and only if it is certain that the amount to be transferred constitutes a Rollover Contribution, a Qualified Employee may transfer to the Trust Fund an amount that constitutes a Rollover Contribution. Notwithstanding any provisions of the Plan to the contrary, the following shall apply with respect to a Rollover Contribution:

(a) A Rollover Sub-Account, a Roth Rollover Sub-Account and/or an After Tax Rollover Sub-Account, as appropriate, shall be established pursuant to Sec. 7.1(d) for each individual, who makes a Rollover Contribution. From the date the assets of the Rollover Contribution are transferred to the Trust Fund through the first Valuation Date following such transfer, the Sub-Account to which such contribution is transferred shall be valued at the fair market value of said assets on the date of such transfer.

(b) No employer contributions shall ever be added to a Rollover Sub-Account, a Roth Rollover Sub-Account or an After Tax Rollover Sub-Account and the Participant shall always be 100% vested in such a Sub-Account.

(c) The individual shall be treated the same as a Participant hereunder from the time of the transfer with respect to such Rollover Contribution, but shall not actually be a Participant and shall not be eligible to have Salary Deferral Contributions made on his or her behalf or to receive an allocation of employer contributions until he or she has satisfied the requirements of Article IV and Article V, respectively.

(d) For purposes of this section, "Rollover Contribution" means a contribution of an amount that may be rolled over to this Plan pursuant to Code section 401(a)(31), 402(c), 403(a)(4), or 408(d)(3), or pursuant to Code section 403(b)(8) or 457(e)(16). Prior to January 1, 2010, no Rollover Contribution was permitted to this Plan to the extent it consisted of after-tax contributions.

(e) The Plan may accept transfer to the Trust Fund of distributions from a designated Roth account described in Code section 402A(b)(2), as provided below:

(1) A direct rollover pursuant to Code section 401(a)(31) of an amount that is all or part of an eligible rollover distribution from a designated Roth account, provided that the Plan Administrator receives from the plan administrator of the distributing plan prior to the transfer a statement in a form acceptable to the Plan Administrator either (A) indicating that the distribution is a qualified distribution within the meaning of Code section 402A(d)(2) or (B) specifying the first year for which the individual made a Roth contribution under Code section 402A to the distributing plan and the amount of the distribution attributable to the investment in the contract (i.e., the "basis") under the distributing plan versus the income on the contract within the meaning of Code section 72(e). The Plan Administrator shall rely on such statement received from the plan administrator of the distributing plan, and assumes no obligation or responsibility with respect to the accuracy of such information.

(2) The Plan will not accept an indirect rollover that is part of an eligible rollover distribution from a designated Roth account.

If the eligible rollover distribution is not a qualified distribution under Code section 402A(d)(2), and less than the full amount of the distribution is transferred in a direct rollover to this Plan, the rollover will be deemed to consist first of the portion of the distribution that is attributable to income on the contract within the meaning of Code section 72(e). A Roth Rollover Sub-Account shall be established for each individual, who makes a Rollover Contribution described in this subsection (e). Except as specifically provided herein, the Roth Rollover Sub-Account shall be treated in all respects the same as a Rollover Sub-Account.

(f) The Plan will not accept an indirect rollover that is part of an eligible rollover distribution from an after-tax contribution account.

Sec. 7.4 <u>Transfers from Other Plans</u>. With the consent of the Plan Administrator, which shall be granted in its sole discretion and only if it determines that the transfer is consistent with the provisions of the Code, the Plan may accept a direct transfer from another plan of assets credited to a Qualified Employee under such other plan (provided such plan is a qualified plan under Code section 401 to which the survivor annuity requirements of Code section 401(a)(11) do not apply).

(a) Any assets so received that are attributable to employer contributions (other than under Code section 401(k)) shall be placed in a Rollover Sub-Account for the individual, any assets

attributable to employer contributions made pursuant to an employee's salary deferral election under Code section 401(k) shall be placed in an individual's Rollover Sub-Account or Roth Rollover Sub-Account, based on whether such contributions were deferred on a before-tax basis or Roth after-tax basis, and any assets attributable to employee after-tax contributions shall be placed in an After Tax Rollover Sub-Account. Thereafter, the assets transferred shall be treated in all respects as the corresponding type of contributions under this Plan. However, no additional contributions shall ever be credited to any account established under this section, and Sec. 10.7(b) shall apply to any such Sub-Account.

(b) The individual shall be treated the same as a Participant from the time of the transfer but shall not actually be a Participant and shall not be eligible to have Salary Deferral Contributions made on his or her behalf or to share in employer contributions until he or she has satisfied the requirements of Article IV and Article V, respectively.

ARTICLE VIII

INVESTMENT OF FUNDS

Sec. 8.1 Investment Funds. The following Investment Funds shall be maintained for the investment of contributions by Participants and Participating Employers described in Articles IV and V. Investment directions by Participants will be subject to such rules, procedures and limits as may be established by the Plan Administrator from time to time.

(a) Wells Fargo ESOP Fund. The Wells Fargo ESOP Fund shall consist primarily of shares of Company Stock. Purchases or sales of such shares shall be made from time to time by the Trustee through brokers or from securities dealers or by private purchase or sale from or to the Company or other seller or purchaser at such prices and in such amounts as the Trustee may determine in its absolute and uncontrolled discretion, provided, however, that no commissions may be charged to the Plan for the private purchase or sale of such shares, and no private purchase of shares of Company Stock shall be made at a total cost greater than the total cost of purchasing such shares on the New York Stock Exchange at the closing price on the date of such private purchase or, if shares of Company Stock are not traded on such date, the next previous date on which such shares are traded. Any rights, warrants, or options issued with respect to Company Stock held in the Trust Fund shall be exercised or sold as the Trustee may determine. The Trustee may, in its discretion, limit the daily volume of its purchases or sales of shares of Company Stock to the extent such action is deemed by it to be in the best interest of the Participants.

(1) Contributions under the Plan by Participating Employers may consist of shares of Company Stock valued at the closing price thereof on the New York Stock Exchange on the date of delivery of such shares to the Trustee or, if shares of Company Stock are not traded on such date, the next previous date on which shares of Company Stock are traded. Shares of Company Stock contributed by the Company may either be authorized but previously unissued shares or shares held by the Company as treasury shares.

(2) It is contemplated that from time to time the Trustee may hold funds in the Wells Fargo ESOP Fund temporarily awaiting investment in shares of Company Stock. Such funds may, pending such investment, be invested in short term securities issued or guaranteed by the United States of America or any agency or instrumentality thereof, or any other investment of a short term nature, including collective funds, mutual funds, corporate obligations or participations therein.

(3) The "closing price" for purposes of this subsection (a) is the closing price on the New York Stock Exchange only on the relevant trading date, as reported by the New York Stock Exchange as the "NYSE Only Close."

(4) Notwithstanding anything in the Plan to the contrary, the Trustee may account for the Fund in terms of units rather than in terms of shares of stock and interests in other investments held in the Fund.

(b) In addition to the Wells Fargo ESOP Fund (which is required to be maintained under the Plan in accordance with the foregoing paragraphs), the Employee Benefit Review Committee shall have the authority to establish or select other Investment Funds, as it deems appropriate, to be

made available to Participants under the Plan. The Employee Benefit Review Committee shall establish or select at least three other Investment Funds. Any such Investment Fund established or selected by the Employee Benefit Review Committee may be maintained through investment in any common or collective fund maintained by the Trustee or other financial institution (including, without limitation, a Participating Employer) for the investment of funds of qualified retirement plans, which has the appropriate investment objectives. The Employee Benefit Review Committee may at any time establish or select new Investment Funds, terminate, suspend, merge or consolidate Investment Funds that it established or selected, change the specific categories of investments held in an Investment Fund, or take any other action necessary for the operation and administration of the Investment Funds it establishes or selects. If additional Investment Funds are created within a category as replacements of one or more existing Investment Funds, the assets of the existing Investment Funds and future contributions to such Investment Funds shall be divided equally among the new Investment Funds, unless the Employee Benefit Review Committee establishes a different allocation or the Participant selects a different investment designation pursuant to Sections 8.4 and 8.5. If an Investment Fund that was established or selected by the Employee Benefit Review Committee is eliminated, the Employee Benefit Review Committee shall determine the disposition of its assets, subject to Participant investment designations under Sections 8.4 and 8.5.

(c) The Plan is intended to be a "Section 404(c) plan" under ERISA, and Participants are responsible for the investment elections and deemed investment elections they make regarding their Accounts. The Plan's fiduciaries, the Company and its Affiliates are not responsible and will not be liable for any adverse results or losses from a Participant's (or a former Participant's) investment elections or deemed investment elections. The Plan Administrator will maintain procedures to protect the confidentiality of information relating to the purchase, holding, and sale of a Participant's investment in the Wells Fargo ESOP Fund, and the exercise of voting, tender and similar rights with respect to such investments, except to the extent necessary to comply with Federal law or state laws not preempted by ERISA. The Beneficiary of a deceased Participant or an Alternate Payee under a QDRO for whom a separate Account has been established shall have the same rights with respect to direction of investments and voting and tender as are available to Participants under this Article VIII. An investment change elected by a Participant cannot be reversed at the request of a Participant once it has been transacted in the Plan.

Sec. 8.2 Reinvestment. Income on and proceeds of sales of investments of each Investment Fund shall be reinvested by the Trustee in the same Fund, except to the extent that dividends paid on Company Stock in the Wells Fargo ESOP Fund are paid directly to Participants or their beneficiaries pursuant to Sec. 10.19 hereof.

Sec. 8.3 Uninvested Cash. The Trustee may, in its discretion maintain in cash, without obligation to credit interest thereon, such part of the assets of each Investment Fund as it considers necessary or desirable for the proper administration of such Fund and may deposit any uninvested funds with itself or other custodians.

Sec. 8.4 Investment Fund Designations. Amounts allocated to a Participant's Sub-Accounts, other than any Matching Contribution Sub-Accounts (only with respect to Matching Contributions made prior to January 1, 2024), Non-Safe Harbor Match Sub-Accounts, Safe Harbor Match Sub-Accounts, Discretionary Profit Sharing Sub-Accounts, or Share Award Sub-Accounts, shall be invested in one or more of the Investment Funds pursuant to the Participant's direction. A Participant may direct that 100% of such contributions be invested in any one of said Investment Funds, or may

direct that such contributions be apportioned between two or more Investment Funds in multiples of 1%. Each Qualified Employee, as a part of the application for participation shall designate the allocation applicable to such contributions to be made on his or her behalf. A Participant may provide separate investment directions for each Rollover Contribution contributed to the Plan in accordance with Section 7.3 in accordance with procedures established by the Plan Administrator for such separate investment directions. If no separate investment direction is given with respect to a Rollover Contribution, such Rollover Contribution shall be invested in accordance with the Participant's current investment directions on file with the Plan Administrator or, if none, shall be invested in the Plan's qualified default investment alternative.

In addition, a Participant may designate, pursuant to procedures established by the Plan Administrator, that the Participant's investment directions and investment allocation be automatically adjusted generally on a periodic basis (generally quarterly, semi-annually or annually) consistent with an allocation among the Investment Funds that has been specified in advance by the Participant, provided, however, that no Participant who is a beneficial owner, director, or officer subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934 may participate in this automatic adjustment arrangement. The Participant can change their automatic adjustment arrangement at any time.

Sec. 8.5 Change in Investment Fund Designation. An Active Participant may change the designation of the Investment Funds in which future contributions on his or her behalf (other than amounts initially allocated to a Matching Contribution Sub-Account prior to January 1, 2024, Safe Harbor Match Sub-Account, Non-Safe Harbor Match Sub-Account, Discretionary Profit Sharing Sub-Account or Share Award Sub-Account) shall be invested effective as soon as possible after the change is requested by the Active Participant pursuant to procedures established by the Plan Administrator. The new designation must be from among those described in Sec. 8.4, and the apportionment between the Investment Funds must be in multiples of 1%.

Effective as of any Valuation Date, a Participant may also direct that all or part of the funds held in his or her Accounts (other than amounts outstanding as a loan to the Participant), which are invested in any of the Investment Funds, shall be transferred to one or more of said Funds. The amount to be transferred may be designated by the Participant in multiples of 1% or by specified dollar amount, in accordance with procedures adopted by the Plan Administrator.

Any direction by the Participant under this section must be received, in good order, by and on record with the Plan Administrator or its agent prior to the cut-off date and time established by the Plan Administrator or its agent for the effective date of the direction.

Sec. 8.6 ESOP Diversification. Participants may elect to change the investment of amounts allocated to their Matching Contribution Sub-Accounts prior to January 1, 2024, Non-Safe Harbor Match Sub-Accounts, Safe Harbor Match Sub-Accounts, Discretionary Profit Sharing Sub-Accounts, and Share Award Sub-Accounts (and any other Sub-Accounts) as follows:

(a) Each Participant may elect that all or a portion of the Participant's Account that is invested in the Wells Fargo ESOP Fund shall instead be invested in Investment Funds other than the Wells Fargo ESOP Fund. Such an election may be effective as of a Valuation Date that occurs as soon as administratively feasible after the date amounts allocated to the Account are invested in the Wells Fargo ESOP Fund, or as of any subsequent Valuation Date. After any such election has been implemented, the Participant may thereafter elect to change the investment of that portion of the Account to any other Investment Fund, including the Wells Fargo ESOP Fund, pursuant to Sec. 8.5 and in accordance with such rules as the Plan Administrator or its agent may establish from time to time.

(b) Elections under this section shall be made, as provided in Sec. 8.5. However, a separate record of such elections by the Participant shall be made under procedures established by the Plan Administrator. This section shall be administered in accordance with Code section 401(a)(35) and applicable Treasury Regulations thereunder.

Sec. 8.7 **Voting of Company Common Stock.** Before each annual or special meeting of the stockholders of the Company, the Plan Administrator shall cause to be sent to each Participant a copy of the proxy solicitation material therefor (or a notice instructing Participants where to view and obtain proxy solicitation materials), together with a form requesting confidential instructions to be sent to a third party designated by the Plan Administrator (which may but need not be the Trustee) on how the Trustee is to vote the shares of Company Stock held in the Trust Fund. Instructions received from Participants shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or employees of the Company.

The Trustee shall vote all shares of Company Stock held in the Wells Fargo ESOP Fund, and the Unallocated Reserve in proportion to "votes" cast by Participants, as follows:

(a) The number of votes the Participant may cast shall be the total number of shares allocated to the Participant's Accounts in the Wells Fargo ESOP Fund.

(b) The Trustee shall determine the number of votes for and against each proposition and shall vote, in person or by proxy, all of the shares of Company Stock held in the Wells Fargo ESOP Fund and the Unallocated Reserve in proportion to the votes received.

The determinations in (a) shall be as of a Valuation Date selected by the Plan Administrator, which is not more than 90 days preceding the record date for the meeting. It is intended that by reason of the foregoing provisions, unallocated shares held in the Unallocated Reserve, and allocated shares held for the benefit of Participants, who do not give voting instructions, will be voted by the Trustee in proportion to the instructions actually received. Any non-voting shares of Company Stock held in the Trust Fund shall be disregarded for purposes of applying this section.

Sec. 8.8 **Tender or Exchange Offers Regarding Company Stock.** As soon as practicable after the commencement of a tender or exchange offer (an "Offer") for shares of Company Stock, the Plan Administrator shall use its best efforts to cause each Participant to be advised in writing of the terms of the Offer, and to be provided with forms that the Participant may return to a third party designated by the Plan Administrator, which may or may not be the Trustee, instructing the Trustee, or revoking such instruction, to tender or exchange shares of Company Stock, to the extent permitted under the terms of such Offer. The Trustee shall follow the directions of each Participant. In advising Participants of the terms of the Offer, the Plan Administrator may include statements from the Board setting forth its position with respect to the Offer. The giving of instructions by a Participant to tender or exchange shares, and the tender or exchange thereof, shall not be deemed a withdrawal or suspension from the Plan solely by reason of the giving of such instructions and the Trustee's compliance therewith. Instructions by Participants pursuant to this section shall apply both to allocated shares held in the Wells Fargo ESOP Fund and to unallocated shares held in the Unallocated Reserve. The number of shares as to which a Participant may provide instructions shall be determined as follows:

(a) The Participant may provide instructions on the offer with respect to the total number of shares of Company Stock allocated to the Participant's Accounts in the Wells Fargo ESOP Fund. If the Participant directs tender or exchange of the shares for which the Participant may provide instructions, the Trustee shall follow that instruction. The Trustee shall not

tender or exchange the shares, for which a Participant may provide instructions, if the Participant (i) directs against their tender or exchange, or (ii) gives no direction. The Trustee shall tender or exchange shares of Company Stock held in the Unallocated Reserve in proportion to the number of shares held in the Wells Fargo ESOP Fund for which the Trustee receives instructions from Participants to tender or exchange.

(b) Said determination shall be as of the close of business on the day preceding the date on which the Offer is commenced or such earlier date as shall be designated by the Plan Administrator as the Plan Administrator, in its sole discretion, deems appropriate for reasons of administrative convenience. Any securities received by the Trustee as a result of a tender or exchange of shares of Company Stock shall be held, and any cash so received shall be invested, in short-term investments pending any reinvestment by the Trustee, as it may deem appropriate, consistent with the purposes of the Plan.

Sec. 8.9 Certain Administrative Matters. Notwithstanding anything in the Plan to the contrary:

(a) The Plan Administrator may establish rules and procedures delaying the effective date of investment elections, loans, withdrawals while employed, distributions or other transactions, or establishing blackout periods during which such elections or transactions will not be processed, as the Plan Administrator determines is advisable for the administration of the Plan.

(b) If the Plan Administrator determines that one or more Participants, Beneficiaries or Alternate Payees have been engaging in, or could engage in, investment transactions, which are having, or could potentially have, an adverse impact on other Participants or on the Plan as a whole, the Plan Administrator may in its sole discretion establish rules and procedures to restrict or preclude such transactions, including but not limited to delaying the implementation of investment elections, limiting the dollar amount of, or the number of shares or units that may be acquired in, permitted transactions, restricting the number of elections that can be made within a specified period, or requiring that elections be made a certain period prior to the occurrence of specified events. Any such rules and procedures may apply to all Participants, Alternate Payees and Beneficiaries, to specific groups of individuals, or to individuals who engage in particular types of transactions.

(c) The Plan Administrator shall give effect to, and shall administer the Plan consistently with, such reasonable restrictions, redemption fees or other limitations or conditions that an Investment Fund established pursuant to Sec. 8.1 may impose, or require to be imposed, on transactions by Participants, Alternate Payees and Beneficiaries with respect to investments in shares or units in such Investment Fund. An Investment Fund's restrictions, redemption fees or other limitations on trading shall be considered terms of the Plan while the fund is established as an Investment Fund pursuant to Sec. 8.1.

(d) The Plan Administrator may (in its sole discretion) decide to offer or cease offering one or more investment adviser or management programs, pursuant to which Participants, Alternate Payees and Beneficiaries may, in their sole discretion, (including any deemed election to participate) obtain, on a discretionary or nondiscretionary basis, individual investment advice for a fee with such fees to be paid by the Participant, Alternate Payee or Beneficiary to use the program. The fee for an investment adviser or management program may be paid from the Participant's, Alternate Payee's or Beneficiary's Account. The Plan Administrator may establish rules and procedures with regard to any such programs as it deems appropriate,

including (without limitation) rules regarding the participation of officers and directors, regarding default and opt-in or opt-out election methods, and regarding small Account balances.

Sec. 8.10 **Blackout Notice.** Pursuant to Department of Labor Regulation § 2520.101-3(c)(3), the Plan Administrator is designated as the person to receive the notice required to be provided to the Company pursuant to Section 101(i)(2)(E) of ERISA.

Sec. 8.11 **Rights of Beneficiaries and Alternate Payees.** The Beneficiary of a deceased Participant or an Alternate Payee under a QDRO for whom a separate Account has been established shall have the same rights with respect to direction of investments and voting and tender as are available to Participants under this Article VIII.

ARTICLE IX

BENEFIT REQUIREMENTS

Sec. 9.1 Benefit Upon Retirement or Disability. Each Participant shall become 100% vested if the Participant either (i) attains Normal Retirement Age while employed by a Participating Employer or an Affiliate, or (ii) is determined to have incurred a Disability while employed by a Participating Employer or an Affiliate. If a Participant's Termination of Employment occurs (for a reason other than death) on or after the date the Participant attains Normal Retirement Age, or if the Participant has incurred a Disability while employed by a Participating Employer or Affiliate, the Participant shall be entitled to a benefit equal to 100% of the value of all of his or her Accounts. Benefits under this section shall be paid at the times and in the manner determined under Article X.

Sec. 9.2 Other Termination of Employment. If a Participant's Termination of Employment occurs (for any reason other than death), and the Participant is not entitled to a benefit under Sec. 9.1, the Participant shall be entitled to a benefit equal to the vested percentage of the value of his or her Accounts, subject to the following (except as provided below, the vested percentage of the value of a Sub-Account is 100%):

(a) For a Participant whose Employment Commencement Date is before January 1, 2021, the Participant shall be entitled to a benefit equal to 100% of the value of their Matching Contribution Sub-Account.

(b) For a Participant whose Employment Commencement Date is on or after January 1, 2021, the Participant shall be entitled to a benefit equal to a vested percentage of the Participant's Matching Contribution Sub-Account determined according to the number of the Participant's years of Vesting Service prior to the Termination of Employment, as follows:

Full Years of Vesting Service	Vested Percentage
Less than 3 years	0%
3 years or more	100%

(c) The vested portion of the Participant's Base Contribution Sub-Account and Discretionary Profit Sharing Sub-Account pursuant to Article X, shall be the vested percentage determined according to the number of the Participant's years of Vesting Service prior to the Termination of Employment, as follows:

Full Years of Vesting Service	Vested Percentage
Less than 3 years	0%
3 years or more	100%

(d) Notwithstanding the foregoing, certain historical vesting provisions relating to Terminations of Employment prior to 2010 and certain employer acquisitions prior to 2017 were included in the 2024 restatement of this Plan. Please refer to that Plan if there is a concern regarding those vesting provisions. Effective as of January 1, 2025, all such historical vesting provisions should have resulted in 100% vesting or a forfeiture in accordance with break in service provisions.

In addition, the vested percentage of a Participant in his or her Plan Account may be increased in connection with a Participating Employer's discontinuation of participation in the Plan or another event, as described in Exhibit III.

(e) If, pursuant to Article X, the Participant has made one or more withdrawals from Employer Contribution Sub-Accounts that is not 100% vested at the time of such withdrawal, the vested portion of the respective Sub-Account shall be determined as follows:

(1) There shall be added to the value of the Sub-Account the aggregate amount of withdrawals made from that Sub-Account.

(2) The amount determined under paragraph (1) shall be multiplied by the vested percentage determined in accordance with this Sec. 9.2.

(3) The amount determined under paragraph (2) shall be reduced by the amount added to the value of the Sub-Account under paragraph (1). The result (but not less than zero in any case) shall be the vested portion of the Sub-Account.

(f) The portion of each Employer Contribution Sub-Account that is not vested shall be designated as a forfeiture amount as of the Valuation Date coincident with or next following the Participant's Termination of Employment, as provided in Sec. 7.2. The amount accounted for as a forfeiture amount in each Sub-Account shall be forfeited on the Valuation Date coincident with or next following the earlier of (i) the date the Participant's entire vested benefit has been distributed or (ii) the first day of the calendar quarter beginning after the date the Participant incurs a break in service as defined in subsection (h). If a Participant's vested total Account balance (including the Participant's Before Tax Sub-Account and Roth Sub-Account) is $0 upon his or her Termination of Employment, the Participant shall be deemed to have received an immediate lump sum distribution of the Participant's entire vested interest. The forfeiture shall then be applied to reinstate Sub-Accounts pursuant to subsection (g)(2)(A) of this section, to credit against Matching Contributions or Base Contributions for the year in which the forfeiture occurred, as provided in Sec. 6.5, or to pay expenses of the Plan.

(g) If the Participant is reemployed and completes an Hour of Service before a break in service, as defined in subsection (h), occurs, the respective forfeiture amount shall be reinstated as a separate Matching Contribution Sub-Account, Non-Safe Harbor Match Sub-Account, Base Contribution Sub-Account, Discretionary Profit Sharing Sub-Account, and/or Share Award Sub-Account (corresponding to the original contribution source of the forfeiture amount) to which the Participant shall be entitled, in accordance with the provisions of this Article IX, upon a subsequent Termination of Employment. Prior to January 1, 2021, the reinstated forfeiture was invested in the Wells Fargo ESOP Fund. For periods on or after January 1, 2021, the reinstated forfeiture shall be invested according to the Participant's investment designation pursuant to Sections 8.4 through 8.6

(1) The reinstatement shall occur as soon as reasonably possible after the Participant's reemployment, but not later than December 31st of the year following the calendar year in which the Participant completed the Hour of Service after the reemployment. If the forfeiture amount has become a forfeiture under subsection (f), the amount of the reinstatement shall be equal to the forfeiture amount as of the date

that it became a forfeiture. Otherwise, the forfeiture amount shall be reinstated to the Participant.

(2) The amount required for the reinstatement of a forfeited amount pursuant to this subsection shall be provided from the following sources in the priority indicated:

(A) Amounts that have become forfeitures under subsection (f) and are available to be allocated on the date the reinstatement is to occur.

(B) Additional contributions by the Participant's present Participating Employer, in amounts specified by the Plan Administrator.

(3) If the Participant is not 100% vested in such Sub-Accounts upon the subsequent Termination of Employment, the benefit to which he or she shall be entitled therefrom shall be determined as of the Valuation Date coincident with or next following such Termination of Employment, as follows:

(A) To the value of the Sub-Account determined as of said Valuation Date, there shall be added the amount of the benefit from the respective prior Sub-Account to which the Participant became entitled, as a result of the prior Termination of Employment valued as of the Valuation Date coincident with or next following that Termination of Employment.

(B) The applicable vested percentage determined in accordance with this Sec. 9.2 shall be applied to such sum.

(C) From the result obtained in (B), there shall be subtracted the amount added in (A).

(h) For purposes of this section, a "break in service" means a period of at least 60 months duration ending on or after January 1, 1985, which meets the requirements of Sec. 3.3(d)(1) and (2).

(i) The benefit under this section shall be paid at the times and in the manner determined under Article X.

Sec. 9.3 Death. If a Participant's Termination of Employment is the result of the Participant's death, or the Participant dies while performing "qualified military service" within the meaning of Code section 414(u), the Participant's Account shall become fully vested, and the Beneficiary shall be entitled to a benefit equal to 100% of the value of all of the Participant's Sub-Accounts. If a Participant's death occurs after Termination of Employment, the Beneficiary shall be entitled to whatever benefit the Participant would have been entitled to receive if the Participant had lived. Such benefits shall be paid at the times and in the manner determined under Article X.

Sec. 9.4 Loans to Participants. In accordance with procedures adopted by the Plan Administrator, a Participant who is an employee with a vested Account balance may borrow from the Plan, subject to the requirements of this Section 9.4.

(a) Amount. The minimum amount of any loan shall be $500. The maximum amount of any loan (when added to the outstanding balance of all other loans made by the Participant from the Plan) shall not exceed the lesser of:

(1) $50,000 reduced by the excess (if any) of (A) the highest outstanding balance of loans from the Plan to the Participant during the one-year period ending on the day before the date on which the loan is made, over (B) the outstanding balance of loans from the Plan to the Participant on the date on which the loan is made, or

(2) One-half of the value of the Participant's vested Account balance on the date on which the loan is made.

For purposes of this Section 9.4(a), the date on which a loan is made will be the date on which the Plan Administrator processes the loan application pursuant to which the loan is made. Loans under any other qualified plan sponsored by the Company or an Affiliate shall be aggregated with loans under the Plan in determining whether or not the limitation stated herein has been exceeded.

(b) Terms. Each loan shall be evidenced by a promissory note payable to the Trustee and shall bear a reasonable rate of interest. Pursuant to the Servicemembers' Civil Relief Act of 2003, as amended, if a Participant incurs a loan before entering a period of military service, then the interest rate of that loan shall not exceed six percent (6%) during the period of military service.

(c) Segregated Loan Sub-Account and Security. Each loan made to a Participant shall be credited to a segregated Loan Sub-Account, which shall be established on the date on which a loan is first made to a Participant, and which shall not share in the income or losses of the Trust Fund. Principal payments made by the Participant shall be charged against the segregated loan account. The value of a segregated Loan Sub-Account as of each Valuation Date shall be the amount of the outstanding principal of any loans credited to such Sub-Account. Loans shall be secured by the Participant's segregated Loan Sub-Account and shall be held as direct investments of the Participant's Account.

(d) Procedures. All loans shall be made in accordance with such written procedures as may be established by the Plan Administrator from time to time in furtherance of the provisions of this Section 9.4, which shall include, but not be limited to procedures for (1) applying for loans, (2) the maximum number of loans permitted, (3) the terms for loan repayment, and (4) the events constituting default and the steps that will be taken to preserve Plan assets.

ARTICLE X

DISTRIBUTION OF BENEFITS

Sec. 10.1 Time and Method of Payment. The benefit to which a Participant, Alternate Payee or Beneficiary may become entitled under Article IX shall be distributed as described in this section. Distributions may commence at any time after the Participant, Alternate Payee or Beneficiary has become entitled to a benefit, subject to the following provisions:

(a) Distributions to Participants. Participants shall be entitled to receive distributions from their Accounts (i) after Termination of Employment or (ii) after incurring a Disability while employed by a Participating Employer or Affiliate. Distributions shall be paid in a single lump sum or in one or more partial lump sum or installment payments, as elected by the Participant (except for certain QJSA Prior Employer Sub-Accounts and QJSA Non-Safe-Harbor Match Sub-Accounts, which are distributable in the manner described in subsection (n) of this section, and installment payments described in subsection (e) of this section). A distribution shall be made as soon as administratively feasible following the Participant's election for such distribution, except that distribution must be made no later than the date specified in paragraph (1) of this subsection. Distribution elections shall be made in accordance with procedures established by the Plan Administrator.

(1) Minimum required distributions to a Participant shall be made by April 1 following the later of (i) the calendar year in which the Participant attains the Applicable Age, or (ii) the calendar year in which the Participant's Termination of Employment occurs (the "Required Beginning Date"). Clause (ii) of the first sentence of this paragraph (1) does not apply to any Participant who is a 5-percent owner of the Participating Employers (as defined in Code section 416) with respect to the Plan Year ending in the calendar year in which the Participant attains the Applicable Age. As used in this Section 10.1, the term "Applicable Age" shall mean the age defined in Code Section 401(a)(9)(C)(v).

(A) For Plan Years beginning before January 1, 2021, if a Participant had a vested Account balance under the Plan immediately prior to his or her Required Beginning Date and no vested Sub-Account balance was payable in installment payments pursuant to subsection (e) or in the form of an annuity pursuant to subsection (n) of this section, the Participant's entire vested Account balance was required to be paid in a single lump sum payment no later than the Required Beginning Date. In the case of installment payments described in subsection (e) and annuity payments described in subsection (n) of this section, such payments must have commenced by the Required Beginning Date and paid as provided in those subsections.

(B) For Plan Years beginning on or after January 1, 2021, if a Participant has a vested Account balance under the Plan immediately prior to his or her Required Beginning Date and no vested Sub-Account balance is payable in installment payments pursuant to subsection (e)(1) or in the form of an annuity pursuant to subsection (n) of this section, the Participant may elect (i) to receive his or her entire vested Account balance paid as a single lump sum, (ii) to receive installment payments (as described in subsection (e)), or (iii) to receive partial lump sum payments, provided however that the minimum amount the Participant

shall receive each year shall be the minimum amount required under Section 10.1(e)(1)(B). In the event the Participant does not submit a valid election prior to the date payments are required to begin, the Participant shall receive a partial lump sum payment equal to the minimum amount necessary to satisfy the requirements of Code section 401(a)(9) no later than the April 1 following the calendar year in which the Participant attains the Applicable Age, and, unless the Participant submits a valid election directing otherwise, shall continue receiving partial lump sum payments as necessary to satisfy the requirements of Code section 401(a)(9). Notwithstanding the foregoing, in the event a Participant who does not submit a valid election prior to the date payments are required to begin is subject to the qualified joint and survivor annuity requirements of Code sections 401(a)(11) and 417, such a Participant will commence receipt of annuity payments as necessary to satisfy the requirements of Code section 401(a)(9).

(2) If the Participant selects a partial lump sum, the Participant may designate that the partial lump sum withdrawal be made only from one or more of the following groups of vested Sub-Accounts.

(A) Before_Tax. Distribution from the Participant's taxable vested Sub-Accounts, on a pro-rata basis across the following Sub-Account sources:

- Base Contribution Sub-Account.
- Before Tax Sub-Account.
- Discretionary Profit Sharing Sub-Account.
- Employer QNEC Sub-Account.
- Matching Contribution Sub-Account.
- Non-Safe Harbor Match Sub-Account.
- QJSA Non-Safe Harbor Match Sub-Account.
- Prior Employer Sub-Account.
- QJSA Prior Employer Sub-Account
- Rollover Sub-Account.
- Safe Harbor Match Sub-Account.
- Share Award Sub-Account.
- TAP Company Plus Sub-Account.
- Voluntary Contribution Sub-Account.

(B) QJSA Sub-Accounts Only. Distribution from the Participant's Sub-Accounts with qualified joint and survivor annuity requirements, on a pro-rata basis across the following Sub-Accounts:

- QJSA Non-Safe Harbor Match Sub-Account
- QJSA Prior Employer Sub-Account

(C) Before Tax, Non-QJSA. Distribution from the Participant's taxable vested Sub-Accounts excluding Sub-Accounts with qualified joint and survivor annuity requirements, on a pro-rata basis across the following Sub-Account sources:

- Base Contribution Sub-Account.
- Before Tax Sub-Account.
- Discretionary Profit Sharing Sub-Account.
- Employer QNEC Sub-Account.
- Matching Contribution Sub-Account.
- Non-Safe Harbor Match Sub-Account.
- Prior Employer Sub-Account.
- Rollover Sub-Account.
- Safe Harbor Match Sub-Account.
- Share Award Sub-Account.
- TAP Company Plus Sub-Account
- Voluntary Contribution Sub-Account

(D) Roth. Distribution from the Participant's Roth vested Sub-Accounts, on a pro-rata basis across the following Sub-Accounts:

- Roth Sub-Account.
- Roth Rollover Sub-Account.
- In Plan Roth After Tax Sub-Account
- In Plan Roth After Tax-Frozen Sub-Account
- In Plan Roth After Tax Rollover Sub-Account

(D) After Tax Sub-Accounts Only. Distribution from the Participant's after-tax vested Sub-Accounts, on a pro-rata basis across the following Sub-Accounts:

- After Tax Sub-Account.
- After Tax Rollover Sub-Account.
- After Tax-Frozen Sub-Account

(E) Special Rule for Reinstatement Sub-Accounts. Effective January 1, 2021, a Participant may at any time request a distribution of the vested portion of the following Sub-Accounts separately from any other distribution or withdrawal available to the Participant and regardless of the Participant's age or employment status. A distribution from these sources will be made in a single lump sum:

- Post 2020 Reinstatement of Funds Non-Taxable Sub-Account.
- Post 2020 Reinstatement of Funds Taxable Sub-Account.
- Pre-2021 Reinstatement of Funds Sub-Account.
- Reinstatement of Roth Rollover Sub-Account.

If the Participant does not designate that the partial distribution be made only from one of the foregoing groups of Sub-Accounts, then the distribution will be made in accordance with Sec. 10.5(b).

(b) Distributions to Beneficiaries. Beneficiaries shall receive payment of benefits after the death of the Participant as follows:

(1) If a Participant began to receive payments in installments over a period-certain pursuant to subsection (e), and then died after the date distributions were required to commence pursuant to subsection (a)(1), the remaining payments shall be made to the Beneficiary, at least as rapidly as under the method of distribution selected by the Participant. The Beneficiary may elect to receive any payment earlier than the date it otherwise would have been paid, or to receive a full or partial lump sum distribution of the remaining vested Sub-Account balances, by submitting a request to the Plan Administrator or its agent pursuant to such procedures and prior to such deadlines, as the Plan Administrator may establish. The minimum amount that must be distributed to the Beneficiary for each distribution calendar year after the year of the Participant's death is determined under subsection (e).

(2) If the Participant died while employed by a Participating Employer, or died after Termination of Employment but before the date distributions were required to commence pursuant to subsection (a)(1) (whether or not the Participant had begun to receive distributions), the Participant's remaining vested Sub-Account balances shall be distributed to the Beneficiary in a single lump sum or in one or more partial lump sums upon the Beneficiary's election but not later than December 31st of the year containing the fifth anniversary of the Participant's death.

(3) If a Beneficiary who survived the Participant and was receiving installment payments under subsection (e) dies before receiving all of the installment payments, the remaining benefit shall be paid to the Beneficiary's beneficiary determined under Sec. 2.8(f) in installments at least as rapidly as under the method of distribution selected by the Participant, subject to any earlier distribution permitted or required by Sec. 10.1(b)(1), (e) and (f), and by applicable regulations.

(4) If a Beneficiary who survived the Participant and was entitled to a benefit under Sec. 10.1(b)(2) dies before receiving the entire benefit to which the Beneficiary was entitled, the remaining benefit shall be paid to the Beneficiary's beneficiary determined under Sec. 2.8(f). If the Beneficiary was the surviving Spouse of the Participant, the distribution to the Beneficiary's beneficiary shall be completed by December 31st of the fifth calendar year following the year in which the Beneficiary's death occurred. If the Beneficiary was not the surviving Spouse of the Participant, the distribution to the Beneficiary's beneficiary shall be completed by the later of (i) December 31st of the fifth calendar year following the year in which the Participant's death occurred, or (ii) December 31st of the calendar year following the year in which the Beneficiary's death occurred.

(5) For distributions commencing after the death of a Participant occurring on or after January 1, 2020, the distribution to any Beneficiary shall be completed by the earlier of (i) the date otherwise set forth above or (ii) December 31 of the year containing the 5th anniversary of the Participant's death. In addition, for distributions to Beneficiaries commencing on or after January 1, 2022, Beneficiaries shall not be entitled to elect installment payments in accordance with section (e) herein, notwithstanding anything in this Section 10.1 to the contrary.

(c) Distributions to Alternate Payees. Notwithstanding any provisions in the Plan to the contrary, an individual who is entitled to payments from the Plan as an "Alternate Payee" pursuant to a qualified domestic relations order may receive a lump sum payment or a partial lump sum payment or may commence installment payments under subsection (e) from the Plan as soon as administratively feasible after the Valuation Date coincident with or next following the date of the Plan Administrator's determination that the order is a qualified domestic relations order, unless the order specifically provides that payment is to be made or commence at a later time. Distributions to Alternate Payees shall otherwise be made in accordance with provisions applicable to distributions to Participants under this Sec. 10.1.

(d) Automated Mandatory Distribution. Notwithstanding anything in subsection (a), (b) or (n) to the contrary, if the value of the entire vested Account of a Participant, of a Beneficiary following the Participant's death, or an Alternate Payee is $7,000 or less, as determined as of an applicable measurement date, in the case of a Participant, following the Participant's date of Termination of Employment, and, in the case of a Beneficiary or Alternate Payee, following the Account segregation date, in accordance with procedures established by the Plan Administrator, the individual shall receive a lump sum distribution of the individual's entire vested Account as soon as administratively feasible. If a Participant, Beneficiary or Alternate Payee has received or has begun to receive distribution of his or her vested Account (other than a portion of his or her Account that is subject to the special requirements described in subsection (n) below), and there is a remaining vested Account balance that does not exceed $7,000, as determined as of any measurement date following commencement of distribution, the remaining vested Account balance shall be paid in a single lump sum as soon

as administratively feasible following the applicable measurement date. The measurement dates shall be established in the discretion of the Plan Administrator. Automated mandatory distributions described herein shall be subject to the direct rollover requirements of Section 10.18. For Plan Years beginning on or after January 1, 2021, Participants with an outstanding or defaulted loan after Termination of Employment, Participants in death status, and any other groups of Participants designated in accordance with procedures established by the Plan Administrator, will not be included in the automated mandatory distribution process.

If the value of a Alternate Payee or Beneficiary's Account does not exceed $7,000, the entire Account shall be distributed as a cash lump sum, unless Alternate Payee or Beneficiary elects a direct rollover pursuant to Section 10.18. If the value of a Participant's Account does not exceed $7,000, and the Participant makes no affirmative election (following proper notice and appropriate time to make the election in accordance with the procedures established by the Plan Administrator) regarding whether to receive the Account in cash or as a direct rollover, the Plan Administrator shall direct the Trustee to automatically roll over the Account to an individual retirement account (as described in Code section 408(a)) designated by the Plan Administrator for the benefit of the Participant.

(e) Installment Distributions. Prior to January 1, 2010, Participants could elect to receive installment distributions (as described in (1) below). For periods from January 1, 2010 through December 31, 2020, installment distributions could not generally be elected. For periods beginning on or after January 1, 2021, Participants and Alternate Payees may elect to receive installment distributions (as described in paragraph (2) below).

(1) Installments Elected Prior to January 1, 2010.

(A) Participants may elect to receive distributions in a series of annual, semi-annual, quarterly or monthly installment payments.

(B) If distributions are made in installments to a Participant, the amount to be distributed each year, beginning with the first year for which payments are required to be made under subsection (a)(1), must be at least equal to the quotient obtained by dividing the entire interest of the individual on the preceding December 31st by the number of years of life expectancy which remain, determined as provided in subsection (f).

(C) Any installment method under this section shall specify the method for determining life expectancies under subsection (f). The installment method shall be irrevocable after the date payments are required to commence under subsection (a)(1), except that the individual entitled to payments may thereafter elect to receive a full lump sum distribution of his or her remaining vested Sub-Account balances. A Participant who had elected installment payments may also elect to receive a partial lump sum distribution of his or her remaining vested Accounts or to increase the amount of the remaining installments. The balance remaining following a partial lump sum distribution will continue to be distributed in installments according to the individual's existing election. An election to increase the amount of the remaining installments cannot be revoked, but subsequent elections to further increase the amount are allowed.

(D) Prior to the date payments are required to commence under subsection (a)(1), an individual who has elected installment payments may elect to increase or

decrease the amount of the installments, to stop or restart installments, to change the frequency of installments, or to receive a full or partial lump sum distribution. An individual making such a change must also make any election related to the change regarding withholding of income taxes, which is required by applicable regulations.

(E) After the date payments are required to commence under subsection (a)(1), an individual who elected installment payments may elect to receive the remainder of the individual's Account as a lump sum or partial lump sum, or may choose to increase the amount of their remaining installments. Once elected, the amount of remaining installments cannot be decreased.

(F) For purposes of determining the amount that must be distributed in any year, excess Salary Deferral Contributions, Excess Matching Contributions and Excess Deferrals distributed in accordance with Article VI (including income on such amounts) shall be disregarded.

(G) For purposes of this section, the "first distribution calendar year" is the year preceding the calendar year that contains the Participant's Required Beginning Date (as defined in Sec. 10.1(a)(1)).

(2) Installments Elected On or After January 1, 2021.

(A) Participants (which term, for purposes of this paragraph (2), includes Alternate Payees, unless the context indicates otherwise) may elect to receive distributions in a series of annual, semi-annual, quarterly or monthly installment payments. A Participant must specify a certain period (e.g. a number of months or years) or a certain dollar amount to which the installment election shall apply, subject to compliance with Code section 401(a)(9).

(B) Participants may elect to deplete non-Roth Sub-Accounts first, deplete non-Roth Sub-Accounts only, deplete Roth Sub-Accounts first, or deplete Roth sources only. In the absence of such election, the distribution is processed on a pro rata basis across all Sub-Accounts.

(C) Participants may not elect installment distributions over their remaining life expectancy unless the first installment distribution occurs on or after the date that payments are required to commence under subsection 10.1(a)(1).

(D) Participants may not elect installment distributions for any form of in-service withdrawal other than a withdrawal after incurring a Disability while employed by a Participating Employer or Affiliate.

(E) Changes to Installments. Pursuant to procedures established by the Plan Administrator, Participants may make changes to their installment payments as follows:

- Prior to the date payments are required to commence under subsection (a)(1), an individual who has elected installment payments may elect to increase or decrease the amount of the installments, to stop or restart installments, to change the frequency of installments, or to receive a full or partial lump sum distribution. An individual making such a change must also make any election related to the change regarding withholding of income taxes, which is required by applicable regulations.

- After the date payments are required to commence under subsection (a)(1), an individual who has elected installment payments may only increase the payment amount and frequency and may only decrease the period of time. The individual may also elect to receive a lump sum distribution of the remaining Account balance.

(F) In the event a Participant receiving installment payments is rehired, the installment payments will stop. Upon separation from service after rehire, the Participant must make a new distribution election; the installment payments will not resume automatically.

(f) Determination of Life Expectancies. For purposes of subsection (e), life expectancies are determined as follows:

(1) If distributions to the Participant beginning with respect to the first distribution calendar year are made in installments, life expectancies used to calculate the minimum amount to be distributed during the Participant's lifetime and after the Participant's death shall be determined in accordance with the following:

(A) The minimum amount to be distributed during the Participant's lifetime for each distribution calendar year, beginning with the first distribution calendar year, is determined by using whichever of the following numbers is applicable:

(I) In the case of distributions to a Participant whose designated Beneficiary for the distribution calendar year is not solely the Participant's Spouse, the number equal to the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation § 1.401(a)(9)-9, using the Participant's age as of the Participant's birthday in the distribution calendar year.

(II) In the case of distributions to a Participant whose sole designated Beneficiary for the distribution calendar year is the Participant's Spouse, the number equal to the greater of (i) the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation § 1.401(a)(9)-9, using the Participant's age as of the Participant's birthday in the distribution calendar year, or (ii) if the Spouse is more than 10 years younger than the Participant, the number in the Joint and Last Survivor Table set forth in Treasury Regulation § 1.401(a)(9)-9, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the distribution calendar year.

(B) If the Participant dies on or after the date required distributions begin, and there is a designated Beneficiary for purposes of Code section 401(a)(9), the minimum amount to be distributed to the designated Beneficiary for each distribution calendar year after the year of the Participant's death is determined by using whichever of the following numbers is applicable:

(I) In the case of distributions to a designated Beneficiary who is not the Participant's surviving Spouse, the number equal to the greater of (i) the Participant's remaining life expectancy, calculated from the Single Life Table in Treasury Regulation § 1.401(a)(9)-9 using the age of the Participant in the year of death and reduced by one for each subsequent year, or (ii) the remaining life expectancy of the designated Beneficiary, calculated from the Single Life Table in Treasury Regulation § 1.401(a)(9)-9 using the age of the designated Beneficiary in the year following the year of the Participant's death and reduced by one for each subsequent year.

(II) In the case of distributions to a Beneficiary, who is the Participant's only designated Beneficiary, and is the Participant's surviving Spouse, the number equal to the greater of (i) the Participant's remaining life expectancy, calculated from the Single Life Table in Treasury Regulation § 1.401(a)(9)-9 using the age of the Participant in the year of death and reduced by one for each subsequent year, or (ii) the remaining life expectancy of the surviving Spouse, calculated for each distribution calendar year after the year of the Participant's death from the Single Life Table in Treasury Regulation § 1.401(a)(9)-9 using the surviving Spouse's age as of the Spouse's birthday in that year, provided, that for distribution calendar years after the year of the Spouse's death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death and reduced by one for each subsequent calendar year.

(C) If the Participant dies on or after the date distributions begin, and there is no designated Beneficiary for purposes of Code section 401(a)(9) as of September 30th of the year after the year of the Participant's death (for example, if the Beneficiary is a trust), the minimum amount to be distributed to the Beneficiary for each distribution calendar year after the year of the Participant's death is determined by using the Participant's remaining life expectancy, calculated from the Single Life Table in Treasury Regulation § 1.401(a)(9)-9 using the age of the Participant in the year of death and reduced by one for each subsequent year.

(2) If the Participant dies before the Participant's Required Beginning Date (as defined in Sec. 10.1(a)(1)), life expectancies for purposes of distributions to the Beneficiary shall be computed in accordance with the following:

(A) If the Beneficiary is the Participant's surviving Spouse, the remaining life expectancy of the surviving Spouse is calculated by use of the Uniform Life Table in Treasury Regulation § 1.401(a)(9)-9 for each distribution calendar year using the surviving Spouse's age as of the Spouse's birthday in that year,

provided, that for distribution calendar years after the year of the Spouse's death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death and reduced by one for each subsequent calendar year.

(B) If the Beneficiary is not the Participant's surviving Spouse, the remaining life expectancy of the designated Beneficiary is calculated by use of the Single Life Table in Treasury Regulation § 1.401(a)(9)-9 using the age of the designated Beneficiary in the year following the year of the Participant's death and reduced by one for each subsequent year.

(3) For distributions commencing after the death of a Participant occurring on or after January 1, 2020, the distribution to any Beneficiary shall be completed by the earlier of (A) the date otherwise set forth above or (B) the date which is 5 years following the date of the Participant's death.

(g) Requests for Distributions. The Participant (or Beneficiary or Alternate Payee, where applicable) must submit all requests or elections relating to distributions under this section to the Plan Administrator or its agent pursuant to such procedures and prior to such deadlines preceding the date on which a lump sum is to be paid or any other election is to take effect, as the Plan Administrator may establish.

(h) Distributions from Multiple Sub-Accounts or Investment Funds. Installment distributions or partial lump sum distributions shall be withdrawn from Sub-Accounts in accordance with Sec. 10.5(b) and shall be made pro rata from the Investment Funds in which the Sub-Accounts being distributed are invested, based on the investment in each Investment Fund as of the most recent Valuation Date for which the valuation has been completed.

(i) Beneficiaries. For purposes of this section, "designated Beneficiary" means any individual who (i) is a Beneficiary pursuant to Sec. 2.8, and (ii) is the designated beneficiary under Code section 401(a)(9) and Treasury Regulation § 1.401(a)(9)-1. If more than one Beneficiary is entitled to benefits following the Participant's death, the interest of each Beneficiary shall be segregated pro rata into separate Accounts for purposes of applying this section, and this section shall thereafter be applied separately to each Beneficiary without regard to other Beneficiaries.

(j) Compliance with Code Requirements. Notwithstanding the foregoing, distributions required by this section will be made in accordance with Code section 401(a)(9), including subparagraph (G) of that section, and the regulations thereunder. No distribution option otherwise permitted under this Plan will be available to a Participant, Beneficiary or Alternate Payee if such distribution option does not meet the requirements of Code section 401(a)(9).

(k) Compliance with Minimum Required Distribution Regulations. With respect to distributions under this section made for calendar years beginning on or after January 1, 2003, the Plan will apply the minimum distribution requirements of Code section 401(a)(9) in accordance with the final regulations that were published on April 17, 2002, notwithstanding any provision of the Plan that may permit smaller distributions or distributions over a longer period. Notwithstanding anything in the foregoing provisions of this subsection to the contrary, nothing in this subsection in any way modifies or expands the methods of payment permitted under subsection (a), (e) or (n), or in any way expands the provisions of subsection

(b) regarding payments to Beneficiaries, and a Participant who has designated a trust as the Beneficiary shall be treated as having no designated Beneficiary following the Participant's death for purposes of determining the period over which payments will be made to the Beneficiary. Installment distributions which commenced prior to January 1, 2004 and which are at least equal to the minimum amounts required by said final regulations will not be adjusted unless and until the recipient specifically elects to have the installments redetermined pursuant to this section as amended effective January 1, 2003.

(l) Certain Pre-1984 Elections. Notwithstanding the foregoing, distributions may be made to any Participant or Beneficiary pursuant to any designation made prior to January 1, 1984 which satisfied all the requirements of Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982, as in effect on January 1, 1984, and the regulations thereunder.

(m) Transfers Among Affiliates. Under the definition of Termination of Employment in Sec. 2.50, a Participant's transfer of employment between any combination of Participating Employers, Affiliates (whether or not such Affiliate is a Participating Employer), or Predecessor Employers is not a Termination of Employment for purposes of this Article X and will not entitle the Participant to a distribution of his or her benefit from the Plan.

(n) Special Rules for QJSA Prior Employer Sub-Accounts and QJSA Non-Safe Harbor Match Sub-Accounts. The following additional requirements shall apply to any Participant who has a QJSA Prior Employer Sub-Account or QJSA Non-Safe Harbor Match Sub-Account:

(1) In any case where such a Sub-Account is subject to the qualified joint and survivor annuity requirements, the following shall apply to distributions from those Sub-Accounts commencing on or after July 1, 2001.

(A) The Spouse of the Participant must consent to the election of any payment from the Participant's Sub-Account in a form other than by purchase of a qualified joint and survivor annuity or a qualified optional survivor annuity to the extent required by the Code or ERISA. The Plan Administrator will provide such notices and explanations of the qualified joint and survivor annuity and the qualified optional survivor annuity, and the rights of the Participant and the Spouse as may be required by applicable Treasury regulations, subject to any provisions of law or regulations permitting waiver of a notice period. However, spousal consent is not required in any case where the form of distribution elected by the Participant is purchase of a qualified joint and survivor annuity or a qualified optional survivor annuity, or where the value of the Participant's Account is less than $7,000.

(B) The only forms of distribution (in addition to the methods permitted under the preceding subsections of this Sec. 10.1) available with respect to the Participant's Sub-Account subject to this paragraph (1) shall be (i) in the case of the Participant, purchase of a life-only annuity, a qualified joint and survivor annuity, or a qualified optional survivor annuity, and those methods identified in sub-paragraph (D) below, and (ii) in the case of a Beneficiary who is the Participant's surviving Spouse, purchase of a life-only annuity.

(C) For purposes of this paragraph (1), a "qualified joint and survivor annuity" is an annuity payable to the Participant for life with a survivor annuity for the

remainder of the life of the Participant's surviving Spouse in an amount equal to 50% of the amount the Participant was receiving prior to his or her death, and a "qualified optional survivor annuity" is an annuity payable to the Participant for life with a survivor annuity for the remainder of the life of the Participant's surviving Spouse in an amount equal to 75% of the amount the Participant was receiving prior to his or her death.

(D) For purposes of this paragraph (1), Participants who have a QJSA Prior Employer and/or QJSA Non-Safe Harbor Sub-Account attributable to (a) the Wells Fargo & Company Tax Advantage & Retirement Plan, (b) the First Commerce Profit Sharing and Thrift Plan and Trust, (c) the Pacific Northwest Bancorp Employee Stock Ownership Plan and Trust, or (d) the Wachovia Savings Plan, shall, for distributions from these Sub-Account subject to this paragraph (1) commencing on or after September 1, 2017, such Participants shall, in addition to those methods of distribution noted in sub-paragraphs (B) and (C) above, be entitled to receive distributions in the form of an annuity payable to the Participant for life with a five, ten, or fifteen year period certain, and an annuity payable to the Participant for life with a survivor annuity for the remainder of the life of the Participant's surviving Spouse in an amount equal to 100% of the amount the Participant was receiving prior to his or her death. For clarity, the intent of this sub-paragraph (D) is to provide that participants who have a Sub-Account that is subject to the qualified joint and survivor annuity requirements of Code sections 401(a)(11) and 417, be entitled to the same annuity methods of distribution effective for distributions commencing on or after September 1, 2017, in order to simplify the administration surrounding these annuity methods of distribution.

(2) [RESERVED]

(3) If any other plan is merged into this Plan on or after January 1, 2001, the Plan will make available any optional form of settlement for distributions from such merged plan which may be required by Code section 411(d)(6).

(A) The merged plan shall be automatically amended on the date it is merged into this Plan by virtue of this paragraph (3) to delete all additional optional forms of settlement that existed under the merged plan prior to the merger which are permitted to be deleted by regulations under Code section 411(d)(6). Such amendment shall be effective with respect to distributions to Participants (and to Beneficiaries of deceased Participants) commencing after the merger date.

(B) Commencing on the effective date determined under subparagraph (A), any distributions from a Participant's Account that includes a QJSA Prior Employer Sub-Account or a QJSA Non-Safe Harbor Match Sub-Account subject to the requirements of paragraph (1) shall be made in accordance with the provisions of this Sec. 10.1 as modified by paragraph (1). Distributions from a Participant's Account that does not include a QJSA Prior Employer Sub-Account or a QJSA Non-Safe Harbor Match Sub-Account subject to the requirements of paragraph (1) shall be made in accordance with subsections of this Sec. 10.1 other than subsection (n).

(o) Election Periods. In general, except as provided in subsection (a)(1), the distribution to a Participant shall not occur, or installments shall not commence, until at least 30 days after the Participant has been given all notices and other information required by applicable regulations. However, except in the case of a distribution from any portion of a Sub-Account that is subject to the requirements of Code sections 401(a)(11) and 417 (such as the QJSA Prior Employer Sub-Account and QJSA Non-Safe Harbor Match Sub-Account) , the distribution may occur or commence less than 30 days after the notice required under Treasury Regulation §1.411(a)-11(c) and any other applicable notices are given, provided that:

(1) The Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(2) The Participant, after receiving the notice, affirmatively elects a distribution.

In the case of a distribution from a Participant's Account that includes a Sub-Account that is subject to the requirements of Code sections 401(a)(11) and 417 (such as the QJSA Prior Employer Sub-Account and QJSA Non-Safe Harbor Match Sub-Account), the Participant may elect (with any applicable spousal consent) to waive the applicable 30-day periods pursuant to Code section 417(a)(7)(B) provided that the distribution occurs or commences more than seven days after the explanation required under subsection (n) is provided and all other requirements of applicable Treasury regulations are met.

Sec. 10.2 Form of Payment. All distributions and withdrawals under this Article X shall be made in cash, except as follows:

(a) The Participant (or Beneficiary following the Participant's death) may elect that distributions from the portion of the Participant's (or Beneficiary's) Sub-Accounts invested in Company Stock shall be in full shares of Company Stock, with the value of any remaining fractional share paid in cash. In the case of distributions in installments, any election under this subsection to receive Company Stock must be made prior to the date installments commence, and is irrevocable thereafter. Such election may not be made for distributions subject to Section 10.1(d).

(b) In kind distributions of notes pursuant to Sec. 9.4 shall occur as provided therein.

Sec. 10.3 Accounting Following Termination of Employment. Following the Participant's Termination of Employment, the undistributed portion of any Account shall continue to be revalued as of each Valuation Date as provided in Article VII. Distributions under Sec. 10.1 shall be based on the Account values determined as of a Valuation Date (determined under procedures established by the Plan Administrator), which is after the date the distribution request is received by the Plan Administrator or its agent, and shall be paid to the Participant as soon as reasonably possible following the completion of the valuation for that Valuation Date.

Sec. 10.4 Reemployment; Cessation of Disability. Except as provided to the contrary in Sec. 10.1, distributions from the Trust Fund shall cease upon reemployment of a Participant in any position with a Participating Employer or an Affiliate, or upon the Participant's ceasing to be Disabled and return to active employment in any position with a Participating Employer or an Affiliate. Upon a subsequent Termination of Employment or incurrence of a Disability, the Participant may elect distribution to be made in the forms described in Sec. 10.1(a) (lump sum or partial lump sum).

Sec. 10.5 Withdrawals From Accounts While Employed—General Rules. A Participant, who is an employee of a Participating Employer or an Affiliate, may request a withdrawal from his or her vested Account of any of the types of withdrawal described in Sec. 10.6 through Sec. 10.9, subject to the following:

(a) A request for a withdrawal while employed shall be made pursuant to applicable rules and regulations adopted by the Plan Administrator and shall be submitted to the Plan Administrator or its agent in such manner as the Plan Administrator prescribes for this purpose. A withdrawal shall be paid from the Trust Fund as soon as reasonably possible after the Participant's request based on a Valuation Date (determined under procedures established by the Plan Administrator) following the date the request is received by the Plan Administrator or its agent (referred to in this section as the "applicable Valuation Date"). For purposes of Article VII, the withdrawal shall be deemed to have been made on the applicable Valuation Date.

(b) Subject to any specific rules provided in Sec. 10.6 through 10.9, the amount to be withdrawn shall be charged against the Participant's various Sub-Accounts on a pro-rata basis.

However, no withdrawal may be made under Sections 10.6 through 10.9 (i) from the portion of any Account attributable to an outstanding loan under Sec. 9.4, or (ii) from any Account or portion of an Account that is attributable to a QJSA Prior Employer Sub-Account or Prior Employer Sub-Account.

(c) There is no limit on the number of withdrawals that may be made under Sections 10.6 through 10.9, or any combination of those sections, during any calendar year or other period.

(d) If a withdrawal is to be made from an Account that is invested in more than one Investment Fund, the amount of the withdrawal shall be made up of pro rata amounts withdrawn from each Investment Fund. Payments shall be made in cash or Company Stock, as provided in Sec. 10.2.

(e) For purposes of this Sec. 10.5 and Sec. 10.6 through 10.9, if an individual ceases to be an employee of a Participating Employer as a result of the sale or discontinuance of some or all of the operations of such employer, or as a result of the sale of the Company's interest (direct or indirect) in such Participating Employer, and if the Plan Administrator determines that the individual is not eligible to receive a distribution of his or her Plan benefit under the applicable law, regulations or IRS rulings as a result of the termination of the individual's employment, the individual shall be deemed to continue as an "Active Participant" for purposes of making in-service withdrawals during the period while the individual continues to be employed by the applicable buyer or successor.

(e) Notwithstanding the foregoing and any provision of Sec. 10.6 through Sec. 10.9, a Participant may request a "qualified reservist distribution," as defined in Code section 72(t)(2)(G)(iii) and as permitted under Code section 401(k)(2)(B)(i)(V). Qualified reservist distributions may be made from the following Sub-Accounts:

- After Tax-Frozen Sub-Account.

- After Tax Rollover Sub-Account.

- After Tax Sub-Account
- Before Tax Sub-Account.
- Rollover Sub-Account.
- Roth Sub-Account.
- Roth Rollover Sub-Account.
- In Plan Roth After Tax Sub-Account.
- In Plan Roth After Tax-Frozen Sub-Account.
- In Plan Roth After Tax Rollover Sub-Account.

(f) Special Rule for Reinstatement Sub-Accounts. Effective January 1, 2021, a Participant may at any time request a distribution of the vested portion of the following Sub-Accounts separately from any other distribution or withdrawal available to the Participant and regardless of the Participant's age or employment status. A distribution from these Sub-Accounts will be made in a single lump sum:

- Post 2020 Reinstatement of Funds Non-Taxable Sub-Account.
- Post 2020 Reinstatement of Funds Taxable Sub-Account.
- Pre-2021 Reinstatement of Funds Sub-Account.
- Reinstatement of Roth Rollover Sub-Account.

Sec. 10.6 Withdrawals While Employed—After-Tax. A Participant, who is an employee of a Participating Employer or an Affiliate, may make a withdrawal of all or part of the following Sub-Accounts, subject to the general rules in Sec. 10.5:

- After Tax-Frozen Sub-Account.
- After Tax Rollover Sub-Account.
- After Tax Sub-Account.
- In Plan Roth After Tax Sub-Account.
- In Plan Roth After Tax-Frozen Sub-Account.
- In Plan Roth After Tax Rollover Sub-Account.

Sec. 10.7 Withdrawals While Employed—Pre 59 ½. A Participant, who is an employee of a Participating Employer or an Affiliate, and who is under age 59 ½, may make an in-service withdrawal under this section from his or her vested Sub-Accounts, except certain portions of a QJSA Prior Employer Sub-Account, subject to the general rules in Sec. 10.5 and the following:

(a) Pre 59 ½ All. If the Participant does not designate that the withdrawal be made from taxable Sub-Accounts only under subsection (b) below or from Roth Sub-Accounts only under subsection (c) below, the withdrawal will be made from the following vested Sub-Accounts on a pro-rata basis:

- After Tax-Frozen Sub-Account.
- After Tax Rollover Sub-Account.
- After Tax Sub-Account.
- Discretionary Profit Sharing Sub-Account.
- Non-Safe Harbor Match Sub-Account.
- QJSA Non-Safe Harbor Match Sub-Account.
- Rollover Sub-Account.
- Roth Rollover Sub-Account.
- Share Award Sub-Account.
- Voluntary Contribution Sub-Account.
- In Plan Roth After Tax Sub-Account.
- In Plan Roth After Tax-Frozen Sub-Account
- In Plan Roth After Tax Rollover Sub-Account.

(b) Pre 59 ½ Before Tax. If designated by the Participant, the withdrawal will be made on a pro-rata basis from the following Before Tax Sub-Accounts:

- Discretionary Profit Sharing Sub-Account.
- Non-Safe Harbor Match Sub-Account.
- QJSA Non-Safe Harbor Match Sub-Account.
- Rollover Sub-Account.
- Share Award Sub-Account.
- Voluntary Contribution Sub-Account.

(c) Pre 59 ½ Roth. If designated by the Participant, the withdrawal will be made on a pro-rata basis from the following vested Roth Sub-Accounts:

- Roth Rollover Sub-Account

- In Plan Roth After Tax Sub-Account
- In Plan Roth After Tax-Frozen Sub-Account
- In Plan Roth After Tax Rollover Sub-Account

(c) If the Participant has not completed five years of active participation in the Plan (measured from the Participant's Entry Date), the amount that may be withdrawn from the Participant's Non-Safe Harbor Match Sub-Account, QJSA Non-Safe Harbor Match Sub-Account, Share Award Sub-Account or Discretionary Profit Sharing Sub-Account shall be limited so that immediately after the withdrawal the value of said Sub-Account is not less than the amount allocated to said Sub-Account from employer contributions received by the Trustee during the 24 months prior to the withdrawal. Such limitation shall not apply if the Participant has completed five years of active participation in the Plan. Active participation for this purpose shall be measured from the Entry Date on which the Participant commenced participation in the Plan, as described in Section 4.1.

(d) Special Rule for Reinstatement Sub-Accounts. Effective January 1, 2021, a Participant may at any time request a withdrawal of the entire vested portion of the following Sub-Accounts separately from any other withdrawal available to the Participant and regardless of the Participant's age or employment status. Such a withdrawal must be distributed in a single lump sum:

- Post 2020 Reinstatement of Funds Non-Taxable Sub-Account.
- Post 2020 Reinstatement of Funds Taxable Sub-Account.
- Pre-2021 Reinstatement of Funds Sub-Account.
- Reinstatement of Roth Rollover Sub-Account.

Sec. 10.8 Withdrawals While Employed—Post 59 ½. A Participant, who is an employee of a Participating Employer or an Affiliate, and who is age 59 ½ or older may make a withdrawal of all or part of his or her vested Account, except certain portions of a QJSA Prior Employer Sub- Account, subject to the general rules in Sec. 10.5 and the following:

(a) Post 59 ½ All. If the Participant does not designate that the withdrawal be made from taxable Sub-Accounts only under subsection (b) below or from Roth Sub-Accounts only under subsection (c) below, the withdrawal will be made from the following vested Sub-Accounts on a pro-rata basis:

- After Tax-Frozen Sub-Account.
- After Tax Rollover Sub-Account.
- After Tax Sub-Account.
- Base Contribution Sub-Account.

- Before Tax Sub-Account.
- Discretionary Profit Sharing Sub-Account.
- Employer QNEC Sub-Account.
- Matching Contribution Sub-Account.
- Non-Safe Harbor Match Sub-Account.
- QJSA Non-Safe Harbor Match Sub-Account.
- Post 2020 Reinstatement of Funds Non-Taxable Sub-Account (full withdrawal only).
- Post 2020 Reinstatement of Funds Taxable Sub-Account (full withdrawal only).
- Pre-2021 Reinstatement of Funds Sub-Account (full withdrawal only).
- Reinstatement of Roth Rollover Sub-Account (full withdrawal only).
- Rollover Sub-Account.
- Roth Sub-Account.
- Roth Rollover Sub-Account.
- Safe Harbor Match Sub-Account.
- Share Award Sub-Account.
- TAP Company Plus Sub-Account.
- Voluntary Contribution Sub-Account.

- In Plan Roth After Tax Sub-Account.
- In Plan Roth After Tax-Frozen Sub-Account.
- In Plan Roth After Tax Rollover Sub-Account.

(b) Post 59 ½ Before Tax. If designated by the Participant, the withdrawal will be made from the following vested taxable Sub-Accounts on a pro-rata basis across the following Sub-Accounts:

- Base Contribution Sub-Account.
- Before Tax Sub-Account.
- Discretionary Profit Sharing Sub-Account.
- Employer QNEC Sub-Account.
- Matching Contribution Sub-Account.
- Non-Safe Harbor Match Sub-Account.
- QJSA Non-Safe Harbor Match Sub-Account.
- Rollover Sub-Account.
- Safe Harbor Match Sub-Account.
- Share Award Sub-Account.
- TAP Company Plus Sub-Account.
- Voluntary Contribution Sub-Account.

(c) Post 59 ½ Roth. If designated by the Participant, the withdrawal will be made on a pro-rata basis from the following vested Roth Sub-Accounts:

- Roth Sub-Account.
- Roth Rollover Sub-Account.
- In Plan Roth After Tax Sub-Account.
- In Plan Roth After Tax-Frozen Sub-Account.
- In Plan Rother After Tax Rollover Sub-Account.

(d) Special Rule for Reinstatement Sub-Accounts. Effective January 1, 2021, a Participant may at any time request a withdrawal of the entire vested portion of the following Sub-Accounts separately from any other withdrawal available to the Participant and regardless of the Participant's age or employment status. A withdrawal from these Sub-Accounts must be distributed in a single lump sum:

- Post 2020 Reinstatement of Funds Non-Taxable Sub-Account.
- Post 2020 Reinstatement of Funds Taxable Sub-Account.
- Pre-2021 Reinstatement of Funds Sub-Account.
- Reinstatement of Roth Rollover Sub-Account.

Sec. 10.9 Withdrawals While Employed—Financial Hardship. A Participant, who is an employee of a Participating Employer or an Affiliate, may make a withdrawal from the Participant's vested Account to meet a financial hardship, subject to the general rules in Sec. 10.5 and the following additional requirements:

(a) A hardship withdrawal will be permitted only if the Plan Administrator determines that both of the following requirements are met:

(1) The withdrawal must be made on account of one of the following reasons:

(A) Expenses for (or necessary to obtain) medical care that would be deductible by the Participant under section 213(d) of the Code (without regard to whether the expenses exceed 7.5% of adjusted gross income).

(B) Costs directly related to the purchase of the principal residence of the Participant (excluding mortgage payments).

(C) Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, or for the Participant's Spouse, children, or dependents (as defined in section 152 of the Code, but without regard to section 152(b)(1), (b)(2) and (d)(1)(B)).

(D) The need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

(E) Expenses for the funeral or burial of the Participant's parent, Spouse, child, grandchild or other descendant of a child, or dependent (as defined in section 152 of the Code, but without regard to section 152(d)(1)(B)).

(F) Expenses for the repair of damage to the Participant's principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to section 165(h)(5) of the Code or whether the loss exceeds 10% of adjusted gross income).

(G) Expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Public Law 100-707, provided that the Participant's principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.

(2) All of the following requirements must be satisfied:

(A) The amount of the withdrawal cannot exceed the amount of the immediate and heavy financial need of the Participant. The Participant must provide to the Plan Administrator a representation in writing (including by using an electronic medium permitted under the Treasury regulations), or in such other form as may be prescribed by the IRS and permitted under the Plan's procedures, that he or she has insufficient cash or other liquid assets reasonably available to satisfy the need. The Plan Administrator may rely on the Participant's representation provided it does not have actual knowledge that is contrary to the representation. However, the amount of the withdrawal may include any amounts determined by the Plan Administrator to be necessary to pay any federal, state or local income taxes or penalties reasonably expected to result from the withdrawal.

(B) The Participant must have obtained all distributions, other than hardship withdrawals, and all nontaxable loans currently available under this Plan and all other plans maintained by the employer. For purposes of this paragraph (2), "employer" includes all Participating Employers and any entity under Common Control with a Participating Employer.

(C) Notwithstanding the foregoing provisions of this paragraph (2), this paragraph (2) will be satisfied if the IRS issues a regulation, revenue ruling, notice, or other document of general applicability that establishes an alternative method under which distributions will be deemed to be necessary to satisfy an immediate and heavy financial need and all of the requirements of such alternative method are met.

(D) The Participant shall not be permitted to make more than two (2) hardship withdrawals under this Sec. 10.9 during any Plan Year, provided that this requirement in this subparagraph (D) shall not apply to the extent a hardship withdrawal is made in accordance with Section 10.9(a)(1)(G).

(b) Withdrawal may be made under this section only from the following vested Sub-Accounts in the following order of priority:

(1) After Tax-Frozen Sub-Account.

(2) After Tax Rollover Sub-Account.

(3) After Tax Sub-Account.

(4) Rollover Sub-Account.

(5) Voluntary Contribution Sub-Account.

(6) Non-Safe Harbor Match Sub-Account.

(7) QJSA Non-Safe Harbor Match Sub-Account.

(8) Matching Contribution Sub-Account.

(9) Share Award Sub-Account.

(10) Discretionary Profit Sharing Sub-Account.

(11) TAP Company Plus Sub-Account.

(12) Before Tax Sub-Account.

(13) Base Contribution Sub-Account.

(14) Roth Sub-Account.

(15) Roth Rollover Sub-Account.

(16) In Plan Roth After Tax Sub-Account.

(17) In Plan Roth After Tax-Frozen Sub-Account.

(18) In Plan Roth After Tax Rollover Sub-Account.

Sec. 10.10 Withdrawals for any Participant- Qualified Disaster Recovery Distribution. A Participant may request a qualified disaster recovery distribution from the Participant's vested Account on account of a qualified disaster subject to the following requirements:

(a) A qualified disaster recovery distribution means any distribution made--

(1) On or after the first day of the incident period of a qualified disaster and before the date that is 180 days after the applicable date with respect to such disaster, and

(2) to an individual whose principal place of abode at any time during the incident period of such qualified disaster is located in the qualified disaster area with respect to such qualified disaster and who has sustained an economic loss by reason of such qualified disaster.

(3) any other such rules that may be required to satisfy Section 72(t)(11) of the Code.

(b) For purposes of this section—

(1) the term "qualified disaster" means any disaster with respect to which a major disaster has been declared by the President under section 401 of the Robert T. Stafford Disaster Relief and Emergency Assistance Act after December 27, 2020.

(2) The term "qualified disaster area" means, with respect to any qualified disaster, the area with respect to which the major disaster was declared under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, except that such term shall not include any area which is a qualified disaster area solely by reason of section 301 of the Taxpayer Certainty and Disaster Tax Relief Act of 2020.

(3) The term "incident period" means, with respect to any qualified disaster, the period specified by the Federal Emergency Management Agency as the period during which such disaster occurred.

(4) The term "applicable date" means the latest of—(i) the first day of the incident period with respect to the qualified disaster, or (ii) the date of the disaster declaration with respect to the qualified disaster.

(c) The aggregate amount of distributions received by an individual which may be treated as qualified disaster recovery distributions with respect to any qualified disaster in all taxable year shall not exceed $22,000.

(d) The distribution will be made from the following vested Sub-Accounts on a pro-rata basis:

- After Tax Sub-Account.
- After Tax Rollover Sub-Account.
- Base Contribution Sub-Account.
- Before Tax Sub-Account.
- Discretionary Profit Sharing Sub-Account.
- Employer QNEC Sub-Account.
- Matching Contribution Sub-Account.
- Non-Safe Harbor Match Sub-Account.
- Post 2020 Reinstatement of Funds Non-Taxable Sub-Account.
- Post 2020 Reinstatement of Funds Taxable Sub-Account.
- Pre-2021 Reinstatement of Funds Sub-Account
- Prior Employer Sub-Account
- QJSA Non-Safe Harbor Match Sub-Account.
- QJSA Prior Employer Sub-Account.
- Reinstatement of Roth Rollover Sub-Account.
- Rollover Sub-Account.
- Roth Rollover Sub-Account.

• Roth Sub-Account.

• Safe Harbor Match Sub-Account.

• Share Award Sub-Account.

• TAP Company Plus Sub-Account.

• Voluntary Contribution Sub-Account.

• After Tax-Frozen Sub-Account.

• In Plan Roth After Tax Sub-Account.

• In Plan Roth After Tax-Frozen Sub-Account.

• In Plan Roth After Tax Rollover Sub-Account.

(e) The Participant may elect to repay a distribution that meets the requirements of Section 72(t)(11) of the Code to the Plan in accordance with the applicable rules and regulations adopted by the Plan Administrator and shall be submitted to the Plan Administrator or its agent in such manner as the Plan Administrator prescribes for this purpose.

Sec. 10.11 **Source of Benefits.** All benefits to which persons become entitled hereunder shall be provided only out of the Trust Fund and only to the extent that the Trust Fund is adequate therefor. No benefits are provided under the Plan, except those expressly described herein.

Sec. 10.12 **Incompetent Payee.** If, in the opinion of the Plan Administrator, a person entitled to payments hereunder is disabled from caring for his or her affairs because of mental condition, physical condition, or age, payment due such person may be made to such person's guardian, conservator, or other legal personal representative upon furnishing the Plan Administrator with evidence satisfactory to the Plan Administrator of such status. Prior to the furnishing of such evidence, the Plan Administrator may cause payments due the person under disability to be made, for such person's use and benefit, to any person or institution then, in the opinion of the Plan Administrator, caring for or maintaining the person under disability. The Plan Administrator shall have no liability with respect to payments so made. The Plan Administrator shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.

Sec. 10.13 **Benefits May Not Be Assigned or Alienated.** Except as otherwise expressly permitted by the Plan or required by law, the interests of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly, subject to the following:

(a) The Plan shall comply with the provisions of any court order entered on or after January 1, 1985, which the Plan Administrator determines is a qualified domestic relations order, as defined in Code section 414(p). Notwithstanding any provisions in the Plan to the contrary, an individual who is entitled to payments from the Plan as an "Alternate Payee" pursuant to a qualified domestic relations order may receive a lump sum payment from the Plan as soon as administratively feasible after the Valuation Date coincident with or next following the date

of the Plan Administrator's determination that the order is a qualified domestic relations order, unless the order specifically provides that payment is to be made at a later time.

(b) The procedures for determining whether an order is a qualified domestic relations order are contained in Exhibit I of this Plan. Exhibit I can be amended at any time by written action of any of the officers listed in Sec. 12.1 or by any other person to whom that responsibility has been delegated by such an officer.

(c) Any expense related to the review of a purported qualified domestic relations order, or to the administration of such an order which has been determined to be qualified, which is not paid by the Company shall be charged against the Accounts of the Participant and/or the Alternate Payee. The expense shall be allocated among such Accounts in such proportions as the Plan Administrator determines in its discretion, unless an allocation of expenses between those parties is specified in the court order.

(g) A Participant's, Beneficiary's or Alternate Payee's benefits provided under this Plan may be offset against an amount that the Participant, Beneficiary or Alternate Payee is ordered to pay to the Plan if the order or requirement to pay arises under a judgment of conviction for a crime involving the plan, under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA, or pursuant to a settlement agreement between the Participant, Beneficiary or Alternate Payee and the Secretary of Labor or the Pension Benefit Guaranty Corporation, and the judgment, order, decree or settlement agreement meets the requirements of Code section 401(a)(13)(C).

(h) The Plan shall comply with any federal tax levy made in accordance with Code section 6331.

Sec. 10.14 Payment of Taxes. The Trustee may pay any estate, inheritance, income, or other tax, charge, or assessment attributable to any benefit payable hereunder which in the Trustee's opinion it shall be or may be required to pay out of such benefit. The Trustee may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee shall deem necessary for its protection.

Sec. 10.15 Conditions Precedent. No person shall be entitled to a benefit hereunder until the person's right thereto has been finally determined by the Plan Administrator nor until the person has submitted to the Plan Administrator relevant data reasonably requested by the Plan Administrator, including, but not limited to, proof of date of birth or death.

Sec. 10.16 Plan Administrator Directions to Trustee. The Plan Administrator shall issue such directions to the Trustee as are necessary to accomplish distributions to the Participants, Beneficiaries and Alternate Payees in accordance with the provisions of the Plan.

Sec. 10.17 Effect on Unemployment Compensation. For purposes of any unemployment compensation law, a distribution hereunder in one sum attributable to an Employer Contribution Account shall be considered to be a severance payment and shall be allocated over a period of weeks equal to the one sum payment divided by the employee's regular weekly pay while employed by the Participating Employers, which period shall commence immediately following the employee's Termination of Employment.

Sec. 10.18 Transfers and Direct Rollovers to Other Plans. To the extent required by Code section 401(a)(31), this Sec. 10.18 applies to distributions made on or after January 1, 1993.

(a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b) For purposes of this section:

(1) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made over the life expectancy of the distributee or the joint life expectancies of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). A distribution under Sec. 10.19(a) of any dividends subject to Code section 404(k) is not an eligible rollover distribution.

(A) Any withdrawal from the Participant's Account due to financial hardship prior to age 59 ½ pursuant to Sec. 10.9 is not an eligible rollover distribution.

(B) A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code section 408(a) or (b), to a qualified trust described in Code section 401(a) or 403(a), or to an annuity contract described in Code section 403(b), that provides for separate accounting for the amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(2) An "eligible retirement plan" is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a) with respect to a defined contribution plan, that accepts the distributee's eligible rollover distribution. An eligible retirement plan also means an annuity contract described in Code section 403(b) and an eligible plan under Code section 457(b) which is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and which agrees to account separately for amounts transferred into such plan from this Plan. For distributions on or after January 1, 2008, an eligible retirement plan also means a Roth IRA described in Code section 408A; provided that the Participant, Beneficiary or Alternate Payee electing a direct rollover to a Roth IRA is solely responsible for determining whether he or she is eligible to make such a rollover and for determining the tax consequences of any such rollover. For distributions after December 18, 2015, an eligible retirement plan also means a SIMPLE IRA, as described in and subject to the requirements of Code section 408(p)(1)(B).

(3) A "distributee" includes an employee or former employee. In addition, the employee's or former employee's surviving Spouse and the employee's or former employee's Spouse or former Spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the Spouse or former Spouse.

(4) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c) Following the death of a Participant, a Beneficiary who is not a "distributee" under subsection (b)(3) above, but is a "designated beneficiary" under Code section 401(a)(9)(E), may elect, at the time and in the manner prescribed by the Plan Administrator, to have all or any portion of the Beneficiary's Account attributable to the Participant paid directly to an individual retirement account or annuity described in Code section 408, consistent with Code section 402(c)(11). The Beneficiary electing such a transfer is solely responsible for determining the tax consequences of the transfer, including the amount eligible for transfer and the satisfaction of any minimum distribution requirements with respect to the Beneficiary's benefit.

Sec. 10.19 <u>Payment of Dividends on Company Stock to Participants</u>. To the extent permitted by and consistent with Code section 404(k), any dividends on the Company Stock held in the Wells Fargo ESOP Fund that are allocated to the vested portion of the Account of a Participant will, pursuant to the election of the Participant (i) be credited to the Participant's Account and reinvested in additional shares of Company Stock, or (ii) be either paid in cash to the Participant or paid to the Plan and distributed in cash to the Participant, as determined by the Plan Administrator. Reinvestment may be accomplished by allocation of Company Stock released upon repayment of an Exempt Loan in accordance with Section 16.4 and 16.5, and to the extent such reinvestment cannot be accomplished through such repayment, the purchase of Company Stock with such dividends in accordance with the exemption requirements of ERISA section 408(e) and regulations thereunder.

(a) Pursuant to procedures established by the Plan Administrator from time to time, a Participant may file with the Plan Administrator or its designated agent an election to reinvest dividends or to receive cash payment of dividends, or to change such an election made previously, any time prior to the end of the "dividend record" date for each dividend. Any such election shall remain in effect for subsequent dividends until the Participant files a different election prior to the applicable deadline.

(1) If no such election has been filed by the Participant at any time on or prior to the record date for a particular dividend, that dividend will be credited to the Participant's Account and reinvested in additional shares of Company Stock; provided, however, that if such a Participant had received cash payment of any dividend prior to May 1, 2003 under the provisions of the Plan in effect prior to that date due to failure to make an election, that Participant shall be deemed to have elected to reinvest dividends pursuant to this section until the Participant files an election to receive cash payment of future dividends.

(2) Following the Participant's death, each Beneficiary will have the same rights to elect the treatment of dividends on Company Stock allocated to the Beneficiary's Account as the Participant had prior to death. Following segregation of an Alternate Payee's Account from the Account of a Participant in accordance with the provisions of Exhibit

I, the Alternate Payee will have the same rights to elect the treatment of dividends on Company Stock allocated to the Alternate Payee's Account as Participants under the Plan. If no such election is filed by a Beneficiary or Alternate Payee, dividends credited to the Beneficiary's or Alternate Payee's Account will be treated in the same manner as specified in paragraph (1) above.

(b) Notwithstanding the foregoing:

(1) If the amount of a dividend that would be paid to a Participant, Beneficiary or Alternate Payee is less than $5.00, the dividend shall instead be credited to the applicable Sub-Accounts of the individual and reinvested in Company Stock.

(2) Any dividend that would be payable during the period between the date the Plan Administrator receives notice of a Participant's death and the date Accounts are established in the name of the Participant's Beneficiary or Beneficiaries pursuant to Sec. 10.1 shall be credited to the applicable Sub-Accounts of the Participant for reinvestment in Company Stock, and shall not be distributed pursuant to this Sec. 10.19.

Sec. 10.20 <u>Uncashed Checks or Inability to Locate Distributee</u>. The following provisions apply if a Participant, Beneficiary or Alternate Payee fails to cash a check, or cannot be located after a check has been issued or after becoming entitled to a distribution from the Plan.

(a) <u>Uncashed Checks</u>. If all or part of the benefit of a Participant, Beneficiary or Alternate Payee has been distributed pursuant to the provisions of the Plan to the individual entitled to the benefit but the check representing such distribution remains uncashed after 180 days following the date the check was issued and after such steps to contact the distributee have been taken as the Plan Administrator determines to be reasonable under the circumstances (pursuant to administrative procedures developed under subsection (c) below), the uncashed check shall be disposed of as follows:

(1) If the distributee is a terminated Participant, Beneficiary or Alternate Payee who still has a fully or partially vested Account remaining in the Plan, the amount of the uncashed check shall be deposited into the Plan's Trust and allocated to an Account established or maintained for such individual under the Plan, without any adjustment for gains, losses or interest for the period between the date the check was issued and the date the Plan Administrator allocates the amount of the uncashed check to the individual's Account. The amount allocated shall be reinvested pursuant to the individual's most recent investment election in effect, or if no investment election is in effect, in the qualified default investment alternative. If the individual has been issued a Form 1099-R reporting the check as taxable income, the allocation shall be made into the applicable reinstatement Account. Notwithstanding the foregoing provisions of this paragraph (1), if the check is cashed after an allocation occurs under this paragraph, the amount of the uncashed check that was allocated to the individual's Account shall be cancelled, and any earnings credited with respect to that amount shall be credited to the Plan's unclaimed property account pursuant to Sec. 9.2(g)(2)(A). Upon direction by the Plan Administrator, the funds applied to the unclaimed property account will be forfeited and applied as provided in paragraph (2) of this subsection.

(2) If the distributee is a terminated Participant, Beneficiary or Alternate Payee who has no vested Account remaining in the Plan, the uncashed check shall be credited to the Plan's unclaimed property account pursuant to Sec. 9.2(g)(2)(A) as of a date the Plan Administrator selects that is on or after the applicable semi-annual period pursuant to administrative procedures developed under subsection (c) below. Upon direction by the Plan Administrator, the funds applied to the unclaimed property account will be forfeited and credited against Base Contributions or Matching Contributions for the year in which the forfeiture occurred, as provided in Sec. 6.5. In the event the individual comes forward requesting distribution after a forfeiture has occurred under this paragraph, the individual's forfeited benefit shall be restored to its value on the date the uncashed check was issued, without any investment gains or losses, interest or other adjustments for the period following the date the uncashed check was issued and the date the benefit is restored.

(3) If the distributee of an uncashed check is a Participant employed by the Company or an Affiliate, and the Participant has an ACH account on file, and the check was not for a rollover to another qualified plan or IRA, the uncashed check shall be reissued directly to the ACH on file. Otherwise, the uncashed check shall be deposited into the Plan's Trust and allocated to a Reinstatement Sub-Accounts established or maintained for such Participant under the Plan, without any investment gains or losses, interest or other adjustments for the period between the date the uncashed check was issued and the date the Plan Administrator allocated the amount of the uncashed check to the Participant's Reinstatement Sub-Accounts. The amount allocated shall be reinvested pursuant to the Participant's most recent investment election in effect, or if no investment election is in effect, in the qualified default investment alternative. If the Participant has been issued a Form 1099-R reporting the check as taxable income, the allocation shall be made into the Post 2020 Reinstatement of Funds Non-Taxable Account. Notwithstanding the foregoing provisions of this paragraph (3), if the check is cashed after a restoration occurs under this paragraph, the amount of the uncashed check that was allocated to the Participant's Account shall be cancelled, and any earnings credited with respect to that amount shall be credited to the Plan's unclaimed property account. Upon direction by the Plan Administrator, the funds applied to the unclaimed property account will be forfeited and applied as provided in paragraph (2) of this subsection.

(b) Missing Distributees. If all or any portion of the Account of a Participant, Beneficiary or Alternate Payee cannot be distributed because of the inability of the Plan Administrator to determine the whereabouts of the distributee, after such diligent efforts as the Plan Administrator determines are appropriate (pursuant to administrative procedures developed pursuant to subsection (c) below), and either (i) the Participant has attained Normal Retirement Age or has had a break in service of at least 60 months duration as described in Sec. 3.3(d), or has died, or (ii) the benefit is distributable pursuant to Sec. 10.1 without the consent of the distributee, the benefit that cannot be distributed on account of the failure to locate the distributee shall be credited to the Plan's unclaimed property account pursuant to Sec. 9.2(g)(2)(A). The credit to the unclaimed property account shall occur on an annual basis after the date the event occurred, as described in clause (i) or (ii) of the previous sentence, or as of the date the Plan Administrator determines the distributee cannot be located, if later. Upon direction by the Plan Administrator, funds credited to the unclaimed property account will be forfeited and applied against Base Contributions or Matching Contributions for the year in which the forfeiture occurred as provided in Sec. 6.5. In the

event the distributee is located after a forfeiture has occurred under this subsection, the individual's Account shall be restored to its value on the date the forfeiture occurred, without any investment gains or losses, interest or other adjustments for the period following the forfeiture and prior to the date the Account are restored.

(c) Administrative Procedures. The Plan Administrator may adopt such procedures as it deems to be appropriate and administratively practicable for purposes of applying the provisions of this Section 10.20, which may include certain exceptions to subsections (a) and (b) above.

ARTICLE XI

MANAGEMENT OF FUNDS

Sec. 11.1 Trust Fund. All sums of money and all securities and other property contributed by the Participating Employers and employees from time to time in support of the Plan, together with all investments made therewith, the proceeds thereof and all earnings and accumulations thereon, and the part thereof from time to time remaining, shall be held and administered, without distinction between principal and income, in one or more funds herein collectively referred to as the "Trust Fund," in trust, in accordance with the terms and provisions hereof.

Sec. 11.2 Trustee and Trust Agreement. The Trust Fund shall be held under a trust agreement between the Company and the Trustee duly appointed by a Company Representative. It is anticipated that a co-Trustee will be appointed to carry out certain duties in connection with Company Stock acquired or held by the Plan. Said duties shall be specified in a trust agreement between the Company and said co-Trustee; provided, however, that said provisions shall not be inconsistent with the provisions of the Plan.

Sec. 11.3 Compensation and Expenses of Trustee. The Trustee and any co-trustee shall be entitled to receive such reasonable compensation for services as may be agreed upon with the Plan Administrator. The Trustee and any co-trustee shall also be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of its services. Such compensation and reimbursements shall be paid directly by the Participating Employers in such proportions as the Plan Administrator shall determine, except to the extent that any such item of compensation or reimbursement is included in an embedded fee which the Plan Administrator determines can be properly paid directly or indirectly by the Trust Fund.

Sec. 11.4 Funding Policy. The Employee Benefit Review Committee shall adopt a procedure, and revise it from time to time as it shall consider advisable, for establishing and carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. It shall advise the Trustee of the funding policy in effect from time to time.

Sec. 11.5 No Diversion. The Trust Fund shall be for the exclusive purpose of providing benefits to Participants under the Plan and their beneficiaries and defraying reasonable expenses of administering the Plan. Such expenses may include premiums for the bonding of Plan officials required by ERISA. No part of the corpus or income of the Trust Fund may be used for, or diverted to, purposes other than for the exclusive benefit of employees of the Participating Employers or their beneficiaries. Notwithstanding the foregoing:

(a) If any contribution or portion thereof is made by a Participating Employer by a mistake of fact, the Trustee shall, upon written request of the Plan Administrator, return such contribution to the Participating Employer within one year after the payment of the contribution to the Trustee. However, earnings attributable to such contribution or portion thereof shall not be returned to the Participating Employer but shall remain in the Trust Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution or portion thereof.

(b) Contributions by a Participating Employer are conditioned upon initial qualification of the Plan as to such Participating Employer under Code section 401(a). If the Plan receives an adverse determination letter from the Internal Revenue Service with respect to such initial

qualification in response to an application for determination that was filed by the due date of the tax return of the Participating Employer for the year in which the Plan was adopted by the Participating Employer, the Trustee shall, upon written request of the Plan Administrator, return the amount of such contribution to the Participating Employer within one year after the date of denial of qualification of the Plan. For this purpose, the amount to be so returned shall be the contributions actually made, adjusted for the investment experience of, and any expenses chargeable against, the portion of the Trust Fund attributable to the contributions actually made.

(c) Contributions by a Participating Employer are conditioned upon the deductibility of each contribution under Code section 404. To the extent the deduction is disallowed, the Trustee shall return such contribution (to the extent disallowed) to the Participating Employer within one year after the disallowance of the deduction. However, earnings attributable to such contribution (or disallowed portion thereof) shall not be returned to the Participating Employer but shall remain in the Trust Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution (or disallowed portion thereof).

In the case of any such return of contribution the Plan Administrator shall cause such adjustment to be made to the Accounts of Participants as it considers fair and equitable under the circumstances resulting in the return of such contribution.

ARTICLE XII

ADMINISTRATION OF PLAN

Sec. 12.1 Plan Administration. Except as expressly otherwise provided herein, the Plan Administrator shall control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto. The Plan Administrator shall have sole discretionary authority to interpret and construe the terms of the Plan, to determine all factual and legal questions under the Plan, and to make any determinations required in the administration of the Plan. Action on behalf of the Plan Administrator may be taken by:

(a) The Company's Head of Human Resources (or the functional equivalent title of the most senior position in Human Resources), the Head of Total Rewards (or the functional equivalent title of the Company's most senior position in Human Resources over compensation and benefit plans or programs other than the Head of Human Resources), or the Head of Benefits (or the functional equivalent title of the most senior position in Human Resources over benefit plans and programs other than the Head of Human Resources and the Head of Total Rewards), in an individual or joint capacity.

(b) Any person or persons, natural or otherwise, or committee to whom responsibilities for the operation and administration of the Plan are allocated by any of the officers designated in subsection (a), but action of such person or persons or committee shall be within the scope of said allocation.

Sec. 12.2 Certain Fiduciary Provisions. For purposes of the Plan:

(a) Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

(b) A Named Fiduciary, or a fiduciary designated by a Named Fiduciary pursuant to the provisions of the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

(c) To the extent permitted by an applicable trust agreement or group annuity contract, the Employee Benefit Review Committee may appoint an investment manager or managers, as defined in ERISA, to manage (including the power to acquire and dispose of) any assets of the Plan.

(d) A person who is a fiduciary with respect to the Plan, including a Named Fiduciary, shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

(e) A Named Fiduciary may designate persons other than Named Fiduciaries to carry out any or all of their fiduciary responsibilities; provided, however, that such designation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager, as defined in ERISA. Such designation shall be in writing.

(f) The Company has the limited fiduciary responsibility with respect to selecting, monitoring, and approving payments related to the Plan's external auditor.

Each Named Fiduciary, each other fiduciary, each person employed pursuant to subsection (b) above, and each investment manager shall be entitled to receive reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of their duties with the Plan and to payment from the Trust Fund if not paid directly by the Participating Employers in such proportions as the Plan Administrator shall determine. Notwithstanding the foregoing, no person so serving may receive compensation from the Plan for fiduciary services if such person, natural or otherwise, is affiliated with the Company, and no person so serving who already receives pay from any Participating Employer or Affiliate shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

Sec. 12.3 <u>Specific Powers and Duties of the Plan Administrator</u>. In addition to any other powers and duties provided elsewhere in this Plan, the Plan Administrator shall have the following express discretionary authorities and responsibilities:

(a) To adopt and enforce such rules and regulations and prescribe the use of such forms as may be deemed necessary to carry out the provisions of the Plan;

(b) To maintain and preserve records relating to Participants, former Participants, and their Beneficiaries and Alternate Payees;

(c) To prepare and furnish to Participants, Beneficiaries and Alternate Payees all information and notices required under federal law or the provisions of this Plan;

(d) To prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

(e) To determine all questions of the eligibility of employees to participate in the Plan and of the status of rights of Participants, Beneficiaries and Alternate Payees, and to determine eligibility for, entitlement to, and the amount and form of benefits;

(f) To engage assistants and professional advisers;

(g) To arrange for bonding, if required by law;

(h) To retain records on elections and waivers by Participants, their Spouses and their Beneficiaries and Alternate Payees;

(i) To establish rules and procedures to be followed by the Participants, Beneficiaries and Alternate Payees in filing applications for benefits and for furnishing and verifying proofs necessary to establish age, and any other matters required in order to establish their rights to benefits in accordance with the Plan;

(j) To determine the Plan benefits which are to be paid and give the Trustee instructions for the payment of the benefits from the Trust Fund;

(k) To determine the Plan expenses which are to be paid from the Trust Fund and shall give the Trustees written directions and authorization for the payment of such expenses, unless paid or

reimbursed by the Participating Employers; and

(l) To review and determine whether the Plan should enter into settlements relating to Investment Funds or other assets of the Plan (other than the Wells Fargo ESOP Fund, which power shall belong to the Employee Benefits Review Committee), and to determine (as appropriate) the method for allocating or otherwise disposing of proceeds received by the Plan in connection with such settlements.

Sec. 12.4 **Discrimination Prohibited.** No person or persons in exercising discretion in the operation and administration of the Plan shall discriminate in favor of shareholders, officers, or highly compensated employees of any Participating Employer.

Sec. 12.5 **Evidence.** Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented to the proper party.

Sec. 12.6 **Correction of Errors.** It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Plan Administrator or Trustee. The Plan Administrator shall have power to cause such equitable adjustments to be made to correct for such errors as the Plan Administrator in its discretion considers appropriate, including but not limited to the power to recover any overpayment from the person who received it. Such adjustments shall be final and binding on all persons.

Sec. 12.7 **Records.** Each Participating Employer, each fiduciary with respect to the Plan, and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by said Act or other applicable law.

Sec. 12.8 **General Fiduciary Standard.** Each fiduciary shall discharge his or her duties with respect to the Plan solely in the interests of Participants and their beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

Sec. 12.9 **Prohibited Transactions.** A fiduciary with respect to the Plan shall not cause the Plan to engage in any prohibited transaction within the meaning of ERISA.

Sec. 12.10 **Claims Procedure.** The Plan shall have a claims procedure consistent with the requirements of ERISA. Such claims procedure shall provide adequate notice in writing to any Participant, Beneficiary or Alternate Payee whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant and shall afford a reasonable opportunity to a claimant whose claim for benefits has been denied for a full and fair review by the appropriate Named Fiduciary of the decision denying the claim. The claims procedure currently in effect is contained in Exhibit II of this Plan.

Sec. 12.11 **Bonding.** Plan personnel shall be bonded to the extent required by ERISA. Premiums for such bonding may, in the sole discretion of the Plan Administrator, be paid in whole or in part from the Fund. Such premiums may also be paid in whole or in part by the Participating Employers in such proportions as the Plan Administrator shall determine. The Plan Administrator may provide by agreement with any person that the premium for required bonding shall be paid by such person.

Sec. 12.12 Waiver of Notice. Any notice required hereunder may be waived by the person entitled thereto.

Sec. 12.13 Agent For Legal Process. The Plan Administrator and the Corporate Secretary of the Company shall be the agents for service of legal process with respect to any matter concerning the Plan, unless and until the Plan Administrator designates some other person as such agent.

Sec. 12.14 Indemnification. In addition to any other applicable provisions for indemnification, the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each member of the governing body, each officer, and each employee of the Participating Employers against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services as a fiduciary in connection with the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises.

Sec. 12.15 No Additional Benefit. Any Participant, Beneficiary or Alternate Payee entitled to any payment or benefit from the Plan shall not be entitled to receive any payment or benefit in excess of his or her vested Account balance, as determined pursuant to the terms of the Plan. Once a Participant, Beneficiary or Alternate Payee has received payment of his or her vested Account balance (in the form requested or specified under the terms of the Plan), the Participant, Beneficiary or Alternate Payee shall have no further rights under the Plan.

Sec. 12.16 Electronic Signatures. The Plan Administrator may establish and implement rules from time to time for the use of electronic signatures and acknowledgements for certain transaction types or during certain events, and may adjust such procedures to reflect advances in technology.

ARTICLE XIII

AMENDMENT, TERMINATION, MERGER

Sec. 13.1 Amendment. Subject to the non-diversion provisions of Sec. 11.5, the Company, by action of the Board or by action of the Human Resources Committee of the Board, may amend the Plan at any time and from time to time. The Board and the Human Resources Committee are expressly permitted to delegate such amendment authority to a Company Representative or other person or persons pursuant to written resolutions of the Board or the Human Resources Committee, and subject to the terms and conditions of such written resolutions.

All such amendments shall be binding on all Participating Employers. No amendment of the Plan shall have the effect of changing the rights, duties, and liabilities of the Trustee without its written consent. Also, no amendment shall divest a Participant, Beneficiary or Alternate Payee of Accounts accrued prior to the amendment. Promptly upon adoption of any amendment to the Plan the Plan Administrator shall furnish a copy of the amendment to the Trustee. If an amendment to the Plan changes the vesting schedule of the Plan, each Participant having not less than three years of service shall be permitted to elect to have his or her vested percentage computed under the Plan without regard to such amendment. However, no election need be provided for any Participant whose vested percentage under the Plan, as amended, cannot at any time be less than the vested percentage determined without regard to such amendment.

Sec. 13.2 Discontinuance of Joint Participation in Plan by a Participating Employer. The Company, by written action of a Company Representative, may discontinue the joint participation in the Plan by another Participating Employer. Discontinuance of joint participation in the Plan by a Participating Employer shall also be effected if it fails to make contributions required pursuant to the provisions of the Plan, if at any time it ceases to be affiliated with the Company, if substantially all of its assets are disposed of and it discontinues active business operations, if it is adjudicated as bankrupt, or if a trustee or receiver of all of substantially all of its assets is appointed.

(a) If the Plan Administrator determines in its sole discretion to spin off the portion of the Plan attributable to the withdrawing employer, the Plan Administrator shall cause a determination to be made of the equitable part of the Trust Fund assets held on account of Participants of the withdrawing employer and their Beneficiaries. The Plan Administrator shall direct the Trustee to transfer assets representing such equitable part to a separate fund for the plan of the withdrawing employer. Such withdrawing employer may thereafter exercise, in respect of such separate fund, all the rights and powers reserved to the Company with respect to the Trust Fund. The plan of the withdrawing employer shall, until amended by the withdrawing employer, continue with the same terms as the Plan herein, except that with respect to the separate plan of the withdrawing employer the words "Participating Employer", "Participating Employers", and "Company" shall thereafter be considered to refer only to the withdrawing employer. If the foregoing provisions of this subsection (a) do not apply, the Accounts of Participants of the withdrawing employer and their Beneficiaries shall continue to be held in the Plan for distribution in accordance with the provisions hereof.

(b) Any discontinuance of participation by a Participating Employer shall be effected in such manner that each Participant, Beneficiary or Alternate Payee would (if the Plan and the plan of the withdrawing employer then terminated) receive a benefit immediately after such discontinuance of participation, which is equal to or greater than the benefit he or she would have been entitled to receive immediately before such discontinuance of participation if the Plan had then terminated. No transfer of assets pursuant to this section shall be effected until

such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

(c) Participating Employers that discontinue participation in the Plan, and the vesting treatment of the Plan Accounts of Participants or Beneficiaries affected by such discontinuation of Plan participation, are described in Exhibit III.

Sec. 13.3 Reorganizations of Participating Employers. In the event two or more Participating Employers are consolidated or merged or in the event one or more Participating Employers acquires the assets of another Participating Employer, the Plan shall be deemed to have continued, without termination and without a complete discontinuance of contributions, as to all the Participating Employers involved in such reorganization and their employees. In such event, in administering the Plan the corporation resulting from the consolidation, the surviving corporation in the merger, or the employer acquiring the assets shall be considered as a continuation of all of the Participating Employers involved in the reorganization.

Sec. 13.4 Permanent Discontinuance of Contributions. The Company, by action of the Board, may completely discontinue contributions in support of the Plan by all Participating Employers. In such event, notwithstanding any provisions of the Plan to the contrary, no employee shall become a Participant after such discontinuance, and the Accounts of each Participant in the employ of the Participating Employers at the time of such discontinuance shall be nonforfeitable. Subject to the foregoing, all of the provisions of the Plan shall continue in effect, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X.

Sec. 13.5 Termination. The Company, by action of the Board, may terminate the Plan as applicable to all Participating Employers and their employees. After such termination, no employee shall become a Participant, and no further contributions shall be made. The Accounts of each Participant in the employ of the Participating Employers at the time of such termination shall be nonforfeitable, and the Participant shall be entitled to a benefit equal to the value of those Accounts determined as of the Valuation Date coincident with or next following the termination of the Plan. Forfeitures shall be allocated as though said Valuation Date were the last day of a Plan Year. Distributions shall be made to Participants, Beneficiaries and Alternate Payees promptly after the termination of the Plan, but not before the earliest date permitted under the Code and applicable regulations, and subject to the Plan Administrator's right to delay distributions until receipt of a favorable determination letter from the Internal Revenue Service with respect to the termination. The Plan and any related trust agreement or group annuity contract shall continue in force for the purpose of making such distributions.

Sec. 13.6 Partial Termination. If there is a partial termination of the Plan either by operation of law, by amendment of the Plan, or for any other reason, which partial termination shall be confirmed by the Company, by written action of a Company Representative, the Accounts of each Participant with respect to whom the partial termination applies shall be nonforfeitable. Subject to the foregoing, all of the provisions of the Plan shall continue in effect as to each such Participant, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X.

Sec. 13.7 Merger, Consolidation, or Transfer of Plan Assets. In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant, Beneficiary and Alternate Payee would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

(a) No such merger, consolidation, or transfer shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

(b) Notwithstanding any provisions of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Participant's retirement, death, disability, or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code section 414(l), to this Plan from a money purchase pension plan qualified under Code section 401(a) (other than any portion of those assets and liabilities attributable to voluntary employee contributions.)

Sec. 13.8 <u>Deferral of Distributions</u>. Notwithstanding any provisions of the Plan to the contrary, in the case of a complete discontinuance of contributions to the Plan by a Participating Employer or of a complete or partial termination of the Plan with respect to a Participating Employer, the Plan Administrator or the Trustee may defer any distribution of benefit payments to Participants, Beneficiaries and Alternate Payees with respect to which such discontinuance or termination applies until after the following have occurred:

(a) Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such discontinuance or termination on the qualified status of the Plan under Code section 401(a).

(b) Appropriate adjustment of Accounts to reflect taxes, costs, and expenses, if any, incident to such discontinuance or termination.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

Sec. 14.1 **Discontinuance of Employment.** The establishment and maintenance of this Plan shall not be construed to confer any right upon any person to a continuation of employment, nor shall it interfere with the right of a Participating Employer to dismiss any employee and to treat the employee without regard to the effect such treatment might have upon his or her status under the Plan.

Sec. 14.2 **Insurance Company Not Responsible for Validity of Plan.** No insurance company that issues a contract under the Plan shall have any responsibility for the validity of the Plan. An insurance company to which an application may be submitted hereunder may accept such application and shall have no duty to make any investigation or inquiry regarding the authority of the applicant to make such application or any amendment thereto or to inquire as to whether a person on whose life any contract is to be issued is entitled to such contract under the Plan.

Sec. 14.3 **Headings.** Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

Sec. 14.4 **Capitalized Definitions.** Capitalized terms used in the Plan shall have their meaning, as defined in the Plan, unless the context clearly indicates to the contrary.

Sec. 14.5 **Gender.** Any references to the masculine gender include the feminine and vice versa.

Sec. 14.6 **Use of Compounds of Word "Here".** Use of the words "hereof", "herein", "hereunder", or similar compounds of the word "here" shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

Sec. 14.7 **Construed as a Whole.** The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

Sec. 14.8 **Reliance on Data and Consents**. The Company, the Trustee, the Plan Administrator, all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of any data provided by any Participant, Beneficiary, Alternate Payee or representatives of such persons, including, without limitation, representations as to age, health, and marital status. Furthermore, the Company, the Trustee, the Plan Administrator and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections, and designations filed with the Plan or those associated with the operation of the Plan and the Trust Fund by any Participant, Spouse, Beneficiary, Alternate Payee, or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation. None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, Spouses, Beneficiaries, and Alternate Payees to advise the appropriate parties of any change in such data.

Sec. 14.9 **Address for Mailing**. Each Participant, Beneficiary, and Alternate Payee or the representative of such persons shall be responsible for furnishing the Plan Administrator with the current and proper address for mailing of notices, statements, reports, loans, dividends, and benefit payments.

Any notice required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class, and prepaid. This provision shall not be construed as requiring the mailing of any notice or notification if the regulations issued under ERISA deem sufficient notice to be given by the posting of notice in appropriate places, or by any other publication device.

Sec. 14.10 Benefits under Certain Historical Appendices. The benefit of a Participant previously employed by one of the employers listed below may have been subject to provisions applicable under an Appendix contained in the Prior Plan Document as amended and restated as of January 1, 2024. As of January 1, 2025, the appendices were removed due to all vesting and service credit dates contained in the appendices no longer having practical effect on any Plan benefits. This table is maintained for historical detail only. For more information review the Prior Plan document.

Name of Employer	Effective Date of Historical Appendix
Norwest Bank Ottumwa, N.A. (First National Bank of Ottumwa)	January 28, 1977
Northwest Growth Fund, Inc. and Cascade Capital Corporation	April 1, 1977
Norwest Bank Fort Dodge, N.A. (First National Bank, Fort Dodge)	January 1, 1978
Norwest Bank Sioux Falls, N.A. (Northwestern National Bank of Sioux Falls, Springfield Branch)	December 15, 1979
Norwest American Bank, S.A., London Representative Office (Canadian American Bank S.A.)	January 1, 1982
Bankshares of Nebraska, Inc. (and subsidiaries)	July 1, 1984
Toy National Bank	January 1, 1988
Norwest Bank Arizona, N.A. (Ranch National Bank)	July 1, 1988
Norwest Bank Cedar Rapids, N.A. (Peoples Bank and Trust Company)	July 29, 1988
The Bank Group, Inc. and subsidiaries	July 1, 1989
Norwest Equipment Finance, Inc. (Crestwood Capital Corp. and Crestwood Financial Corp.)	January 1, 1990
First National Bank of Bellevue	January 1, 1990
First Interstate Corporation of Wisconsin (and subsidiaries)	January 1, 1990
Crop Hail Management	July 1, 1990
First Interstate Bank of Northern Indiana, N.A. and subsidiaries	January 1, 1991
First Illini Bancorp, Inc.	January 1, 1991
First Minnesota Savings Bank, F.S.B.	January 1, 1991
United Banks of Colorado, Inc. and Subsidiaries	January 1, 1991
ANK Agency, Inc.	January 1, 1991
American Land Title Co. Inc.	January 1, 1991
First National Bank in Anoka and Chalfen Bankshares, Inc.	April 1, 1991
Yankton Savings and Loan Association	April 1, 1991
Wyoming National Bancorporation and Subsidiaries	April 1, 1991
Norwest Mortgage, Inc.	April 1, 1991
Peoples Bank and Trust Company of Waterloo	July 1, 1991
MIG Insurance Brokers, Inc.	January 1, 1992
Davenport Bank and Trust Company	February 1, 1992
Community Bank of Nebraska	April 1, 1992

U.S. Recognition, Inc.	July 1, 1992
Vistar Bank	January 1, 1993
Merchants and Miners State Bank of Hibbing	February 1, 1993
Bank of Aspen	April 1, 1993
Boris Systems, Inc.	April 1, 1993
University Bank	April 1, 1993
Lincoln Financial Corporation	April 1, 1993
Citibank-Arizona, Citibank Investment Services, Inc., and Citibank Investment Services, Inc.-Minnesota	September 1, 1993
First State Bank of Spring Lake Park	October 1, 1993
First Nationwide Bank and Columbia Investment Services, Inc.	October 1, 1993
FirstAmerican Bank, N.A.	November 1, 1993
Ralston Bank	January 1, 1994
Farmers State Bank	January 1, 1994
St. Cloud National Bank and Trust Company and St. Cloud Metropolitan Agency, Inc.	January 1, 1994
Forest Lake State Bank	March 1, 1994
First National Bank of Arapahoe County, First National Bank of Lakewood, and First National Bank of Southeast Denver	March 1, 1994
United New Mexico Financial Corporation and Subsidiaries	April 1, 1994
Ford Bank Group, Inc. and Subsidiaries	April 1, 1994
United Title Company of Arizona	May 1, 1994
First National Bank of Detroit Lakes	June 1, 1994
Bank of Montana Systems and Subsidiaries	July 1, 1994
First Nationwide Bank, a Federal Savings Bank	July 1, 1994
La Porte Bank and Trust Company	January 1, 1995
American National Bank of Silver City	January 1, 1995
Bank of Scottsdale	January 1, 1995
First National Bank of Kerrville	January 1, 1995
Texas National Bank of Midland	January 1, 1995
Community State Bank	January 1, 1995
American Republic Bankshares	February 1, 1995
Caliber Bank	April 1, 1995
Directors Mortgage Loan Corporation, Directors Insurance Company and Stan Shaw Corporation	April 1, 1995
BarclaysAmerican/Mortgage Corporation	April 1, 1995
Fridley State Bank	May 1, 1995
Goldenbanks of Colorado	July 1 1995
New Braunfels Bancshares	July 1, 1995
Ryland Mortgage Company - Institutional Financial Services	July 1, 1995
First National Bank of Tulia	July 1, 1995
First American National Bank (Chandler, Arizona)	August 1, 1995
Comfort State Bank	September 1, 1995
Liberty Bank and Trust, N.A. (Dickinson, N.D.)	September 1, 1995
Beacon Business Credit, Inc.	December 1, 1995
State National Bank (El Paso, Texas)	January 1, 1996
The Foothill Group, Inc.	January 1, 1996
American Federal Savings Bank	February 1, 1996
Bank of Robstown (TX)	February 1, 1996

Canton State Bank (IL)	March 1, 1996
Farmers State Bank (Irene, SD)	March 1, 1996
Henrietta Bancshares and Subsidiaries (TX)	May 1, 1996
Prudential Home Mortgage Company	June 1, 1996
Victoria Bankshares, Inc.	July 1, 1996
Benson Financial Corporation (San Antonio, TX)	July 1, 1996
AmeriBank (MN)	July 1, 1996
Regional Bank of Colorado, N.A.	July 1, 1996
First State Bank (Bandera, Texas)	August 1, 1996
PriMerit Bank, Federal Savings Bank	August 1, 1996
Union National Bank of Texas	October 1, 1996
National Business Finance, Inc.	October 1, 1996
American Bank Moorhead	November 1, 1996
Texas Bancorporation, Inc. (Odessa, Texas)	January 1, 1997
Franklin Federal Bankcorp	January 1, 1997
West Columbia National Bank	January 1, 1997
Central Bancorporation	April 1, 1997
Statewide Mortgage Company	April 1, 1997
Farmers National Bank of Geneseo	May 1, 1997
The First National Bankshares, Inc.	August 1, 1997
American Bank	December 16, 1997
Continental State Bank	January 1, 1998
First Valley Bancorporation	January 1, 1998
Packers Bank	January 1, 1998
International Bancorporation	January 1, 1998
JLJ Financial Services Corporation	January 1, 1998
Heritage Trust Company	April 1, 1998
Founders Trust Company	April 1, 1998
Fidelity Bancshares, Inc. (and subsidiaries)	April 1, 1998
WMC Mortgage Company	May 1, 1998
Spring Mountain Escrow Company	June 1, 1998
First Bank Katy, N.A.	July 1, 1998
EMJAY Corporation	July 1, 1998
Maier/Hauswirth Investment Advisors, L.L.C.	July 1, 1998
First Bank of Grants, N.A.	July 1, 1998
The Bank of New Mexico Holding Company and Subsidiaries	July 2, 1998
Charter Bancorporation, Inc. and Subsidiary	July 2, 1998
MidAmerica Insurance Agency South, Inc.	July 2, 1998
Minnesota Bancshares, Inc. and Subsidiary	July 2, 1998
First Bancshares of Valley City and Subsidiaries	August 1, 1998
Bancdata Processing Corporation	August 1, 1998
MidAmerica Bancshares, Inc. and Subsidiaries	August 1, 1998
Mountain Bancshares, Inc. and Subsidiary	August 1, 1998
Wisconsin Bancshares, Inc. and Subsidiaries	August 1, 1998
First National Bank of Monticello	October 1, 1998
First State Bank, Austin, Texas	October 1, 1998
Franklin Bancshares Inc.	January 1,1999
First National Bank of Missouri City	January 1, 1999
Community Bank of Parker	March 1, 1999

Mercantile Bank	April 1, 1999
Riverton State Bank	April 1, 1999
Wells Fargo & Company (Tax Advantage and Retirement Plan)	July 1, 1999
Eastern Heights Bank	July 1, 1999
Century Business Credit Corporation	July 1, 1999
Goodson Insurance Agencies	August 1, 1999
Greater Midwest Leasing Company	August 1, 1999
Mustang Financial Corporation	September 1, 1999
Computer Resources, Inc.	September 1, 1999
Texas Bancshares, Inc.	January 1, 2000
Allied Leasing Company	January 1, 2000
First Place Financial Corporation	April 1, 2000
North County Bancorp	April 1, 2000
Prime Bancshares, Inc.	April 1, 2000
Ragen MacKenzie	April 1, 2000
Bryan, Pendelton, Swats & McAllister	April 1, 2000
Michigan Financial Corporation (and its subsidiaries)	July 1, 2000
Servus Financial Corporation	July 1, 2000
Napa National Bancorp	July 1, 2000
1st Choice Financial Corporation	August 1, 2000
National Bancorp of Alaska	August 1, 2000
Eastdil Realty	September 1, 2000
GE Capital Mortgage Services, Inc.	September 10, 2000
Charter Financial, Inc.	October 1, 2000
Buffalo National Bancshares, Inc. and Subsidiaries	January 1, 2001
First Security Corporation and Subsidiaries	January 1, 2001
First Commerce Bancshares, Inc. and Subsidiaries	January 1, 2001
Brenton Banks, Inc.	January 1, 2001
Paragon Capital LLC	February 1, 2001
Chase Bank Of Texas and Midland Trust Company	March 1, 2001
SCI Financial Group, Inc.	April 1, 2001
Buffalo Insurance Agency Group, Inc.	April 1, 2001
Comstock Bank	May 1, 2001
Marine National Bank	May 1, 2001
Nevada Banking Company	May 1, 2001
American Commercial Capital	May 1, 2001
California State Bank	June 1, 2001
H.D. Vest, Inc.	August 1, 2001
ACO Brokerage Corporation and its Subsidiaries	January 1, 2002
H & R Phillips, Inc.	January 1, 2002
Risk Management Services, Inc.	January 1, 2002
Marquette Bancshares, Inc. and its Subsidiaries	February 1, 2002
SIFE	March 1, 2002
Alcalay, Cohen, Inc. dba General Insurance Consultants	April 1, 2002
Tejas Bancshares, Inc. and Its Subsidiaries	June 1, 2002
JPMorgan Chase Bank	June 1, 2002
First Allied Securities, Inc.	September 1, 2002
Towle Financial Services/Midwest, Inc.	January 1, 2003
Nelson Capital Management, Inc.	January 1, 2003

Montgomery Asset Management, LLC	February 1, 2003
Trumbull Associates, LLC	September 1, 2003
Bank of Grand Junction (Two Rivers Corporation acquisition)	November 1, 2003
Benson Associates, LLC	November 1, 2003
Wisenberg, Pozmantier & Co., Inc.	January 1, 2004
Pacific Northwest Bancorp	January 1, 2004
Feeney, Durler and West Insurance Services	January 16, 2004
Baldwin & Whitney Insurance	June 1, 2004
Harris Bank	June 1, 2004
Pay Day of Minnesota	July 1, 2004
Blade Insurance Services, Inc. d/b/a Disc Insurance Services and Speare & Company	August 1, 2004
Strong Financial Corporation	January 1, 2005
PlainsCapital Bank	July 23, 2005
Amended and Restated Pacific Northwest Bancorp Employee Stock Ownership/Money Purchase Pension Plan	August 1, 2005
Van Kasper & Company Profit Sharing and Salary Deferral Plan	August 1, 2005
First Community Bank, N.A.	September 1, 2005
Regulus West, LLC	October 1, 2005
Marsh USA Inc.	December 31, 2005
Secured Capital Corp	February 1, 2006
State Bank of Rogers	May 1, 2006
Commerce Funding Corporation	May 1, 2006
LaSalle Bank National Association	June 1, 2006
Fremont National Bank of Canon City	June 6, 2006
Centennial Bank of Pueblo	June 6, 2006
Wells Fargo Financial, Inc. and Subsidiaries (Merger of Thrift and Profit Sharing Plan)	July 1, 2006
Reilly Mortgage Capital Corporation	August 1, 2006
Washington Mutual Bank (Transfers Related to Purchase of Certain Assets)	September 6, 2006
Barrington Associates	October 2, 2006
Evergreen Funding Corporation	January 1, 2007
Placer Sierra Bancshares, its Subsidiaries and Previous Acquisitions	July 1, 2007
CIT Group, Inc.	July 1, 2007
JSL Administrators	October 1, 2007
Rogers & Belding	December 1, 2007
National City Bank	December 8, 2007
Universal Insurance Services, Inc.	January 1, 2008
Greater Bay Bancorp and its Subsidiaries	January 1, 2008
Flatiron Credit Company, Inc.	May 1, 2008
Transcap Associates, Inc.	June 28, 2008
United Bancorporation of Wyoming, Inc.	July 1, 2008
The Jackson State Bank & Trust	July 1, 2008
Shoshone First Bank	July 1, 2008
Sheridan State Bank	July 1, 2008
First State Bank of Pinedale	July 1, 2008
United Bank of Idaho	July 1, 2008
Bank of Lodi Employee Stock Ownership Plan	November 1, 2008
Farmers State Bank	December 6, 2008
EMAR Group, Inc.	January 1, 2009

Century Bancshares, Inc.	January 1, 2009
BridgeStreet Consulting Group	March 1, 2009
Capital TempFunds Consulting Group	March 1, 2009
Wachovia Corporation	January 1, 2010
GMAC Commercial Finance	May 1, 2010
Kinney Agency, Inc.	July 1, 2010
Britt/Paulk Insurance Agency, Inc.	January 1, 2011
A.G. Edwards, Inc.	July 1, 2011
Castle Pines Capital LLC	July 1, 2011
Edify, LLC	July 1, 2011
Foreign Currency Exchange Corporation	August 1, 2011
Stetson – Beemer & Co.	September 1, 2011
LaCrosse Global Fund Services, LLC	December 1, 2011
EverKey Global Management LLC	January 1, 2012
BNP Paribas	April 21, 2012
Merlin Securities, LLC	August 1, 2012
Doherty Employment Group, Inc.	January 1, 2013
Helm Financial Corporation	April 16, 2014
General Electric Capital Corporation (GE Rail)	January 1, 2016
General Electric Capital Corporation	March 1, 2016
Analytic Investors, LLC	October 1, 2016
Golden Capital Management, LLC	July 1, 2017

ARTICLE XV

TOP-HEAVY PLAN PROVISIONS

Sec. 15.1 **Key Employee Defined.** "Key Employee" means any employee or former employee who at any time during the Plan Year or any of the preceding four Plan Years is an officer of a Participating Employer or is deemed to have an ownership interest in a Participating Employer and who is within the definition of key employee in Code section 416(i) and the regulations thereunder in effect for the particular Plan Year. "Non-key Employee" means any Participant who is not a Key Employee.

Sec. 15.2 **Determination of Top-Heavy Status.** The top-heavy status of the Plan shall be determined according to the following standards and definitions:

(a) The Plan is a Top-Heavy Plan if it is not part of a required aggregation group and the top-heavy ratio for this Plan exceeds 60 percent, or if this Plan is part of a required aggregation group of plans and the top-heavy ratio for the group of plans exceeds 60 percent. However, the Plan is not a Top-Heavy Plan with respect to a Plan Year if it is part of a permissive aggregation group of plans for which the top-heavy ratio does not exceed 60 percent.

(b) The "top-heavy ratio" shall be determined as follows:

(1) If the ratio is being determined only for this Plan, or if the aggregation group only includes defined contribution plans, the top-heavy ratio is a fraction, the numerator of which is the sum of the present values of the Account balances of all Key Employees under the Plan or plans as of the determination date (including any part of any Account balance distributed in the five-year period ending on the determination date), and the denominator, of which is the sum of the Account balances (including any part of any Account balance distributed in the five-year period ending on the determination date) of all employees under the Plan or plans as of the determination date. (The "plans" referred to in the preceding sentence are the plans in the required or permissive aggregation group.)

(2) If the determination is being made for a required or permissive aggregation group, which includes one or more defined benefit plans, the top-heavy ratio is a fraction, the numerator of which is the sum of Account balances of all Key Employees under the defined contribution plans and the present value of accrued benefits under the defined benefit plans for all Key Employees as of the determination date (including any part of any Account balance or accrued benefit distributed in the five-year period ending on the determination date), and the denominator, of which is the sum of the Account balances under the defined contribution plans for all employees and the present value of accrued benefits under the defined benefit plans for all employees as of the determination date (including any part of any Account balance or accrued benefit distributed in the five-year period ending on the determination date). (The "plans" referred to in the preceding sentence are the plans in the required or permissive aggregation group.) Both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any contribution due but unpaid as of the determination date.

(3) For purposes of paragraphs (1) and (2), the value of Account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within the 12-month period ending on the determination date. The

Account balances and accrued benefits of an employee who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. When aggregating plans, the value of Account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

(4) Any distribution due to separation from service, death or disability, which was made prior to the one-year period ending on the determination date, shall be disregarded for purposes of applying this subsection (b). Paragraphs (1) and (2) of this subsection shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Code section 416(a)(2)(A)(i).

(c) "Required aggregation group" means (i) each qualified plan of a Participating Employer or an Affiliate in which at least one Key Employee participates, and (ii) any other qualified plan of such employers that enables a plan described in (i) to meet the requirements of Code sections 401(a)(4) or 410.

(d) "Permissive aggregation group" means the required aggregation group of plans plus any other plan or plans of such employers which, when consolidated as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

(e) "Determination date" for any Plan Year means the last day of the preceding Plan Year.

(f) The "determination period" for a Plan Year is the Plan Year in which the applicable determination date occurs and the four preceding Plan Years.

(g) The "valuation date" is the last day of each Plan Year and is the date, as of which Account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

(h) For purposes of establishing the "present value" of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified in the defined benefit plan for this purpose.

If an individual has not performed any services for the employer at any time during the five-year period ending on the determination date with respect to a Plan Year commencing prior to 2002, or during the one-year period ending on the determination date with respect to a Plan Year commencing in 2002 or later, any Account balance or accrued benefit for such individual shall not be taken into Account for such Plan Year.

Sec. 15.3 <u>Minimum Contribution Requirement</u>. For any Plan Year, with respect to which the Plan is a Top-Heavy Plan, the employer contributions allocated to each Non-Key Employee whose Termination of Employment has not occurred prior to the end of such Plan Year shall not be less than that percentage of the Participant's compensation (as defined in Sec. 6.4(d)) for the Plan Year, which is the smaller of:

(a) 3 percent.

(b) The percentage which is the largest percentage of compensation allocated to any Key Employee from employer contributions for such Plan Year.

However, this section shall not apply to any Participant who is covered under any other plan of the employer under which the minimum contribution or minimum benefit requirement applicable to Top-Heavy Plans will be satisfied. For purposes of this section, any employer contribution attributable to a salary reduction or similar arrangement shall be taken into account. Any employer contribution attributable to a salary reduction or similar arrangement (including Salary Deferral Contributions under this Plan) may not be used to satisfy the minimum amount of employer contributions which must be allocated under this section. However, Matching Contributions under this Plan (and employer matching contributions under any other plan whose contributions are to be used to satisfy the requirements of this section) may be used to satisfy the minimum amount of employer contributions which must be allocated under this section. Matching Contributions that are used to satisfy this section shall be treated as employer matching contributions for purposes of the actual contribution percentage test and other requirements of Code section 401(m).

Sec. 15.4 Exception For Collective Bargaining Unit. Section 15.3 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and such employer or employers.

ARTICLE XVI

EMPLOYEE STOCK OWNERSHIP PROVISIONS

Acquisitions of Company Stock

Sec. 16.1 Exempt Loan. An "Exempt Loan" means a direct or indirect extension of credit to the Plan that is not prohibited by Code section 4975, subject to the following:

(a) An Exempt Loan may be made or guaranteed by either a party in interest (as defined in section 3(14) of ERISA) or a disqualified person (as defined in Code section 4975).

(b) The proceeds of an Exempt Loan must be used solely, and within a reasonable time after their receipt, to acquire Company Stock for an Unallocated Reserve, or to repay such Exempt Loan, or to repay a prior Exempt Loan, or for any combination of the foregoing purposes.

(c) An Exempt Loan must be without recourse against the Trust Fund except that:

(1) The Company Stock acquired with the proceeds of an Exempt Loan may be pledged or otherwise used to secure repayment of such Exempt Loan (but for no other purpose), and

(2) Any Company Stock which was acquired with the proceeds of a prior Exempt Loan which was repaid with the proceeds of an Exempt Loan may be pledged or otherwise used to secure repayment of another Exempt Loan, and

(3) Any employer contributions made to the Plan in cash that are made for the purpose of satisfying the Plan's obligations under an Exempt Loan may be pledged or otherwise used to secure repayment of such Exempt Loan, and

(4) The earnings of the Company Stock acquired with the proceeds of an Exempt Loan and which continue to be pledged or otherwise used as security for such Exempt Loan may be pledged or otherwise used as security for such Exempt Loan.

(d) An Exempt Loan must provide for principal payments and interest to be payable over a specific term.

(e) Except as provided below in subsection (f), shares of Company Stock held in an Unallocated Reserve shall be released from encumbrance (and from such Unallocated Reserve) as the principal and interest payments on an Exempt Loan are paid. The number of shares which shall be so released from encumbrance (and from an Unallocated Reserve) shall be equal to the total number of shares of Company Stock held in that Unallocated Reserve multiplied by a fraction with a numerator equal to the principal and interest payments made on the applicable Exempt Loan from the total employer contribution for the calendar year (including any credits under Sec. 6.5 or Sec. 7.2(i)) and a denominator equal to the total principal and interest to be paid under the Exempt Loan for the current year and all subsequent years. The number of future years for which principal and interest are payable under an Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the loan is variable, the

amount of future interest payable shall be calculated by using the interest rate in effect on December 31 of the current year.

(f) In lieu of the method described in subsection (e),, shares of Company Stock held in an Unallocated Reserve may be released from encumbrance (and from an Unallocated Reserve) with reference to principal payments only, provided all of the following conditions are met.

(1) Each Exempt Loan provides for principal and interest payments at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years.

(2) If an Exempt Loan constitutes a renewal, extension or refinancing of a prior Exempt Loan, the sum of the expired duration of the prior Exempt Loan, the renewal period, the extension period, and the duration of the new Exempt Loan does not exceed ten years.

(3) Shares of Company Stock held in an Unallocated Reserve shall be released from encumbrance (and from such Unallocated Reserve) as the principal amount of the Exempt Loan is paid. The number of shares to be released from encumbrance (and from an Unallocated Reserve) must equal the total number of shares of Company Stock held in that Unallocated Reserve multiplied by a fraction the numerator of which equals the amount of the principal payments made with respect to the applicable Exempt Loan for the current calendar year, and the denominator of which equals the total principal payments to be paid over the remaining term of the Exempt Loan (including the principal payments for the current year).

(4) For the purposes of this subsection (f), the amount of interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables.

(g) The rate of interest (which may be fixed or variable) on an Exempt Loan must not be in excess of a reasonable rate of interest considering all relevant factors including (but not limited to) the amount and duration of the loan, the security given, the guarantees involved, the credit standing of the Plan, the Company, and the guarantors, and the generally prevailing rates of interest.

(h) In the event of default upon an Exempt Loan, the fair market value of Company Stock and other assets, which can be transferred in satisfaction of the loan, must not exceed the amount of the loan. If the lender is a party in interest (as defined in ERISA) or disqualified person (as defined in the Code), the loan must provide for a transfer of Plan assets upon default only upon, and to the extent of, the failure of the Plan to satisfy the payment schedule of an Exempt Loan.

Sec. 16.2 <u>Unallocated Reserve</u>. An "Unallocated Reserve" means that portion of the Trust Fund which consists of shares of Company Stock (and dividends thereon) acquired with the proceeds of an Exempt Loan and which are held in suspense pending allocation to Participants', Beneficiaries' or Alternate Payees' Accounts pursuant to this Article XVI. Separate Unallocated Reserves may be maintained for Company Stock acquired with the proceeds of separate Exempt Loans.

Sec. 16.3 Leveraged Acquisitions. The Trustee, with the prior concurrence of the President, Vice Chairman, any Executive Vice President or any Senior Vice President of the Company (acting singly), is authorized to enter into Exempt Loans to the employee stock ownership plan. The proceeds of any Exempt Loan shall be applied as provided in Sec. 16.1(b). All shares of Company Stock acquired with the proceeds of an Exempt Loan shall be credited to the applicable Unallocated Reserve until such time as they are released pursuant to subsections (e) or (f) of Sec. 16.1.

B. Repayment of Exempt Loan

Sec. 16.4 Repayment of Exempt Loans. The Trustee shall repay any outstanding Exempt Loan as provided in subsection (e) or (f) of Sec. 16.1 and may, in its discretion, determine the order in which the Exempt Loan(s) will be repaid and the portion of any payment which is applied to a particular Exempt Loan. Such payments shall be from the following sources in the order of priority determined by the Company for each Plan Year.

(a) Dividends (other than dividends in the form of shares of Company Stock or dividends which employees are to receive in cash or used to purchase Company Stock pursuant to Sec. 10.19) on all shares of Company Stock held in the Unallocated Reserves and in Matching Contributions Accounts, Safe Harbor Match Accounts, Non-Safe Harbor Match Accounts, and Discretionary Profit Sharing Accounts (to the extent such Sub-Accounts are invested in the Wells Fargo ESOP Fund) to the extent allowed by Code section 404(k)(2).

(b) Employer contributions not less than the amount, if any, by which any required payments of principal and interest exceed the amount of dividends available for such payments, subject to the provisions of Sec. 5.1(d).

Any such dividends or contributions in excess of the amount of required loan payments may be used to make additional principal payments on any outstanding Exempt Loan, as determined by the Company in its discretion. For purposes of this section, determinations by the Company may be made by the President, Vice Chairman, any Executive Vice President or any Senior Vice President of the Company (acting singly).

C. Allocation and Disposition of ESOP Stock

Sec. 16.5 Allocation of Company Stock. As payments on an Exempt Loan are made, Company Stock shall be released from the applicable Unallocated Reserve as provided in Sec. 16.1(e) or (f), as applicable. The released Company Stock shall be allocated among Participants', Beneficiaries' and Alternate Payees' Accounts, subject to the following:

(a) If dividends paid on Company Stock held in Participants' Matching Contribution Accounts, Non-Safe Harbor Match Accounts, Safe Harbor Match Accounts, and Discretionary Profit Sharing Accounts are used to make payments on an Exempt Loan pursuant to Section 16.4(a), there shall be allocated to such Sub-Accounts, on the Valuation Date coincident with or next following the dividend payment date, an amount of Company Stock having a value on the dividend payment date equal to the amount of dividends so used.

(b) Any remaining Company Stock released from the Unallocated Reserves shall be allocated pursuant to Sec. 5.1, for each Plan Year, up to the limits specified in See. 5.1, and pursuant to Sec. 5.3 of the Prior Plan Document (or pursuant to Sec. 5.3 of the Plan as in effect prior to January 1, 2010 with respect to Employer Discretionary Profit Sharing Contributions for the 2009 Plan Year).

(c) If the amount of Company Stock released from Unallocated Reserves and available for allocation on a particular Valuation Date is less than the amount required to complete all allocations required on that Valuation Date under subsections (a) and (b), the Participating Employers shall make an additional contribution of cash, Company Stock, or a combination thereof. The aggregate value of said additional contributions shall be sufficient to cover the remaining amount required to complete all allocations under subsections (a) and (b).

(d) If the value of the Company Stock available for allocation, as of any Valuation Date prior to the end of a calendar year, exceeds the amount required for the allocations referred to in subsections (a) and (b), the remaining amount shall be held for allocations under subsections (a) or (b), as of subsequent Valuation Dates within that calendar year.

(e) If at the end of a calendar year all allocations under subsections (a) and (b) have been completed and there is Company Stock which has been released from Unallocated Reserves and which remains unallocated, said Company Stock shall be allocated among the Matching Contribution Accounts of all individuals who are Active Participants on December 31 of said calendar year in the ratio that each such Participant's Salary Deferral Contributions for the year bears to the total Salary Deferral Contributions of all such Participants for the year, disregarding any Salary Deferral Contribution to the extent it exceeds 6% of the Participant's Certified Compensation.

IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed on the date indicated below, but effective as of January 1, 2026.

WELLS FARGO & COMPANY

By: /s/ Daniela Nese

Title: Head of Benefits and Recognition

Date: 2/5/2026

Exhibit I

WELLS FARGO & COMPANY 401(k) PLAN

Procedures Regarding Domestic Relations Orders
(Effective January 1, 2024)

1. Introduction

This Exhibit I to the Wells Fargo & Company 401(k) Plan ("Plan") constitutes the Procedures Regarding Domestic Relations Orders ("QDRO Procedures") that are to be used to (1) determine whether domestic relations orders submitted to the Plan meet the requirements of a qualified domestic relations order, within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA") section 206(d)(3), Internal Revenue Code ("Code") section 414(p), and satisfies the requirements contained in these QDRO Procedures, and (2) administer distributions under such qualified domestic relations orders.

II. Definitions for Purposes of these QDRO Procedures

(a) **Alternate Payee**. "Alternate Payee" means only the Participant's spouse, former spouse, child, or other dependent of a Participant, who is recognized by a QDRO as having a right to receive all or a portion of the benefits payable under the Plan with respect to such Participant. However, for clarity, the QDRO may name a state child support enforcement agency and others as the guardian, conservator or agent of the Alternate Payee to receive payments on behalf of the Alternate Payee.

(b) **Approval Letter**. "Approval Letter" means a letter sent to the Alternate Payee, the Participant and their respective legal representatives (if applicable), that (1) indicates that the Plan Administrator has approved that an Executed DRO meets the requirements of a QDRO, (2) explains how the Plan Administrator will administer the QDRO's terms and provisions, and (3) outlines the Alternate Payee's and the Participant's rights to appeal the QDRO determination.

(c) **Assignment Date**. The "Assignment Date" is the date as of which the value of the Participant's Plan Account is determined for division between the Participant and the Alternate Payee. The Assignment Date cannot be earlier than January 1, 2021.

(d) **Domestic Relations Order (DRO)**. A "DRO" is a final judgment, decree or order (including approval of a property settlement agreement) issued or approved by a court or other state authority pursuant to a state domestic relations or community property law, which relates to the provision of child support, alimony payments, or marital property rights to an Alternate Payee.

(e) **Draft DRO**. A "Draft DRO" is a domestic relations order that is in draft form and has not yet been presented to a court or state authority pursuant to state domestic relations or community property law and has not been issued or approved by such court or state authority.

(f) **Empower**. "Empower" refers to the Plan's recordkeeper.

(g) **Executed DRO**. An "Executed DRO" is a DRO that is signed and file stamped by the appropriate state court, or signed and dated by the relevant state authority, including a copy of such DRO.

(h) **Plan Account**. "Plan Account" refers to the Participant's or the Alternate Payee's Account in

the Wells Fargo & Company 401(k) Plan, which may consist of several contribution sources (e.g., Before-Tax, Roth, etc.), also referred to as Plan Accounts.

(i) **Plan Administrator**. The "Plan Administrator" of the Plan for purposes of ERISA section (3)(16)(A) is the Company's Head of Human Resources (or the functional equivalent title of the Company's most senior position in Human Resources), the Total Rewards Senior Executive, and the Company's Head of Total Rewards (or the functional equivalent titles of the Company's most senior position in Human Resources over compensation and benefit plans or programs other than the Head of Human Resources), each of whom may act individually or jointly as the Plan Administrator, or its or their authorized delegate.

(j) **Pre-Approval Letter**. "Pre-Approval Letter" means a letter sent to the Alternate Payee, the Participant and their authorized legal representatives (if applicable) that indicates that a Draft DRO would be approved as a QDRO if the Draft DRO were submitted as drafted to the court or state authority and the court or state authority issued and executed the Draft DRO exactly as submitted. A Pre-Approval Letter does not mean that the actual issued and Executed DRO will ultimately be a QDRO. The Plan Administrator will still need to review and separately determine that the final issued Executed DRO meets the requirements of a QDRO.

(k) **Qualified Domestic Relations Order ("QDRO")**. A "QDRO" is an Executed DRO that (1) requires the Plan Administrator to assign or transfer some or all of a Participant's Plan benefits to an Alternate Payee, (2) satisfies the requirements of ERISA section 206(d)(3) and Code section 414(p), and (3) satisfies the requirements contained in these QDRO Procedures. An Executed DRO is not a QDRO until the Plan Administrator has determined that the DRO meets all of the requirements specified above.

(l) **QDRO Consultants**. "QDRO Consultants" Company, LLC refers to Empower's QDRO service provider.

(m) **Segregation Date**. "Segregation Date" means the date that the Participant's Plan Accounts are segregated into the Alternate Payee's Plan Accounts.

3. Contact Information

On behalf of the Plan Administrator, all domestic relations orders should be directed to QDRO Consultants at the following address:

QDRO Consultants
Attn: Wells Fargo & Company 401(k) Plan QDRO Team
3071 Pearl Road
Medina, OH 44256

Phone: (800) 527-8481
Fax: (330) 722-2735

Website:

To get started, visit:

Any questions or requests related to the review or determination of a DRO should be directed to QDRO Consultants at the address, phone numbers and website shown above.

Any request for the Participant's Plan Account statements or other related Plan Account information should be directed to Empower at the following address:

Empower
PO Box 173764
Denver, CO 80217-3764

Phone: 1-877-HRWELLS (1-877-479-3557), option 1, 1, 1 to speak with a retirement representative. Retirement representatives are available Monday through Friday, from 7:00 a.m. to 9:00 p.m. Central Time and Saturdays from 8:00 a.m. to 4:30 p.m. Central Time. Relay service calls will be accepted, including 711.

Website:

Any requests for Plan documents should be directed to the Plan Administrator at the following address:

Wells Fargo & Company 401(k) Plan Administrator
MAC N9310-112
550 South 4th Street
Minneapolis, MN 55415-1529

4. Reviewing a Draft DRO

4.1 The Participant, the proposed Alternate Payee or their authorized legal representatives may choose to submit a Draft DRO to the Plan Administrator for review before having the Draft DRO executed. On behalf of the Plan Administrator, the Draft DRO should be sent to QDRO Consultants (see section 3 "Contact Information"). Addressing potential issues in the Draft DRO before having the Draft DRO executed reduces the likelihood that a party will need to submit multiple revised drafts to the court or other state agency. The Plan Administrator reserves the right to not review a Draft DRO. In these limited instances, the Plan Administrator will provide written notice to the submitting party of its decision not to review the Draft DRO within 30 days following QDRO Consultants' receipt of such Draft DRO. The Plan Administrator will only enforce an Executed DRO that qualifies as a QDRO.

4.2 If the Plan Administrator determines that the Draft DRO would meet the requirements to be a QDRO (see section 5 QDRO Contents below) if it were an Executed DRO, the Plan Administrator may send a Pre-Approval Letter to the Participant, proposed Alternate Payee and their authorized legal representatives. A Pre-Approval Letter is not a final determination regarding whether a later submitted Executed DRO meets the requirements to be a QDRO. The Executed DRO will be reviewed by the Plan Administrator, as provided in these QDRO Procedures.

4.3 If the Plan Administrator determines that the Draft DRO would not meet the requirements to be a QDRO (see section 5 QDRO Contents below), the Plan Administrator will notify the Participant, proposed Alternate Payee and their authorized legal representatives with specific reason(s) why the Draft DRO would fail to meet the requirements to be a QDRO.

4.4 Upon receipt of a Draft DRO by QDRO Consultants, an administrative hold will be placed (as described in section 9 "Administrative Hold" below) on the Participant's Plan Accounts so that no distributions, withdrawals, or loans can be made until the Plan Administrator receives an Executed DRO and has determined in accordance with these QDRO Procedures that an Executed DRO does or does not satisfy the requirements of a QDRO.

5. QDRO Contents

5.1 **Required Information** - The Plan Administrator will determine whether an Executed DRO is a QDRO in accordance with the following:

(a) The Executed DRO must award an Alternate Payee all or a portion of a Participant's Plan Accounts.

(b) The Executed DRO must also specify all of the following:

(1) Name and address of the Participant and of each Alternate Payee covered by the Executed DRO. However, if the Plan Administrator has reason to know of any such address, failure of the Executed DRO to provide such address will not prevent the Executed DRO from being determined to be a QDRO. The Plan Administrator will also require the Social Security numbers and birthdates of the Participant and each Alternate Payee in order to segregate the Participant's Plan Accounts into each Alternate Payee's Plan Accounts once the Plan Administrator determines that the Executed DRO is a QDRO. Social Security numbers and birthdates can be provided separately to QDRO Consultants in writing, such as in an addendum that is not filed with the court or state authority or in a cover letter.

(2) The amount or percentage of the Participant's Plan Accounts to be awarded by the Plan into each Alternate Payee's Plan Accounts, or the manner in which such amount or percentage is to be determined. Any award amount that is based on a percentage of the Participant's Plan Accounts must be provided in whole numbers, (i.e., 50.8% would not be acceptable).

(3) The full legal name of the Plan to which the Executed DRO applies: "Wells Fargo & Company 401(k) Plan." If, however, the Executed DRO contains a retirement plan name that is not the Plan's exact legal name, but it is clear that the name of the plan referenced in the Executed DRO is intended to be the Plan, the Plan Administrator will review the Executed DRO as if it contains the full legal name of the Plan.

(4) The Executed DRO must state that it is made pursuant to state domestic relations or community property law.

(c) An Executed DRO is not a QDRO if it does any of the following:

(1) Requires the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan.

(2) Requires the Plan to provide increased benefits. For example, a QDRO may not require payment of benefits that are not vested at the time of distribution.

(3) Requires the payment of benefits to an Alternate Payee that is required to be paid to another Alternate Payee under another domestic relations order previously determined to be a QDRO.

5.2 **Important Information, Optional and Default Provisions**. The Executed DRO may provide for the following matters, where applicable. If the Executed DRO does not provide for such applicable matters, the Plan Administrator will review the Executed DRO as if it includes any of the default provisions identified below for that matter.

(a) If the Participant's Plan Accounts are to be divided between the Participant and the Alternate Payee, the Executed DRO may provide the date as of which the value of the Participant's Plan Accounts will be the Assignment Date. The Assignment Date cannot be earlier than January 1, 2021. If no Assignment Date is specified, the Plan Administrator will not disqualify the Executed DRO, and the Assignment Date shall be deemed to be the date the Plan Administrator receives the Executed DRO, provided the Participant's Plan Account has a balance on such date.

(b) The Executed Order may provide whether or not the Alternate Payee's Plan Account should be credited with earnings (gains or losses) between the Assignment Date and the Segregation Date. If the Executed DRO is silent, the Alternate Payee's Plan Account will be adjusted to reflect a pro rata share of the earnings (gains or losses) on the Participant's Plan Accounts from the Assignment Date to the Segregation Date.

(c) If the Participant has several Plan Accounts, the Executed DRO may provide information on how the Participant's Plan Accounts will be divided between the Participant and the Alternate Payee. If the Executed DRO is silent with regards to this provision, the Plan Administrator will not disqualify the Executed DRO, and the Alternate Payee's Plan Account will be credited with a pro rata portion of each of the Participant's Plan Accounts as of the Segregation Date. The only exception allowed will be the treatment of any outstanding loans, as described in section (e) below.

(d) The Alternate Payee's share of investments is determined on the Segregation Date, and a pro rata division of the investments on the Segregation Date will be applied. The only exception allowed will be the treatment of any outstanding loans, as described in section (e) below.

(e) If the DRO assigns a percentage of the Participant's Plan Account balance to the Alternate Payee, the DRO should specify whether the Participant's Plan loans, if any, will be included or excluded in the Participant's Plan Account balance when calculating the Alternate Payee's share of the Participant's benefits. The examples below show that including Plan loan value will increase the amount awarded to the Alternate Payee.

<u>Example 1 – 50% assignment, excluding loan balance</u>	
Participant's total Plan Account balance	\$100,000
Participant's outstanding loan balance	\$20,000
Participant's Plan Account balance excluding loans (\$100,000 - \$20,000)	\$80,000
50% assignment to Alternate Payee (0.5 x \$80,000)	\$40,000

<u>Example 2 – 50% assignment, including loan balance</u>

Participant's total Plan Account balance	$100,000
Participant's outstanding loan balance	$20,000
Participant's Plan Account balance including loans (loan is not subtracted)	$100,000
50% assignment to Alternate Payee (0.5 x $100,000)	$50,000

Please note that even if a portion of the Participant's Plan loan value is transferred to the Alternate Payee, no portion of the actual Plan loan (i.e., the obligation to pay it back) may be transferred to the Alternate Payee. The Participant will have to pay back the entire loan. Notwithstanding the foregoing, the amount of the award to the Alternate Payee shall not exceed 100% of the Participant's vested Accounts minus the value of any outstanding loan as of the Assignment Date ("net vested account"). If the amount awarded to the Alternate Payee exceeds 100% of the Participant's net vested account as of the Assignment Date, the amount of the award to the Alternate Payee shall be automatically reduced to not exceed that amount. In addition, any outstanding loan on or after the Assignment Date shall be allocated solely to the Participant, and payments of principal and interest on any such loan after the Assignment Date shall be allocated to the Participant's remaining benefit under the Plan.

If the DRO is silent on this matter, the Plan Administrator will administer the QDRO as if it specified that the Participant's Plan loans will be included in the Participant's account balance for this purpose.

(f) Prior to the segregation of the Participant's Plan Account, the Participant retains the right to direct the investments in their Plan Account. Upon segregation and establishment of the Alternate Payee's Plan Account, the Alternate Payee's award must be initially invested according to the Participant's investment elections on the Segregation Date. Once the segregation has been completed, the Alternate Payee will receive instructions to access their Plan Account. The Alternate Payee will be solely responsible for directing the investments of their Plan Account.

(g) The Alternate Payee is required to initiate any distribution from their Plan Account, unless the Executed DRO is submitted by a child support enforcement agency on behalf of an Alternate Payee who is a minor child. In that instance, the award to the Alternate Payee who is a minor child is established and distributed as designated in the Executed DRO.

(h) The Executed DRO may require that payment be made to an Alternate Payee in any benefit form otherwise available under the Plan to the Participant with the exception of certain annuities. A lump sum distribution is always allowed. If the Alternate Payee's total Plan Account balance is less than the minimum Account balance allowed under the Plan, then the Alternate Payee's total Plan Account balance will be distributed to the Alternate Payee in a lump sum automatically, according to Plan procedures at that time, after the Executed DRO is determined to be a QDRO and the segregation of the Participant's Plan Account has been completed.

(i) If deemed necessary by the Plan Administrator in determining the qualified status of an Executed DRO, the Plan Administrator may refer the matter to legal counsel to render advice as to whether or not the Executed DRO is a QDRO. Such referral may be a special circumstance requiring an extension of time pursuant to section 7.

5.3 Allocation of the QDRO Review and Determination Fee

(a) To cover the cost of reviewing and determining if a Draft DRO or an Executed DRO meets the qualifications to be a QDRO under the terms of the Plan and this QDRO Procedure, the Plan Administrator will deduct from the Participant's Plan Account balance a one-time QDRO review and determination fee equal to $300 per DRO. This fee applies even if the Draft DRO or Executed DRO is determined not to be a QDRO. The Executed DRO should specify how the fee should be allocated between the Participant's Plan Accounts and Alternate Payee's Plan Accounts. If the Executed DRO is silent on this matter, the Plan Administrator will administer the Executed DRO as if it specified that the fee will be equally divided between the Participant and the Alternate Payee and deducted from their respective Plan Accounts.

(b) Regardless of how an Executed DRO directs the fee to be allocated, when a Draft DRO or an Executed DRO is first submitted for review, the Plan Administrator will deduct the entire fee from the Participant's Plan Account. If the Executed DRO is approved as a QDRO, the Plan Administrator will reduce the amount of benefits assigned to the Alternate Payee by the portion of the fee, if any, that is allocated to the Alternate Payee.

(c) There may be situations where an additional $300 fee will be charged. For example, if there is more than one DRO and/or Executed DRO submitted for review covering different Alternate Payees, each additional DRO and/or an Executed DRO will result in another $300 fee.

5.4 Designation of a Beneficiary in Case of Death of the Participant or Alternate Payee

(a) Death of Alternate Payee - The Executed DRO can specify that if the Alternate Payee dies after the Executed DRO is issued but before the Alternate Payee has received payment of his or her entire Plan benefit, the benefit awarded under the Executed DRO shall be paid to the beneficiary (or beneficiaries) designated by the Alternate Payee pursuant to procedures established by the Plan Administrator and the terms of the Plan, provided that the Executed DRO is ultimately determined by the Plan Administrator to be a QDRO. If the Alternate Payee has not designated a beneficiary or if the designated beneficiary does not survive the Alternate Payee, the Alternate Payee's benefit will be paid to the Alternate Payee's estate in accordance with the terms of the Plan, provided that the Executed DRO is ultimately determined by the Plan Administrator to be a QDRO. If the Executed DRO is silent on this matter, the Plan Administrator will administer the Executed DRO as if it included this default provision.

(b) Death of Participant - The Executed DRO can specify that if the Participant dies after the Executed DRO is issued, the amount awarded to the Alternate Payee under the Executed DRO shall be paid to the Alternate Payee as specified in the Executed DRO, provided that the Executed DRO is ultimately determined by the Plan Administrator to be a QDRO. If the Executed DRO is silent on this matter, the Plan Administrator will administer the Executed DRO as if it included this default provision.

(c) Timing - An Executed DRO will not fail to qualify as a QDRO solely because it was submitted after the death of the Participant or Alternate Payee, as long as the Executed DRO otherwise would qualify as a QDRO.

6. Receipt of an Executed DRO

6.1 Upon receipt of an Executed DRO by QDRO Consultants (see Contact Information in section 3 above), the Plan Administrator will promptly notify the Participant with respect to whom the Executed DRO is made and any Alternate Payee, as specified in the Executed DRO, of the receipt of the Executed DRO. In addition, the Plan Administrator will place an administrative hold (as described in section 9 "Administrative Hold" below) on the Participant's Plan Accounts so that no distribution, withdrawals, or loans can be made until the Plan Administrator completes the QDRO review process and the Alternate Payee's benefit is segregated into the Alternate Payee's Plan Account.

6.2 Both the Participant and Alternate Payee have the right to designate authorized representatives to receive copies of notices that are sent by the Plan Administrator with respect to an Executed DRO. If representatives for the parties are designated in the Executed DRO, copies of notices will be provided to those representatives. If the Plan Administrator receives an Executed DRO that does not specify authorized representatives, but is received from a representative, (i.e., an attorney who has prepared the Executed DRO on behalf of the parties), that representative will be provided copies of notices related to the Executed DRO. Notwithstanding the above, either party may designate a representative to receive copies of notices by providing QDRO Consultants (see section 3 Contact Information) the name and contact information of the authorized representative.

6.3 A copy of any Executed DRO and all correspondence relating to an Executed DRO, including name and address changes for the Participant, Alternate Payee, and their authorized representatives for the purposes of the Executed DRO, should be directed to QDRO Consultants (see section 3 Contact Information).

7. Determination of Qualified Status of Executed DRO

7.1 The Plan Administrator will determine whether the Executed DRO is a QDRO within the meaning of ERISA section 206(d)(3) and Code section 414(p). Until otherwise prescribed by U.S. Treasury or Department of Labor (DOL) regulations, such reasonable period will ordinarily be the 90-day period immediately following the receipt of the Executed DRO. During this period, while the Plan Administrator is determining whether the Executed DRO is a QDRO, the Plan Administrator will separately account for the amounts that would be payable to an Alternate Payee under the terms of the Executed DRO during such period as if the Executed DRO had been determined to be a QDRO. If special circumstances require an extension of the time necessary to determine whether the Executed DRO is a QDRO, the 90-day period can be extended. This will be done by notifying the Participant, any Alternate Payee, and any representative of an Alternate Payee designated to receive notices, of the extension and the special circumstances requiring the extension at the respective addresses included in the Executed DRO. The total period within which the Plan Administrator will process the Executed DRO, inclusive of the preceding activities in this section, will not exceed 18 months from the first date that the Executed DRO would require payment to the Alternate Payee ("18-month review period").

7.2 If the Plan Administrator determines that the Executed DRO is a QDRO, the Plan Administrator will send an Approval Letter to the Participant, the Alternate Payee, and any authorized representative designated by either party to receive notices of the determination at the respective addresses indicated in the Executed DRO.

7.3 If the Plan Administrator determines that the Executed DRO is not a QDRO, the Plan Administrator will notify the parties and their legal representatives. The notice will include the reasons for the determination. The Plan Administrator will issue an adverse determination regarding the status of the Executed DRO to give the parties additional time to address the deficiencies in the Executed DRO.

8. Appeal of an Approved QDRO

8.1 Either party may appeal an approved QDRO determination. To do so, the appeal must (a) be in writing, (b) fully explain the issues in dispute, and (c) be received by QDRO Consultants within 30 days of the date on the Approval Letter. If neither party timely appeals, the Plan Administrator will administer the QDRO as provided in the Approval Letter.

8.2 During the 30-day appeal period, the parties will not be able to receive distribution of their Plan benefits. If the parties want to expedite the payment of their Plan benefits, they may waive their appeal rights if both parties complete and return to QDRO Consultants the waiver form that is included with the Approval Letter.

8.3 If either party timely appeals the QDRO determination, the parties will have 90 days from the date of the letter that QDRO Consultants sends acknowledging the appeal to submit and have the Plan Administrator approve an amended Executed DRO. The Plan Administrator, in its sole discretion, may extend the 90-day period by giving written direction to QDRO Consultants of such additional period. If the parties do not submit an amended Executed DRO or the amended Executed DRO is not approved as a QDRO by the end of the applicable extension period, the Plan Administrator will administer the originally approved QDRO according to its terms and the Approval Letter. The parties will not be permitted to receive their Plan benefits during the appeal period and any applicable extension.

8.4 If an Executed DRO is determined to be a QDRO, the Participant or the Alternate Payee can submit a new Executed DRO amending the previous QDRO, as long as such amended Executed DRO is provided to the Plan Administrator prior to the Segregation Date of the Participant's Plan Account to the Alternate Payee's Plan Account under the original QDRO. If an amended Executed DRO is submitted prior to the Segregation Date under the original QDRO, the Plan Administrator will complete its review of the subsequently filed Executed DRO, in accordance with this QDRO Procedure.

9. Administrative Holds

9.1 **Placing an Administrative Hold -** Administrative holds on the Participant's Plan Accounts under the Plan will be administered as described below:

(a) Upon receipt of a Draft DRO by QDRO Consultants, the Plan Administrator will put an administrative hold on the Participant's Plan Account so that no distributions, withdrawals, or loans can be made from the Participant's Plan Accounts until after the Plan Administrator receives an Executed DRO and has determined in accordance with these QDRO Procedures whether the Executed DRO is or is not a QDRO. If the Plan Administrator does not receive a final Executed DRO within 18 months from the date the Plan Administrator reviewed and responded to the Draft DRO, or received written communications from the parties or their legal representatives within the 18-month period described above that an Executed DRO will be submitted to the Plan

Administrator within a reasonable time, the administrative hold on the Participant's Plan Accounts may be removed.

(b) Upon receipt of an Executed DRO by QDRO Consultants, the Plan Administrator will put an administrative hold on the Participant's Plan Accounts so that no distributions, withdrawals, or loans can be made from the Participant's Plan Accounts. Such administrative hold shall serve as an indication of an Alternate Payee's potential interest in the Plan. Distribution of benefits not currently in payment status shall be restricted. The Participant will, however, be entitled to change investment elections, investment fund allocations, deferral percentages, and designate or change their beneficiary while the administrative hold is in effect.

(c) Upon receipt of any of the additional documents referred to below ("Additional Documents") by QDRO Consultants, the Plan Administrator will place an administrative hold on the Participant's Plan Accounts:

(1) Written notification of a potential claim on the Participant's Plan Account submitted by a potential Alternate Payee, the Participant, or their respective representatives.

(2) Receipt of a proposed or draft DRO, a decree of divorce, a property settlement agreement, joinder or other similar court document attempting to join the Plan as a party to a domestic relations proceeding, or other orders or document that attempts to place a hold on the Participant's Plan Accounts or indicates that the Participant's ex-spouse, spouse, child or dependent was or may be awarded an interest in the Participant's Plan Accounts.

(3) The request by either party or their legal representatives of a copy of the Plan's QDRO Procedures and/or model QDRO is not sufficient to place a hold on a Participant's Plan Accounts.

9.2 Removing an Administrative Hold

(a) Upon QDRO Consultant's receipt of one of the following documents, any administrative hold that has been placed on a Participant's Plan Accounts shall be removed by the Plan Administrator:

(1) A divorce decree, judgment, or property settlement agreement that unambiguously provides that the Participant be awarded all of his or her interest in the Plan.

(2) A subsequent court order that has vacated or terminated the QDRO.

(3) A written, signed, and notarized statement from the Alternate Payee or letter from his/her legal representative that waives or disclaims, in a manner satisfactory to the Plan Administrator, the Alternate Payee's interest in the Participant's benefit under the Plan. Waiver or disclaimer by an Alternate Payee or potential Alternate Payee in accordance with the preceding sentence shall only be accepted if the Plan Administrator has not determined that an Executed DRO is a QDRO. If a QDRO exists, the QDRO must be vacated or terminated by a subsequent court order before the hold will be released.

(4) Such other notices, documents, or information that the Plan Administrator determines are acceptable.

(b) In addition, any administrative hold that has been placed on a Participant's Plan Accounts upon receipt of one of the Additional Documents referred to in Section 9.1(c) above may be removed if the Plan Administrator does not receive an Executed DRO within 18 months from the date that the Plan Administrator reviewed and responded to the Additional Document.

10. Benefits Payable While Qualified Status is Being Determined

10.1 During any period in which the decision as to whether or not an Executed DRO is a QDRO is being determined by the Plan Administrator, any amount that would be payable to the Alternate Payee during such period if the Executed DRO had been determined to be a QDRO ("segregated amounts") will be separately accounted for and will not be made available to the Participant.

10.2 If the Executed DRO is determined to be a QDRO within 18 months after the date on which the first payment would be allowed under the QDRO, the segregated amounts, including any earnings (gains or losses) thereon, will be paid to the person or persons entitled to receive them under the QDRO.

10.3 If the Executed DRO is not determined to be a QDRO within the 18-month period, the segregated amounts, including any earnings (gains or losses) thereon, will be paid to the person or persons who would have received the amounts if the Executed DRO had not been issued, if any, and otherwise shall remain in the Participant's Plan Accounts.

10.4 Once an administrative hold is placed on the Participant's Plan Accounts and if the Participant had elected to receive cash payment of dividends on shares of Company Stock pursuant to Section 10.19 of the Plan document, the election will be automatically changed to dividend reinvestment until after the Alternate Payee's Plan Account has been established. If the QDRO provides or is deemed to provide that the Alternate Payee's Plan Account shall be credited with earnings (gains or losses), dividends reinvested that are attributable to the portion of Company Stock held in the Participant's Plan Account that is to be segregated for the benefit of the Alternate Payee shall be credited to the Alternate Payee's Plan Account.

11. Administration after QDRO Segregation

11.1 If an Executed DRO is determined to be a QDRO, any Alternate Payee under the QDRO is considered a "beneficiary" under the Plan for purposes of ERISA. The Plan Administrator will provide the Alternate Payee with any notices or statements to which a beneficiary is entitled under ERISA. Reference to "beneficiary" in this section pertains to the Alternate Payee as a beneficiary of the QDRO and does not indicate the beneficiary (i.e. person(s), charity, trust or estate) to receive the Plan benefits in case of death of the Participant or Alternate Payee.

11.2 If a new Draft DRO or an amended Executed DRO for the original Participant and Alternate Payee is received after the Segregation Date of a previous QDRO, the Plan Administrator will complete its review of the subsequently filed Draft DRO or Executed DRO, in

accordance with this QDRO Procedure. However, the administrative holds described in sections 9 would apply to both the Participant's and Alternate Payee's Plan Accounts.

11.3 Once an Executed DRO is approved as a QDRO, the parties have been notified and the Alternate Payee's Plan Account has been set up, the Alternate Payee (if eligible to receive a distribution) must contact Empower at 1-877-HRWELLS, option 1, 1, 1 to obtain the appropriate payment forms and instructions. The Alternate Payee generally cannot request distribution until after the end of the QDRO appeal period (see section 8 of this QDRO Procedure). The Alternate Payee should allow sufficient time subsequent to the expiration of the appeal period, or waiver of the appeal period, if earlier, for Empower to calculate and segregate the Alternate Payee's assigned benefit under the QDRO before contacting Empower. The Alternate Payee is required to initiate any distribution from their Plan Account, unless the Alternate Payee is a minor child. In that instance, the distribution to the minor is required to be initiated by the child support agency or person designated in the QDRO as being responsible to exercise the rights of the minor child.

Exhibit II

WELLS FARGO & COMPANY 401(k) PLAN

Claims Procedure
(Effective January 1, 2019, except where otherwise specified)

The following procedures will be used to review claims for benefits and any other claims filed by Participants or other individuals under ERISA with respect to the Plan:

1. Participant's Duty to Review Information

1.1 The Participant will receive periodic information regarding his or her Plan benefits (benefit statements, etc.). After the Participant's Termination of Employment, the Participant will receive information about his or her vested benefit and the time and manner in which it can be paid.

1.2 The Participant is responsible for promptly reviewing any information he or she receives regarding the Plan. If the Participant has any questions, or if the Participant believes the information is incorrect in any way, the Participant must notify the Plan Administrator within 60 days after receiving the information. Most such inquiries will be resolved informally, and the initial inquiry is not considered to be a formal claim under the terms of the Plan.

2. Claims and Appeals

2.1 If the Participant believes there is an error in his or her Account or in a distribution, believes he or she is entitled to different benefits from the Plan, or disagrees with any determination that has been made reflecting the Participant's benefits under the Plan, the Participant (or the Participant's authorized representative) may present a claim in writing for a review. The Participant's written claim should explain, as best he or she can, what the Participant wants and why the Participant believes he or she is entitled to it, and should include copies of any relevant documents. The Participant should specifically designate the claim as a "claim for benefits." The Participant should sign and submit the claim by mail or in person to the following address:

Wells Fargo & Company 401(k) Plan Administrator
Wells Fargo & Company
MAC N9310-112
550 South 4th Street
Minneapolis, MN 55415

3. Initial Review

3.1 Ordinarily, the Plan Administrator will respond to a claim within 90 days after receiving it. The Participant will receive either:
- A decision; or
- A notice describing special circumstances requiring a specified amount of additional time (but no more than 180 days from the day the Participant delivered the claim) to reach a decision.

3.2 If the Participant's claim is fully or partially denied, the Participant will receive a written notice specifying:
- The reasons for the denial;
- The Plan provisions on which the denial is based; and
- Any additional information needed from the Participant in connection with the claim and the reason such information is needed.

The Participant will also receive information about his or her right to request a review.

4. Appealing a Decision

4.1 If the Participant does not agree with the Plan Administrator's decision and the Participant wants to pursue the matter further, the Participant (or the Participant's authorized representative) must request that the decision be reviewed by the Plan Administrator by filing a written request for review within 60 days after receiving the notice that the claim has been denied. The Plan Administrator reserves the right to delegate its authority to review appeals.

4.2 The Participant's written appeal should describe all reasons why he or she believes the claim denial was in error, and should include copies of any documents the Participant wants considered in support of the appeal. The appeal will be decided based on the information in the file, so the Participant should make sure that the submission is complete. The Participant may request copies of (or reasonable access to) all pertinent Plan documents and other information relevant to the claim for benefits, free of charge. The Participant (or the Participant's authorized representative) may also present written statements explaining why the Participant believes he or she is entitled to the benefits claimed and any other information that supports the claim.

4.3 Generally, appeals will be reviewed within 60 days of receipt. However, if special circumstances require a delay, the review may take up to 120 days. The Participant will receive written notice of any delay. A decision regarding the appeal will be in writing and will specify the Plan provisions on which the decision is based.

4.4 All decisions of the Plan Administrator are binding and conclusive on all parties. The Participant does, however, have the right to bring a civil action under Section 502(a) of ERISA following an adverse decision on an appeal. If the Participant does not receive a decision within the specified time, the Participant should assume that the claim or appeal was denied on the date the specified time expired. The Participant may, at his or her own expense, have an attorney or other representative act on the Participant's behalf, but the Plan Administrator reserves the right to require a written authorization.

5. Claims Based on Disability

5.1 In general, the foregoing rules that apply to claims for benefits and review of claims also apply to claims for benefits and the review of claims for benefits based on disability. There are, however, certain different time frames and rules that apply to claims for benefits based on disability (other than disability determinations that have been made by the Social Security Administration):

- The time period for responding to a claim is shortened from 90 days to 45 days. The time to respond may be extended by 30 days and then an additional 30 days.

- The Participant must file the request for review within 180 days after the date the Participant received notice that the claim had been denied. The time period for responding to the claim is shortened from 60 to 45 days. The time to respond may be extended by 45 days.

- If a claim decision involving disability is based on medical judgment, when an appeal is filed, the Plan will consult with a health care professional who was not involved in the original decision and is not subordinate to the original decision maker.

- Effective April 1, 2018, before the Plan issues an adverse benefit determination on review on a disability benefit claim, the Plan Administrator shall provide the Participant, free of charge, with any new or additional evidence considered, relied upon, or generated by the Plan, insurer, or other person making the benefit determination (or at the direction of the Plan, insurer or such other person) in connection with the claim. Such evidence will be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided to give the Participant a reasonable opportunity to respond prior to that date.

- Effective April 1, 2018, before the Plan issues an adverse benefit determination on review on a disability benefit claim based on a new or additional rationale, the Plan Administrator shall provide the Participant, free of charge, with the rationale; the rationale will be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided to give the Participant a reasonable opportunity to respond prior to that date.

- Responses to claims for disability benefits under this Plan will conform to the applicable content and timing requirements in 29 CFR 2560.503-1.

If a claim for benefits relates to a disability, the Participant should contact the Plan Administrator for more information.

6. Deadline for Legal Action

6.1 Any lawsuit challenging a claim denial must be commenced within six months after the date on the denial letter. In addition to that six-month deadline, there is an additional "catch-all" limitation that applies to all lawsuits involving Plan benefits. Any such lawsuit must be commenced no later than two years after the Participant or other claimant first receives information that constitutes a clear repudiation of the rights the individual seeking to assert. This two-year limitation period will not run during the period of time, if any, when the claim is in the claims procedure process. Once that process is completed, however, the two-year period will continue running where it left off.

Exhibit III

WELLS FARGO & COMPANY 401(k) PLAN

Vesting Modifications

2016 Modifications

Rural Community Insurance Agency, Inc. -- divestiture closed, and Participants employed by this entity were 100% vested in their Plan Accounts, on March 31, 2016.

Peregrine Capital Management, LLC -- divestiture closed, and Participants employed by this entity were 100% vested in their Plan Accounts, on August 31, 2016.

Bryan, Pendleton, Swats & McAllister, LLC -- divestiture closed, and Participants employed by this entity were 100% vested in their Plan Accounts, on September 30, 2016.

Wells Fargo Global Fund Services, LLC -- divestiture closed, and Participants employed by this entity were 100% vested in their Plan Accounts, on December 1, 2016.

2017 Modifications

Wells Fargo Insurance Services USA, Inc. -- divestiture closed, and Participants employed by this entity were 100% vested in their Plan Accounts, on November 30, 2017.

Safehold Special Risk, Inc. -- divestiture closed, and Participants employed by this entity were 100% vested in their Plan Accounts, on November 30, 2017.

2019 Modifications

Eastdil Secured, L.L.C. – divestiture closed on October 1, 2019 and Participants employed by this legal entity became 100% vested in their Plan Accounts on October 1, 2019.

2021 Modifications

Wells Fargo Asset Management Holdings, LLC, Galliard Capital Management, Inc., Wells Fargo Funds Management, LLC, Wells Capital Management, Inc. and Wells Fargo Funds Distributor, LLC – divestiture closed on November 1, 2021 and Participants employed by these legal entities became 100% vested in their Plan Accounts on November 1, 2021.

WELLS FARGO & COMPANY
401(k) PLAN

(As Amended and Restated Effective January 1, 2026)

WELLS FARGO & COMPANY
401(k) PLAN

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